                                                                    Exhibit 2.1

DATED THE                          DAY OF                                  2002
--------------------------------------------------------------------------------


BETWEEN/

(1) THE PARTIES LISTED IN THE FIRST SCHEDULE

(2) CHARLES RIVER EUROPE GMBH

    AND

(3) CHARLES RIVER LABORATORIES INC.

--------------------------------------------------------------------------------

                            SHARE PURCHASE AGREEMENT
                   RE: BIOLOGICAL LABORATORIES EUROPE LIMITED
                            -------------------------

--------------------------------------------------------------------------------

                                EUGENE F. COLLINS
                                   SOLICITORS
                                 TEMPLE CHAMBERS
                               3, BURLINGTON ROAD
                                    DUBLIN 4
                              LM/JOR - 7JUNE, 2002

                                    I N D E X

SECTION                                                                                                   PAGE
SECTION 1.00          DEFINITIONS AND INTERPRETATION------------------------------------------------------   2
SECTION 2.00          SALE OF SHARES----------------------------------------------------------------------   8
SECTION 3.00          CONSIDERATION-----------------------------------------------------------------------   9
SECTION 4.00          COMPLETION AND PRE-COMPLETION CONDITIONS--------------------------------------------  12
SECTION 5.00          WARRANTIES--------------------------------------------------------------------------  21
SECTION 6.00          RESTRICTION ON THE VENDORS----------------------------------------------------------  37
SECTION 7.00          INDEMNITIES ------------------------------------------------------------------------  40

SECTION 8.00          VENDORS WARRANTY REGARDING TITLE TO SHARES------------------------------------------  41
SECTION 9.00          MR. MORAN'S WARRANTIES--------------------------------------------------------------  41
SECTION 10.00         ANNOUNCEMENTS-----------------------------------------------------------------------  43
SECTION 11.00         FURTHER ASSURANCE AND AVAILABILITY OF INFORMATION-----------------------------------  43
SECTION 12.00         CONTINUING OBLIGATIONS AND ASSIGNMENT-----------------------------------------------  44
SECTION 13.00         COSTS-------------------------------------------------------------------------------  44
SECTION 14.00         NOTICES-----------------------------------------------------------------------------  44
SECTION 15.00         SEVERABILITY------------------------------------------------------------------------  46
SECTION 16.00         ENTIRE AGREEMENT AND VARIATION------------------------------------------------------  46
SECTION 17.00         GENERAL PROVISIONS------------------------------------------------------------------  47
SECTION 18.00         GOVERNING LAW AND JURISDICTION------------------------------------------------------  48

FIRST   SCHEDULE               VENDORS--------------------------------------------------------------------  49
SECOND  SCHEDULE               DIRECTORS AND SECRETARY----------------------------------------------------  50
THIRD   SCHEDULE               SUBSIDIARIES---------------------------------------------------------------  51
FOURTH  SCHEDULE               DEED OF INDEMNITY----------------------------------------------------------  53
FIFTH   SCHEDULE               PROPERTIES-----------------------------------------------------------------  54
SIXTH   SCHEDULE               WARRANTIES-----------------------------------------------------------------  55
SEVENTH SCHEDULE               SERVICE AGREEMENTS--------------------------------------------------------- 116
EIGHTH  SCHEDULE               IRREVOCABLE PROXY --------------------------------------------------------- 119
NINTH   SCHEDULE               ENVIRONMENTAL INDEMNITY---------------------------------------------------- 120
TENTH   SCHEDULE               PART A - MORAN PROPERTY MAP
                               PART B - SECOND MORAN PROPERTY MAP
ANNEXURE A                     MEMORANDUM AND ARTICLES OF ASSOCIATION
                               OF THE COMPANY AND THE SUBSIDIARIES

ANNEXURE B                     AUDITED (CONSOLIDATED) ACCOUNTS

ANNEXURE C                     ACCOUNTING PRINCIPLES OF BIOLOGICAL LABORATORIES EUROPE LIMITED

THIS AGREEMENT is made the     day of                       2002
BETWEEN the several persons whose names and addresses are set out in the first column of the FIRST SCHEDULE (together called the "Vendors" which expression shall include the legal personal representatives and successors thereof) of the first part

AND

CHARLES RIVER EUROPE GMBH (the "Purchaser") a company incorporated under the laws of Germany with its principal place of business at Stolzenseewag 32, D88353, Kissleg, Germany of the second part;

AND

CHARLES RIVER LABORATORIES INC. an American company having its principal place of business at 251, Ballardvale Street, Wilmington, MA01887, United States of America (the "Guarantor") of the third part.

W H E R E A S:-

A. Biological Laboratories Europe Limited (the "Company") is a limited company which was incorporated in Ireland on the 10th day of January, 1994 under certificate number 211641 and at the date hereof has an authorised share capital of euro 1,245,079.02 divided into 775,200 Ordinary shares of euro 1.50 each and 64,800 Cumulative Redeemable Preference Shares of euro 1.269738 each of which 345,400 Ordinary Shares of euro 1.50 each and 64,800 Cumulative Redeemable Preference Shares of euro 1.267938 each are issued and are fully paid. The 64,800 Cumulative Redeemable Preference Shares of euro 1.267938 each are non-voting.

B. The Vendors are together the legal and beneficial owners of the entire issued and allotted ordinary share capital of the Company as set out in
         Part I of the FIRST SCHEDULE such share capital being registered in the register of members of the Company in the manner set out in Part I of the FIRST SCHEDULE.

C. The Vendors have agreed to sell and the Purchaser or its directly or indirectly wholly owned subsidiary has agreed to purchase the Shares (as herein defined) on the terms and conditions contained in this Agreement.

D. The SECOND SCHEDULE contains particulars of the Directors and Secretary of the Company and the Subsidiaries at the date hereof.

E. The Memorandum and Articles of Association of the Company and the Subsidiaries as at the date hereof are in the form annexed hereto as ANNEXURE A and signed on behalf of the parties for the purpose of identification.

F. The Company is the registered and beneficial owner of the entire issued share capital of those companies listed in the THIRD SCHEDULE.

G. The Guarantor is joined as a party to this Agreement for the purposes of Section 5.19 and for no other reason.

NOW in consideration of the mutual covenants conditions agreements warranties and payments hereafter set forth and provided for IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:-

                   SECTION 1 - DEFINITIONS AND INTERPRETATION

1.1.     DEFINITIONS

         In this Agreement and in the Schedules the following words and expressions shall unless otherwise expressly stated or unless the context otherwise requires have the following meanings:-

         THE "ACCOUNTS" means the audited Balance Sheet as at the Relevant Date and the audited profit and loss account for the year ended on the Relevant Date of each of the Group Companies including in the case of the Group the audited consolidated Balance Sheet as at the Relevant Date and the audited consolidated profit and loss account for the period ended on the Relevant Date, including in each case the directors' and auditors' reports thereon and any notes thereto together with all documents which are required by law to be attached thereto copies of which are attached hereto as ANNEXURE B;

         THE "ADDITIONAL CONSIDERATION" means the sum of euro 2,000,000;

         "ASSOCIATE" means any person firm or company excluding the Company:-

         (a) which is controlled by the person concerned; or

         (b) of which the person is an officer ; or

         (c) who is the spouse, parent, issue, brother or sister of the person;

         THE "BALANCE SHEET" in relation to each of the Group Companies means its audited balance sheet as of the Relevant Date;

         "BUSINESS DAY" means any day except Saturdays and Sundays on which banks in the City of Dublin are open for business;

         the "COMPANY" means the company referred to in recital A hereof;

         the "COMPANY'S AUDITORS" means Russell Brennan Keane, RBK House, Irishtown, Athlone, Co. Westmeath;

         the "COMPLETION ACCOUNTS" means the accounts referred to in Section 3.2(a) hereof;

         the "COMPANIES ACTS" means the Companies Acts, 1963 to 2001 together with all orders and regulations made thereunder;

         "COMPLETION" means completion of the sale and purchase of the Shares pursuant and in accordance with Section 4;

         the "CONSIDERATION" shall be the figure ascertained in accordance with
         Section 3.1;

         "CHARLES RIVER LEGAL OPINION" means a legal opinion in the Agreed Terms from the in-house legal counsel to Charles River Laboratories Inc. as to the authority and capacity of the Guarantor to enter into its obligations under Section 5.19 of this Agreement;

         "CHARLES RIVER GROUP" means Charles River Laboratories Inc., its subsidiaries and any Holding Company of any of its subsidiaries and any company in which any of the aforesaid directly or indirectly, holds or controls 50% or more of the issued voting share capital or voting stock or voting rights or holds or controls 50% or more of the rights to a return of capital or profits or controls the composition of the board of directors and "Member of the Charles River Group" shall be construed accordingly;

         "CUMULATIVE REDEEMABLE PREFERENCE SHARES" means 64,800 Cumulative Redeemable Preference shares in the issued Share Capital of the Company;

         THE "DEED OF INDEMNITY" means a deed in the form set out in the FOURTH SCHEDULE;

         THE "DIRECTORS" means the persons listed in the SECOND SCHEDULE;

         THE "DISCLOSURE LETTER" means the letter of even date herewith from the Warrantors to the Purchaser disclosing information constituting exceptions to the Warranties;

         "ENVIRONMENTAL INDEMNITY" means the Indemnity in the form set out in the NINTH SCHEDULE;

         "EURO" AND "euro" means the lawful currency for the time being of Ireland;

         THE "GENERAL WARRANTIES" means those warranties set out in Clause 1 to 46 inclusive of the SIXTH SCHEDULE;

         the "GROUP COMPANIES" means the Company and the Subsidiaries or where the context so requires any one or more thereof and "Group" shall mean the Company and the Subsidiaries and "Member of the Group" shall be construed accordingly;

         "HOLDING COMPANY" means a holding company as defined under Section 155 of the Companies Act 1963;

         THE "INTELLECTUAL PROPERTY" means all patent, patent applications, trade mark, trade mark applications, trade names, designs, copyright, know-how, technical knowledge and information or other similar industrial or commercial rights used by or owned by any of the Group Companies in connection with any part of the business of any of the Group Companies anywhere in the world and whether registered or not but excluding for the avoidance of doubt the Ovagen Intellectual Property and the intellectual property the subject of the Patent Licence;

         the "MERGERS ACT" means the Mergers & Take-Overs (Control) Acts, 1978 to 2002;

         the "MINISTER" means the Minister for Enterprise, Trade & Employment;

         "MORAN AND CAULFIELD LETTER" means a letter of even date in the Agreed Terms from Mr. Leonard Moran and Ms Catherine Caulfield to the Purchaser;

         "NET ASSETS" means the total assets of the Group less the total liabilities of the Group and less any provisions for liabilities and charges and government grants not released to the profit and loss account;

         "NET CASH" means the cash in hand and the Company's deposits repayable on demand to the Company, less overdrafts;

         "OVAGEN OPTION" mean the option in the Agreed Terms concerning the issued share capital of Ovagen International Limited and the Ovagen Intellectual Property;

         "OVAGEN INTELLECTUAL PROPERTY" means technical knowhow. patents, patent applications, trade mark, trade mark applications, tradenames, designs, copyright, technical knowledge and information or other similar industrial or commercial rights used by or owned by Ovagen International Limited (or any of the people it employs or any of its directors or shareholders) in connection with the Ovagen Project.

         "OVAGEN PROJECT" means a project established by Ovagen International Limited and/or its shareholders to establishing a sustainable germ free chicken which is derived by surgical procedure.

         "PATENT LICENCE" means an agreement in the Agreed Terms amending the Patent Licence dated 11 June, 1998 between the Company, Leonard Moran, Catherine Caulfield and Martin Murphy;

         "PENSION ACTS" means the Pensions Act 1990 to 2002;

         THE "PROPERTIES" means the properties of the Group Companies short particulars of which are set out in the FIFTH SCHEDULE;

         "PURCHASER'S AUDITORS" means PricewaterhouseCoopers;

         "PURCHASER'S SOLICITORS" means Eugene F. Collins;

         "RELEVANT BUSINESS" means the business of researching and testing medical products, animal breeding, animal research, veterinary trials and testing of medical products for animal and human use and all business which may be carried on in connection with foregoing.

         the "RELEVANT DATE" means 31 January, 2002;

         THE "SHARES" means the entire issued and allotted ordinary share capital of the Company;

         the "SUBSIDIARIES" means the companies, certain details of which are listed in the THIRD SCHEDULE and a "Subsidiary" means a subsidiary as defined in Section 155 of the Companies Act, 1963;

         "SDCA" means the Stamp Duties Consolidation Act, 1999;

         "TAXATION" includes (without limiting the generality of the same) all forms of taxation, duties, imposts, levies and rates whatsoever and whether of Ireland or elsewhere including (but without limitation) income tax, corporation tax (including any additional duty to corporation tax and any surcharge), corporation profits tax, advance corporation tax, capital gains tax, capital acquisitions tax, residential property tax, value added tax, customs and other import and export duties, excise duties, pay related social insurance (PRSI), social welfare and social insurance contributions, payroll taxes generally, rates and water rates, withholding tax, deposit interest retention tax, dividend withholding tax and any and all other taxes, levies, duties or impositions whether similar to, replaced by or replacing any of them or otherwise and any penalty, charge and interest included in or relating to any tax assessment or liability therefor and whether incurred as principal, agent or trustee and regardless of whether such taxes, penalties, charges and interest are directly or primarily chargeable against or attributable to any of the Group Companies or any other person, firm or companies and all costs, charges, interest, fines, penalties, surcharges and expenses in addition or relating thereto and the expression "tax" shall be construed accordingly;

         "TCA" means the Taxes Consolidation Act, 1997 (as amended);

         the "TAX WARRANTIES" means those warranties set out in Clauses 47 to 172 inclusive of the SIXTH SCHEDULE;

         "VENDORS AUDITORS" means Russell Brennan Keane;

         "VENDORS' SOLICITORS" means Arthur Cox;

         "WARRANTIES" means the General Warranties and the Tax Warranties set out in Section 4.00 and the SIXTH SCHEDULE.

         "WARRANTORS" means the Vendors.

1.2      INTERPRETATION

1.2.1 Words and phrases the definition of which is contained or referred to in the Companies Acts shall be construed as having the meanings thereby attributed to them.

1.2.2 References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification) and shall also include any subordinate legislation made from time to time under those provisions.

1.2.3 Reference to the singular includes reference to the plural and vice versa and reference to the masculine gender includes reference to the feminine and neuter genders and vice versa.

1.2.4 Unless the context otherwise requires, reference to any section, clause, sub-clause, paragraph, recital, schedule or annexure is to a section, clause, sub-clause, paragraph, recital, schedule or annexure (as the case may be) of or to this Agreement.

1.2.5 Any reference to a document as being in Agreed Terms shall mean a document in terms agreed between the parties thereto or their respective Solicitors and initialled by them for the purpose of identification.

1.2.6 All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.2.7 All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by any of the Vendors or the Warrantors being an individual shall be binding upon that Vendor or Warrantor and upon his or her personal representatives and estate.

1.2.8 The headings contained in this Agreement, the Schedules hereto and in the index to this Agreement, are inserted for convenience of reference only and shall not in any way form part of nor affect or be taken into account in the construction or interpretation of any provisions of this Agreement or the Schedules.

1.2.9 The Schedules to this Agreement shall form part of this Agreement and the expression "this Agreement" as used in any of the Schedules shall mean this Agreement.

1.2.10 All references to Schedules and Annexures shall be deemed to be references to Schedules and Annexures to this Agreement.

1.2.11 Words such as "hereunder", "hereto", hereof" and "herein" and other words commencing with "here" shall unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular section or clause thereof.

1.2.12 For the purposes of this Agreement and of the Deed of Indemnity and of the Disclosure Letter a matter shall be treated as being within the knowledge, information or belief of the Warrantors or the Vendors', if such matter is within the knowledge, information or belief individually or collectively of the Vendor's Solicitors or Vendor's Auditors and any statement such as "so far as the Warrantors are aware" or "so far as the Vendors are aware" or "to the best of the knowledge information or belief of the Warrantors" or "to the best of the knowledge, information or belief of the Vendors" shall be construed accordingly.

1.2.14 Reference in this Agreement to writing or similar expressions include where the context so admits transmission by telecopier or comparable means of communication.

1.2.15 Reference to a document includes that document as amended or supplemented from time to time.

1.2.16 All reference in this Agreement to costs, charges or expenses include any value added tax or similar tax charged or chargeable in respect thereof.

1.2.17 Each party has had the opportunity to take legal advice on this Agreement so that no term shall be construed "contra proferentem"

1.2.18 The descriptions set out in square brackets in paragraphs 47 to 172 of the SIXTH SCHEDULE in relation to certain taxation provisions are for convenience of reference only and shall not affect or limit the interpretation of any provision of those paragraphs.

1.2.19 Reference to any tax in respect of income or profits or gains or chargeable gains earned accrued or received on or before a particular date or in respect of a particular period shall include any tax in respect of income or profits or gains deemed to have been or treated as earned, accrued or received at or before that date or in respect of that period;

1.2.20 References in the context of taxation to the result of acts, omissions or transactions occurring or effected prior to Completion shall include the combined result of two or more acts, omissions or transactions of which one or more shall have occurred or been effected prior to Completion and provided that any acts, omission or transactions which occur or are effected post Completion shall have occurred or been effected in the ordinary course of business post Completion;

                           SECTION 2 - SALE OF SHARES

2.1 Subject to the terms and conditions of this Agreement, each of the Vendors shall sell as legal and beneficial owner and the Purchaser shall purchase the Shares (either in its own name or in the name of its nominee) in reliance on the Warranties, the Deed of Indemnity, the Environmental Indemnity and the other provisions of this Agreement free from all liens, charges, equities and encumbrances and together with all rights now or hereafter attaching thereto which shares are set out opposite the Vendors' names in the third column of Part I of the FIRST SCHEDULE.

2.2 The Purchaser shall not be obliged (but shall be entitled at its sole discretion) to complete the purchase of any of the Shares unless the purchase of all of the Shares is completed simultaneously.

2.3 The execution by the Vendors of this Agreement shall constitute a consent by each of them in relation to the sale of the Shares and each of the Vendors hereby irrevocably waives all rights of pre-emption (if any) conferred on him / her or otherwise in relation to the Shares.

                            SECTION 3 - CONSIDERATION

3.1 The Purchase Price for the Shares shall consist of , and be payable as follows:

         (a) The sum of euro 22,500,000 (twenty two million five hundred thousand euro) shall be paid on Completion in accordance with
             Section 4.8 to the Vendors' Solicitors for and on behalf of the Vendors; and

         (b) A further sum of not more than euro 2,500,000 (two million five hundred thousand euro) ("the Retention Amount") or such lesser amount as may be determined under Section 3.2(a) to (g) inclusive will be payable in accordance with the terms of Section 3.2 (a) to
             (g) inclusive; and

         (c) The Additional Consideration shall be paid in accordance with the terms of Section 3.3;

         Provided always that payment of any sum due hereunder to the Vendors' Solicitors shall be a complete discharge of the Purchaser's obligation to make any payment to the Vendors and payment to the Vendors' Solicitors shall be deemed to be a payment to the Vendors and the Purchaser shall have no further liability hereunder in respect thereof. The Vendors acknowledge and irrevocably accept these terms.

COMPLETION ACCOUNTS

3.2 (a) As soon as reasonably practicable after Completion and in any event no later than 30 Business Days after Completion, the Company shall produce a set of completion accounts of the Company and the Subsidiaries consisting of profit and loss for the period from 1 February, 2002 to Completion and a balance sheet as at Completion with appropriate notes thereto as at Completion (the "Completion Accounts") which

             Completion Accounts shall state the Net Assets position and Net Cash position of the Company and the Subsidiaries at Completion.

         (b) Upon finalisation of the Completion Accounts (that is no later than 30 Business Days after Completion) a copy of the final Completion Accounts shall be delivered by the Purchaser to Mr. Moran for and on behalf of the Vendors for review together with written confirmation of the amount of the Retention Amount (if any) due hereunder.

         (c) Subject to the terms of Section 3.2 (g) below in the event:-

             (i) That the Net Assets of the Company and the Subsidiaries on Completion as per the Completion Accounts is less than euro 8,800,000 or the Net Cash of the Company and the Subsidiaries as at Completion is less than euro 1,400,000 then the full amount of the Retention Amount shall not be due or payable to the Vendors but the Retention Amount shall be reduced by each euro that the Net Cash and/or the Net Assets (as the case may be) as per the Completion Accounts are less than the aforesaid figures provided that if the deficit in the Net Assets and / or the Net Cash is euro 2,500,000 or more then no sum shall be due to the Vendors and the Retention Amount shall be retained by the Purchaser; or

             (ii) That the Net Assets of the Company and the Subsidiaries on Completion as per the Completion Accounts is euro 8,800,000 or more AND the Net Cash of the Company and the Subsidiaries as at Completion is euro 1,400,000 or more then the Purchaser shall pay the full amount of the Retention Amount to the Vendors' Solicitors for and on behalf of the Vendors at the same time as the Completion Accounts are delivered to Mr. Moran under
                         Section 3.2(b) above.

             3.2(d) (i)  If the Completion Accounts are such that the Retention
                         Amount will be reduced or that no payment will be made both as provided under and pursuant to Section 3.2(c)(i) above then Mr. Moran may within 10 Business Days of receipt of the Completion Accounts signify by notice in writing ("a Dispute Notice") to the Purchaser that he is not satisfied with the Completion Accounts. Mr. Moran and the Purchaser shall then endeavour to reach agreement upon same within a further 14 Business Days of service of such Dispute Notice ("the Initial Period") and upon agreement the relevant sum shall subject to the terms of Section 3.2(g) below be paid to the Vendors' Solicitors for and on behalf of the Vendors.

                    (ii) If Mr. Moran (in accordance with the terms of 3.2d(i) above) does not serve a Dispute Notice within 10 Business Days of receipt of the Completion Accounts then, the Completion Accounts shall be deemed to be accepted and the Purchaser shall subject to the terms of Section 3.2 (g) below then make the relevant payment under 3.2(c)(i) above if any (and as calculated by the Purchaser) to the Vendors' Solicitors on behalf of the Vendors and there shall be no further obligation on the Purchaser to make any payment in respect of the Retention Amount.

                    (iii) If Mr. Moran has served a Dispute Notice in accordance with the terms of 3.2(d)(i) above and Mr. Moran and the Purchaser cannot agree the Completion Accounts within the Initial Period, then the parties shall refer the matter to an agreed independent Chartered Accountant of no less than 10 years standing (the "Expert") to determine the figures. If the parties cannot agree on such person within a period of 14 Business Days after the Initial Period then either Mr. Moran or the Purchaser may request the President of the Institute of Chartered Accountants in Ireland (or in the event of him being unwilling or unable to act then the next senior person who is willing and able to so act) to appoint such Expert to determine the issues and settle the dispute. Each of Mr. Moran and the Purchaser shall be entitled to make submissions to the Expert within a period of 21 Business Days following his appointment. The Expert shall determine the matter and shall provide a copy of his determination to each of the parties which determination shall be final and binding save in the case of manifest error or fraud but subject to the terms of Section 3.2 (g) below. Pending the determination of the Expert there shall be no obligation on the Purchaser to make any payment under this Agreement in respect of the Retention Amount and regardless of determination of the Expert the Purchaser shall never be obliged to make any payment exceeding the Retention Amount.

                    (iv) Each party shall pay the Expert's costs in the proportion as the Expert shall determine based on his findings.

                    (v) The Expert acts as an expert and not as an arbitrator.

         3.2(f)   BASIS OF PREPARATION OR COMPLETION ACCOUNTS:

                  The Completion Accounts shall be prepared on a basis consistent with that adopted in preparing the annual accounts of the Company for the three years ended 31 January, 2002 (save in the case of deferred tax whereby FRS 19 rather than SSAP 15 shall be applied). The accounting policies used shall be the policies as detailed in ANNEXURE C.

         3.2(g) Notwithstanding the provisions of Section 3.2(a) to (e) above inclusive the Vendors hereby agree that the Purchaser shall be entitled to withhold an amount of euro 1 million from any amount due to the Vendors under Section 3.2(a) to (e) above inclusive and shall be entitled to retain that amount so withheld for a period of 6 months from the date on which any payment was due under Section 3.2(a) to (e) above inclusive. Any amount so withheld may be used by the Purchaser solely for the purpose of discharging any claim under the Environmental Indemnity which arises after the date hereof or which arises in the period of 6 months as aforesaid. In the event that any claim is made under the Environmental Indemnity then the Purchaser shall be entitled to use the amount so withheld to discharge that claim and shall not be obliged to pay any amount so used to the Vendors. In the event that after the period of 6 months there has been no claim under the Environmental Indemnity or some of the amount withheld has not been used by the Purchaser then, the amount not used to discharge a claim will be paid to the Vendors Solicitors for and on behalf of the Vendors which payment (if any) shall be a complete discharge of the Purchaser's obligations under
                  Section 3.2. The provisions of this Clause are without prejudice to any right that the Purchaser has to pursue a claim under the Environmental Indemnity.

ADDITIONAL SHARE CONSIDERATION

3.3 The Additional Consideration shall be payable by the Purchaser in the following amounts to two of the Vendors only being, Mr. Moran and Ms. Caulfield on the following dates:-

         (a) The sum of euro 333,333.33 (Three hundred and thirty three thousand, three hundred and thirty three euro and thirty three cent) shall be payable to Mr. Moran and the sum of euro 333,333,33 (Three hundred and thirty three thousand, three hundred and thirty three euro and thirty three cent) shall be payable to Ms. Caulfield both on the first anniversary of Completion;

         (b) The sum of euro 333,333.33 (Three hundred and thirty three thousand, three hundred and thirty three euro and thirty three cent) shall be payable to Mr. Moran and the sum of euro 333,333.33 (Three hundred and thirty three thousand, three hundred and thirty three euro and thirty three cent) shall be payable to Ms. Caulfield both on the second anniversary of Completion; and

         (c) The sum of euro 333,333.33 (Three hundred and thirty three thousand, three hundred and thirty three euro and thirty three cent) shall be payable to Mr. Moran and the sum of euro 333,333.33 (Three hundred and thirty three thousand, three hundred and thirty three euro and thirty three cent) shall be payable to Ms. Caulfield both on the third anniversary of Completion.

                SECTION 4 - COMPLETION AND PRE-COMPLETION MATTERS

4.1 Subject to the provisions of this Section, Completion shall take place at the offices of the Purchaser's Solicitors on the date hereof.

4.2 Completion shall not take place unless and until the satisfactory fulfilment and/or performance (as the case may be) contemporaneously with, or prior to Completion, of the following matters:-

         A. the parties shall have notified the transactions hereby provided for to the Minister pursuant to the Mergers Act and shall have responded to any queries raised by the Minister in respect thereof and pursuant thereto either:-

             (i) the Minister shall have stated in writing that the Minister has decided not to make an order under Section 9 of the Mergers Act in relation to the sale and purchase herein; or

             (ii) the Minister shall have stated in writing that the Minister has made an order under Section 9 of the Mergers Act prohibiting the sale and purchase herein except on certain conditions which the Purchaser approves of in writing; or

             (iii) three months shall have elapsed from (a) the last date on which all the enterprises involved in the sale and purchase herein shall have notified the Minister or (b) the last date on which any further information requested by the Minister shall have been furnished to the Minister, whichever is the later and the Minister not having made any order in relation to the sale and purchase herein within that time;

         B. Forbairt, Enterprise Ireland, Udaras Na Gaeltachta and Mayo County Enterprise Board having confirmed in writing to the Purchaser to its reasonable satisfaction and to the Company their consent to the proposed acquisition by the Purchaser of the Shares and in each case that it does not propose to cancel, revoke or rebate any grant paid or payable to any of the Group Companies or terminate any lease with any of the Group Companies as a result of the acquisition by the Purchaser of the Shares and in the case of Forbairt only it confirming that the rights attaching to the Cumulative Redeemable Preference Shares in the capital of the Company are as provided for in the Agreement dated 30 September, 1998 between Messrs. Moran, Catherine Caulfield, Eugene Caulfield, Ann Chandler and Mr. Derek Tavernor;

         C. The written consent of Ulster Bank Limited to the purchase by the Purchaser of the Shares having been obtained and confirmation from Ulster Bank Limited that its floating security over the company's undertaking, property and assets has not crystallised and it is not actually aware of any matter that might lead to such crystallisation;

         D. The Purchaser shall have received all such consents and/or approvals of governmental and other agencies which it shall reasonably deem to be necessary in connection with the purchase of the Shares and such consents and/or approvals shall:-

             (i) be received in terms reasonably satisfactory to the Purchaser; and

             (ii)  remain in full force and effect on Completion.

         E. No government or governmental supranational or state agency or regulatory body or trade union or works council or any other person or organisation having:-

             (i) instituted or threatened any action, suit or investigation to restrain, prohibit or otherwise significantly challenge the completion by the Vendors or the Purchaser of any of the transactions contemplated by this Agreement; or

             (ii) threatened to take any action adverse to the interests of the Vendors, any of the Group Companies or the Purchaser as a result or in anticipation of any such transaction; or

             (iii) enacted any statute or regulation which would prohibit, materially restrict or materially delay completion of any such transaction.

         F. The Vendors having procured the unconditional release without any continuing liability of any guarantees or indemnities given by any of the Group Companies for any obligations of the Vendors or any of them or any third parties.

         G. The Company and Mr. Moran, Ms. Caulfield and Martin Murphy having agreed the terms of the Patent Licence;

         H. The Purchaser having carried out and being satisfied with the outcome of its due diligence, including an environmental audit of the Properties;

         I. The Vendors having satisfied the Purchaser that the relevant Group Companies have good and marketable title to the Properties and that the Properties are adequately separated from adjoining Properties and that the relevant Group Companies have all necessary easements, leases and other rights in or over property necessary for the carrying out of the business of the relevant Group Companies and all requisite planning permissions and bye-law approvals.

4.3 The Purchaser shall be entitled to waive compliance with the provisions of Clause 4.2 in whole or in part as it sees fit save in respect of the provisions of sub-clauses A.

4.4      Upon Completion the Vendors shall:-

         A. Deliver to the Purchaser for itself and, where appropriate, as agent for each of the Group Companies:-

             (i) transfers of the Shares duly executed by the registered holders thereof in favour of the Purchaser or as it may direct together with the relative covering share certificates or in the case of any lost share certificate an indemnity in lieu thereof in terms satisfactory to the Purchaser or its nominee;

             (ii) any waivers, consents or other documents required to vest in the Purchaser the full beneficial ownership of the Shares and to enable the Purchaser to procure them to be registered in the name of the Purchaser and/or its nominees;

             (iii) the resignations of the directors and the secretary of each of the Group Companies, with a written acknowledgement under seal from each of them in the Agreed Terms that he has no claim against the relevant Group Company in respect of breach of contract, compensation for loss of office, redundancy, unfair or wrongful dismissal or on any other ground whatsoever in respect of such resignation;

             (iv) insofar as they are not in the custody of the Company, all the financial and accounting books and records of each of the Group Companies;

             (v) a letter in the Agreed Terms duly executed by the Vendors confirming that all management or other agreements between the Vendors and any of the Group Companies have been terminated and that there are no sums due to the Vendors or claims outstanding or pending under any such agreements save for any sums due to the Vendors in respect of salary as a result of them being employees of the Company;

             (vi) the Deed of Indemnity duly executed by the Covenantors named therein and each of the Group Companies together with the Disclosure Letter duly executed by the Warrantors;

             (vii) all the statutory books, minute books and other record books (duly written up to date) of each of the Group Companies and their Certificates of Incorporation and any Certificates of Incorporation on Change of Name and common seals together with any cancelled share certificates;

             (viii) all other documents of record and other documents and papers of the Group Companies including all available documents of title to the Properties and all other agreements and contracts of whatsoever nature or kind in its possession or under its control including (without prejudice to the generality of the foregoing) the originals of the following licences/certificates:-

                    (a) Current Certificate of Registration of the Properties
                        under the Cruelty to Animals Act, 1876; and

                    (b) Current Certificate of Good Laboratory Practice;

             (ix) certificates in respect of all issued shares in the capital of each of the Subsidiaries and transfers of all shares in any Subsidiary held by any nominee in favour of such persons as the Purchaser shall direct;

             (x) bank statements or other suitable information showing the financial position of each of the Group Companies with their bankers at close of business on the Business Day immediately prior to Completion;

             (xi) service agreements between the Company and Ms. Caulfield and the Company and Mr. Moran in the form set out in the SEVENTH SCHEDULE DULY EXECUTED;

             (xii)  any power of attorney under which any document is executed;

             (xiii) the resignation in writing of the existing auditors of each of the Group Companies acknowledging that they have no claim against the particular Group Company arising from their resignations and containing a statement that there are no circumstances connected with their resignation which they consider should be brought to the notice of the members or creditors of the Group Companies (or any of them);

             (xiv) the audited accounts for the Group Companies for the year ended 31 January, 2002 approved and signed by the Directors and Auditors and copies of the Annual General Meeting Minutes for each of the Group Companies as held together;

             (xv)    the Patent Licence duly executed by all parties thereto;

             (xvi) the original written consent in the Agreed Terms of Forbairt and any other grant bodies and Ulster Bank Limited such consents being referred to in Section 4.2 B and C respectively;

             (xvii) Releases of Guarantees if any pursuant to Section 4.2F duly executed;

             (xiii) all company credit cards of the Vendors and all Company cheque books will be delivered to the Purchaser;

             (xix) the acknowledgements and assignments signed and referred to in Section 4.6 C, D and E;

             (xx) executed irrevocable proxies in accordance with Section 4.9 hereunder;

             (xxi)   the Ovagen Option in the Agreed Terms duly executed;

             (xxii) the Moran and Caulfield Letter in the Agreed Terms duly executed;

             (xxiii) the Environmental Indemnity in the Agreed Terms duly executed; and

         B. Procure that the following business is transacted at properly constituted meetings of the directors of each of the Group Companies (as the case may be):-

             (i) (in the case of the Company only) the Directors will approve the transfers of the Shares for registration and the entry of the transferees in the register of members of the Company, in each case subject only to the transfers being subsequently presented duly stamped;

             (ii) (in the case of the Subsidiaries) the directors of the Subsidiaries will approve the transfers referred to in sub-clause (ix) of Clause 4.4A for registration subject only to those transfers being subsequently presented duly stamped;

             (iii) the Deed of Indemnity and the Environmental Indemnity will be approved and executed under seal by each of the Group Companies;

             (iv) any person nominated by the Purchaser for appointment as a director or the secretary of any of the Group Companies will be so appointed;

             (v) the resignations referred to in Clause 4.4A(iii) (Directors) and (xiii) (Auditors) shall be submitted and accepted;

             (vi) the service agreements referred to in Clause 4.4A(xi) shall be approved and executed on behalf of the relevant Group Company;

             (vii) all relevant bank mandates of the Group Companies shall be amended in accordance with the Purchaser's instructions;

             (viii)  the Purchaser's Auditors shall be appointed auditors;

             (ix) The Patent Licence shall be approved and executed under Seal of the Company;

4.5 The Vendors shall on Completion give to each of the Group Companies (as the case may be) such notice as is required by Section 53 of the Companies Act, 1990 in the case of those Vendors who are directors and/or secretary of a Group Company.

4.6 The Vendors undertake with the Purchaser that upon or before Completion each of the Vendors will:

         A. repay and fulfil or procure there to be repaid and fulfilled to each of the Group Companies all sums and liabilities which are owing incurred or outstanding to each of the Group Companies at Completion by him or by any Associate of himself;

         B. return to each of the Group Companies any item of its property in the possession or control of himself or any Associate of himself;

         C.  confirm in writing that;

             (i) neither he nor any such Associate has any claim, entitlement or rights whatsoever (whether contractual, tortuous, statutory or otherwise howsoever) against any of the Group Companies (other than in respect of any amounts due to him in respect of salary as employee of the Company) or in respect of any of the Shares;

             (ii) that none of the Group Companies is in any way obliged or indebted to him or to any such Associate (other than in respect of any amounts due to him in respect of salary as employee of the Company); and

             (iii) that save as specified in the confirmation in writing neither he nor any such Associate owns or has any interest in any item which is then or has been at any time during the six months preceding Completion used in the business of any of the Group Companies ;

         D. assign and procure that such of his Associates as the Purchaser may specify assign to the Company or to any Subsidiary thereof (as the case may be) any rights in any Intellectual Property now or then held by him which is used in the business of any of the Group Companies other than the Irish Patent Number S80644 entitled Flea breeding apparatus and system.

         E. acknowledge in writing and undertake that neither he nor any Associate of his then has, or at any time during the six months preceding Completion has had, any right to use or any other right or interest in or relating to any such Intellectual Property referred to in D above other than the Irish Patent Number S80644 entitled Flea breeding apparatus and system.

         F. procure that any guarantee, indemnity or other obligation of any kind incurred by any of the Group Companies to any person for the account of any of the Vendors or any Associate of any of the Vendors is effectively discharged and released to the reasonable satisfaction of the Purchaser and upon signature of this Agreement will deliver to the Purchaser written confirmation in agreed form confirming that any discharges and/or releases required by this paragraph have been delivered to the Purchaser or that there are no such guarantees, indemnities or other obligations in existence which require release under this paragraph and each Vendor hereby agrees to indemnify each of the Group Companies and the Purchaser and keep each of the Group Companies and the Purchaser indemnified (in respect of his not complying with the foregoing paragraphs 4.6A to F (inclusive)) against any loss or liability incurred by any of the Group Companies and/or the Purchaser which the Group Companies and or the Purchaser would not have incurred had the foregoing paragraphs 4.6 A to F (inclusive) been wholly complied with in respect of that particular Vendor.

         PROVIDED THAT nothing in this clause or in any document entered into pursuant to this clause shall:-

         (i) require the return to any of the Group Companies of any chattel held by any of the Vendors or any of their Associates to enable him more effectively to perform his duties to any of the Group Companies; or

         (ii) apply to any claim, entitlement, right, obligation, indebtedness or interest disclosed in the Disclosure Letter (including any so specified which relate to his employment by any of the Group Companies).

4.7 Following Completion and pending registration of the Purchaser or its nominees as the registered holder of the Shares the Vendors declare that so long as they remain the registered owner of any of the Shares they will stand and be possessed of same and the dividends and other distributions of profits or surplus or other assets in respect thereof and all rights arising out of or in connection therewith in trust for the Purchaser. To give full effect to the provision of this Section the Vendors shall on Completion give to the Purchaser an irrevocable proxy in the form set out in the EIGHTH SCHEDULE, to allow the Purchaser to exercise all rights in relation to the Shares which a registered owner thereof can exercise.

4.8      Provided that the Vendors shall comply with all their obligations under
         Section 4 hereof the Purchaser shall on Completion:_

         (a) Pay to the Vendors' Solicitors the sum of euro 22,500,000 (twenty two million five hundred thousand euros) by electronic transfer of funds and the Vendors hereby acknowledge and accept that payment by the Purchaser to the Vendors' Solicitor shall be a complete discharge of the Purchaser of its obligation to make such payment; and

         (b) Deliver the Charles River Legal Opinion.

                             SECTION 5 - WARRANTIES

5.1 The Warrantors hereby jointly and severally warrant and represent to and undertake with the Purchaser and its successors in title in relation to each of the Group Companies in the terms set out in the SIXTH SCHEDULE subject only to any exceptions fairly and accurately disclosed in the Disclosure Letter, and in the documents annexed thereto. No document or matter or information shall be deemed to have been disclosed to the Purchaser except to the extent that it is either accurately and fairly set out in or (in the case of a document) annexed to the Disclosure Letter. The Vendors acknowledge that the Purchaser has entered into this Agreement on the basis of and in reliance upon the Warranties. The Warranties shall be separate and independent and shall not be limited by reference to any other paragraph of the SIXTH SCHEDULE or by anything in this Agreement. Liability under any Warranty shall not be confined to breaches discovered before Completion nor in any way be modified or discharged by Completion. Reference in the Warranties to "the Company" shall include each company in the Group.

5.2 The Warrantors jointly and severally warrant that all information relating to the Group Companies (or any of them) which is known to the Vendors or would on reasonable enquiry be known to the Vendors and as to the business affairs, assets and liabilities of each of the Group Companies has been disclosed in the Disclosure Letter to the Purchaser.

5.3 Save in the case of fraud or wilful concealment, the Vendors hereby irrevocably undertake (in the event of any claim being made against them (or any of them) in connection with the sale of the Shares to the Purchaser) not to make any claim against any of the Group Companies, or against any director or employee of any of such companies on whom they may have relied before agreeing to any term of this Agreement or authorising any statement in the Disclosure Letter, and the Vendors agree with the Purchaser (as trustee for the Company) to waive any rights the Vendors may have in respect of any misrepresentation inaccuracy or omission in or from any information or advice supplied or given by any of the Group Companies or their respective directors or employees for the purposes of or in connection with the giving of the Warranties and the preparation of the Disclosure Letter. None of the information supplied by any of the Group Companies or their professional advisers prior to the date of this Agreement to the Vendors or their agents, representatives or advisers in connection with the Warranties or the contents of the Disclosure Letter or otherwise in relation to the business or affairs of any of the Group Companies shall be deemed a representation warranty or guarantee of its accuracy by any of the Group Companies or any of their employees to the Vendors and accordingly the Vendors waive any claim against any of the Group Companies or their employees which they might otherwise have in respect of it.

5.4      Notwithstanding the provisions of Clause 5.1:-

         A. The Warrantors shall not be liable in respect of any breach of the Warranties if and to the extent that the loss occasioned thereby has been recovered under the Deed of Indemnity or the Environmental Indemnity;

         B. The liability of the Warrantors pursuant to the General Warranties (save the Tax Warranties) shall expire on the third anniversary of Completion save as regards any alleged breach of any of the Warranties in respect of which notice in writing (containing such details of the event or circumstance giving rise to such claim as are available to the Purchaser and an estimate (if capable of preparation by the Purchaser) of the total amount of the Warrantors' liability therefor) shall have been served on the Warrantors (or any of them) prior to that date PROVIDED ALWAYS that there shall be no such time limit insofar as any claim relates to or is delayed as a result of fraud, wilful misconduct, dishonesty or wilful concealment or where any claim relates to title to the Shares or the right of the Vendors to sell the Shares free from all encumbrances of any kind

         C. The liability of the Warrantors pursuant to the Tax Warranties shall expire on the seventh anniversary of Completion save as regards any claim for breach of any of the Tax Warranties in respect of which notice in writing (containing such details of the event or circumstance giving rise to such claim as are available to the Purchaser and an estimate (if capable of preparation by the Purchaser) of the total amount of the Warrantors' liability therefor) shall have been served on the Warrantors (or any of them) prior to that date PROVIDED ALWAYS that there shall be no such time limit insofar as any claim relates to or which arose as a consequence of or is delayed as a result of fraud, wilful misconduct, dishonesty or wilful concealment.

         D. Any claim in respect of which notice shall have been given in accordance with sub-clause 5.4 B and/or sub-Clause 5.4 C shall, if it has not been previously satisfied, settled or withdrawn be deemed to have been irrevocably withdrawn and lapsed unless proceedings in respect of such claim have been issued and served on the Vendors (or any of them) or their process agent Messrs Arthur Cox, Solicitors, not later than the expiry of the period of 12 (twelve) months from and including the date of such notice.

         E. The Warrantors shall not be liable under the Warranties in respect of any claim:-

             (i) unless the aggregate amount of all claims for which the Warrantors would otherwise be liable under this Agreement and the Deed of Indemnity and the

                     Environmental Indemnity exceeds euro 100,000 but if liability exceeds that figure then all claims including claims previously notified, shall accrue against and be recoverable in full from one euro upwards from the Warrantors PROVIDED THAT in the case of any claim relating to the Vendors' title to or the status or validity of the Shares or any claim which arose as a consequence of or is delayed as a result of fraud, wilful misconduct, dishonesty or wilful concealment the liability of the Warrantors shall be without limitation; or

             (ii) to the extent that the aggregate amount of the liability of the Warrantors for all claims made under the Warranties and the Deed of Indemnity and Environmental Indemnity would thereby exceed euro 27,000,000 or such lesser figure as may actually have been paid hereunder by the Purchaser as a result of the operation of the provisions of Section 3.2 but without prejudice to the Purchaser's rights to recover all sums up to and including euro 27,000,000 (or such lesser figure as may actually have been paid hereunder by the Purchaser as a result of the operation of the provisions of Section 3.2) PROVIDED ALWAYS THAT in the case of any claim relating to the Vendors' title to or the status and validity of the Shares or any claim which arose as a consequence of or is delayed as a result of fraud, wilful misconduct, dishonesty or wilful concealment the liability of the Warrantors shall be without limitation; or

             (iii) to the extent that such liability arises solely by reason of an increase in the rate of Taxation after Completion; or

             (iv) to the extent that a specific provision or reserve in respect of the liability was made in the Accounts or in the Completion Accounts provided that this exemption may be used only once in respect of a specific provision or reserve; or

             (v) to the extent that such liability is in respect of tax and which tax is attributable to income or profits of the Group Companies in respect of the period between the Relevant Date and Completion and for which any of the Group Companies is primarily liable and which arose in the ordinary course of business of the Group Companies between the Relevant Date and Completion; or

             (vi) to the extent that such liability arises due to a breach of any new legislation not in force at the date hereof; or

             (vii) to the extent that and only to the extent that the Purchaser or any of the Group Companies is entitled to recover and has recovered any loss or damage suffered by the Purchaser or any of the Group Companies arising out of such claim under the terms of any insurance policy for the time being in force but provided always that nothing in this sub-section shall prevent the Purchaser from being able to claim any amount from the Warrantors which is not recoverable under such insurance policies plus any tax and costs reasonably and properly incurred in such recovery;

             (viii) to the extent that such claim would not have arisen but for a voluntary transaction, act or omission effected by the Purchaser or the Company at any time after Completion which the Purchaser knew or ought reasonably to have known would give rise to the claim other than any such transaction, act or omission:

                     (a) carried out in the ordinary course of business; or

                     (b) carried out under a binding commitment (whether legally binding or not) created before Completion; or

                     (c) carried out as a result of a request (not initiated by or on behalf of the Purchaser) by a regulatory authority (including without limitation the Revenue Commissioners) to comply with any law or any statute or carried out in order to comply with any law; or

                     (d) carried out with the knowledge of the Vendors (or any
                         of them);

             (ix) to the extent that such claim would not have arisen but for the winding up of, or the cessation of, or any material change in the nature or conduct of, any trade carried on by the Company where the Purchaser knew or ought reasonably to have known such change or cessation or winding up would create such liability being a winding up, cessation or change occurring on or after Completion but excluding a winding up, cessation or change resulting directly from a claim under the Warranties or the Deed of Indemnity or the Environmental Indemnity;

             (x) to the extent that any income, profits or gains (after payment of any tax thereon) to which that claim is directly attributable were accrued or earned or actually received by the Company and are available to the Company at Completion and are not provided for in the Accounts or in the Completion Accounts and continue to be available to the Company at the time of the claim but provided that any such income profit or gains is net of any tax payable by the Company or any Group Company thereon;

             (xi) to the extent that such claim is or could be off-set, reduced, or otherwise relieved by any tax relief which is available to the Company at Completion and which has not been previously identified in the Accounts or the Completion Accounts and which has not been withdrawn or clawed back and which is and will continue to be available to the Company;

             (xii) to the extent that (and only at the date when) any Taxation for which a Group Company is actually assessed is actually reduced or extinguished (and is not and cannot be clawed back or reclaimed by any taxation authority or other authority in which case no allowance or credit will be given to the Warrantors under this clause or any credit given to the Warrantors shall be disallowed) as a result of any such claim or liability and after deducting the costs and any additional Taxation incurred or suffered by a Group Company as a consequence of claiming such reduction or extinguishment but provided that claiming any such reduction or extinguishment will not prejudice the Purchaser or the Group Companies tax affairs or tax planning; or

             (xiii) to the extent that the claim is attributable (in whole or in part and if in part to the extent thereof) to, or is increased as a direct result of, a change made after the date of Completion in the accounting policies or the length of any accounting period for taxation purposes of the Purchaser or the Group Company; or

             (xiv) If and to the extent that such claim occurs or is increased as a result of any change in legislation after the date of this Agreement or the withdrawal after the date of this Agreement of any published concession or published general practice previously made by the Revenue Commissioners or any other Taxation Authority (within Ireland) but for the avoidance of doubt the foregoing exclusion shall not extend to the Revenue Commissioners ruling of the 20 August, 1996 or the Company's entitlement to manufacturing relief prior to Completion or post Completion with retrospective effect to periods prior to Completion;

             (xv) to the extent that such liability arises by reason of the voluntary withdrawal post Completion of any claim, election, surrender or disclaimer made or notice given by the Company prior to the date hereof where the Purchaser knew or ought reasonably to have known that such withdrawal of any such claim, election, surrender or disclaimer would give rise to such claim;

5.5 To the extent that the same subject matter is dealt with by more than one of the Warranties and a payment is made by the Warrantors (or any of them) to the Purchaser as a result of a claim by the Purchaser based on any one or more of the Warranties such payment shall preclude a further claim by the Purchaser in respect of the same subject matter and the same loss or damage based on another of the Warranties.

5.6 The amount of any successful claim against the Vendors under this Agreement or the Deed of Indemnity or the Environmental Indemnity shall be deemed to constitute a reduction in the Consideration.

5.7 The rights and remedies of the Purchaser in respect of a breach of any of the Warranties and the Deed of Indemnity and the Environmental Indemnity shall not be affected:

         A.  by the sale and purchase of the Shares; or

         B. by any event or matter whatsoever save a specific and duly authorised written waiver and release by the Purchaser; or

         C. by any investigation, audit, inquiry or examination made by or on behalf of the Purchaser or the Guarantor at any time whether before or after the date of this Agreement;

         and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

5.8 All sums payable by the Warrantors to the Purchaser under this Agreement shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any such deductions or withholdings are required by law the Warrantors shall be obliged to pay to the Purchaser such sums as will after such deduction or withholding has been made leave the Purchaser with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. In the event of any sum as deducted or withheld being recovered in whole or in part by the Purchaser then the Purchaser shall pay the amount recovered (less any costs incurred in such recovery and taxation thereon) over to the Vendors when received up to the amount so deducted or withheld.

5.9 For the purposes of the SIXTH SCHEDULE hereof all references to the Company shall mean and include where the context so admits or requires:-

         (a) each Subsidiary; and

         (b) the Company and its Subsidiaries.

         and is without prejudice to the definition of Group Companies.

5.10 The Purchaser warrants to the Vendors that at the date hereof it is not actually aware of any matter giving rise to a claim under the Warranties, the information or details of which the Purchaser has not made available to the Vendors (or some of them) or their advisers or brought to the attention of the Vendors (or some of them) or their advisers.

5.11 No breach or breaches of any of the Warranties or any covenant or undertaking contained in this Agreement or under the Deed of Indemnity or the Environmental Indemnity shall give rise to any right on the part of the Purchaser to rescind this Agreement after Completion but this shall not prejudice the right of the Purchaser to claim for any loss or damages and shall not prejudice the Purchaser or the Group Companies (or any of their) rights or limit their rights under this Agreement or the Deed of Indemnity or the Environmental Indemnity.

5.12 Where the Purchaser or the Company has a claim against a third party (including without limitation any taxation authority) in relation to any matter which has given rise to a claim in respect of a Warranty under this Agreement and in respect of which the Vendors have paid and discharged in full their liability therefor to the Purchaser, then subject as hereinafter provided, the Purchaser shall use all reasonable endeavours to recover any amounts due from any such third party and shall forthwith upon such recovery reimburse the Vendors the amount so recovered up to the amount paid by the Vendors under this Agreement (less any costs incurred in such recovery and less any tax on any amount recovered) PROVIDED HOWEVER that the Vendors shall indemnify the Purchaser against all costs, expenses, legal or otherwise reasonably incurred by the Purchaser which shall be discharged by the Vendors on an ongoing basis upon demand, provided further that the Purchaser shall verify to the reasonable satisfaction of the Vendors any such costs and expenses.

5.13 Nothing in this Section 5 shall derogate from the Purchaser's obligation to mitigate any loss which it or the Company suffers in consequence of a breach of the Warranties and the Purchaser covenants with the Vendors that it will and will procure that the Company will take all reasonable steps insofar as is within its power to do so to mitigate any loss or liability in respect of any claim under the Warranties.

5.14 If in respect of any claim the liability of the Purchaser or the Company is contingent then the Warrantors shall not be under any obligation to make any payment in respect thereof unless and until such time as the contingent liability ceases to be contingent and becomes actual and provided always that notwithstanding the expiration of any time limits in respect of making claims hereunder or issuing proceedings or making payments, the Vendors shall, once the contingent liability becomes actual be liable for such liability and to make the appropriate payment notwithstanding the expiration of any time limits hereunder provided any such claims are made with the stated time limits as herein set-out.

5.15 The Warrantors shall be liable to make any payment in respect of any claim for a breach of the warranties on the payment date, which shall be ascertained as follows:-

         ten Business Days after the amount of such claim shall have been agreed by the parties as provided hereunder or adjudged as payable by a court with jurisdiction to hear such dispute and from which there is no right of appeal for either party unless, a court orders payment at an earlier date.

5.16 In the event that the Warrantors at any time after the date hereof shall wish to take out insurance against the Warrantors' liability hereunder the Purchaser undertakes to provide such reasonable information as the prospective insurer may reasonably require before effecting such insurance provided that first the insurer enters into a confidentiality agreement on terms reasonably satisfactory to the Purchaser and provided that the Purchaser shall have no obligation under this clause if in its reasonable opinion such disclosure of information would or could prejudice any of the then Group Companies or the Purchaser in any way.

5.17     PURCHASER'S UNDERTAKINGS AND ACKNOWLEDGEMENT THE GUARANTEE

5.17.1 The Purchaser shall procure that the Vendors shall be given within seven days of a written request being made by the Vendors specific information in relation to the Company in respect of the period prior to Completion which is necessary to allow the Vendors file any personal tax returns PROVIDED ALWAYS that the Purchaser shall not be obliged to disclose any information which it reasonably believes is confidential or the disclosure of which could be harmful or detrimental to any of the Group Companies.

5.17.2 The Purchaser acknowledges and agrees that the Vendors make no warranty to it save only as and to the extent expressly set out in the Warranties in the SIXTH SCHEDULE to this Agreement and save for any representations made by the Vendors (or any of them) in any documents to be delivered on Completion or to be delivered post Completion arising out of this transaction.

5.18     The Purchaser warrants and undertakes that:-

         (a) it has the requisite powers and authorities to enter into and perform its obligations under this Agreement;

         (b) this Agreement constitutes valid and binding obligations of the Purchaser in accordance with its terms;

         (c) the execution and delivery of, and the performance by the Purchaser of its obligations under this Agreement will not:

             (i) result in a material breach of, or constitute a material default under, any material agreement to which the Purchaser is a party or by which it is bound; or

             (ii) result in a material breach of any order, judgment or decree of any court or governmental agency to which the Purchaser is a party or by which it is bound; or

             (iii) require the Purchaser to obtain any consent or approval of, or give any notice to or make any registration with any governmental or other authority which has not been obtained or made prior to Completion on an unconditional and irrevocable basis (save for any legal or regulatory entitlement to revoke the same other than for fraudulent misrepresentation or misstatement by or on behalf of the Purchaser);

         (d) it is acting as principal and not as agent or broker for any other person and, save as previously disclosed in writing to the Vendors, immediately following its purchase of the Shares, at Completion no person other than the Purchaser is legally or beneficially interested in the Shares;

5.19     GUARANTEE

         5.19.1 The Guarantor hereby guarantees the due, complete and punctual performance by the Purchaser of its obligations under and pursuant to Section 3.1(b) and 3.1 (c) only of this Agreement subject always to the terms of Moran and Caulfield Letter prevailing in respect of the Purchaser's obligations under Section 3.1(c) and 3.3 of this Agreement (the "Guaranteed Obligations").

         5.19.2 If the Purchaser shall default in the performance of any of the Guaranteed Obligations then the Guarantor shall, subject to Section 5.19.6 herein, upon a written demand being made on the Guarantor discharge forthwith such of the Guaranteed Obligations as shall not have been but should have been performed or discharged at the time the written demand is made upon the Guarantor.

         5.19.3 The Guarantor's Obligations under Section 5.19.1 are those of a mere surety.

         5.19.4 The Guarantor's liability under Section 5.19.1 shall not be discharged, released, diminished, impaired or otherwise affected by:

                  (a) the winding-up, dissolution, examination or
                      re-organisation of the Purchaser;

                  (b) any time, waiver or other indulgence whatsoever being
                      granted or agreed to be granted to the Purchaser or the Guarantor or any other person in respect of all or any of the Guaranteed Obligations.

         5.19.5   The Guarantor represents and warrants to the Vendors that:-

                  (a) the Guarantor has the necessary power and authority to enter into and deliver this Guarantee and to perform the Guarantor's obligations hereunder and that all necessary actions to authorise the execution, delivery and performance of this Guarantee and to observe and perform the Guarantor's obligations under this Guarantee have been taken;

                  (b) this Guarantee constitutes legal, valid and binding
                      obligations of the Guarantor;

                  (c) the execution and delivery by the Guarantor of this
                      Guarantee and the performance and observance by the Guarantor of the Guarantor's obligations hereunder do not and will not violate or result in a breach of, or exceed any power granted to the Guarantor under:-

                      (i) the Guarantor's memorandum and articles of association or other equivalent constitutional documents

                      (ii) any law, rule or regulation to or by which the Guarantor is subject or bound;

                      (iii) any judgement, order, injunction, determination,
                            award or ruling of any court or arbitrator or any judicial, administrative or governmental authority to or by which the Guarantor is subject or bound;

5.19.6 The Vendors shall not be entitled to enforce this Guarantee without first making a written demand upon the Purchaser.

                     SECTION 6 - RESTRICTION ON THE VENDORS

6.1 For the purpose of assuring to the Purchaser the full benefit of the businesses and goodwill of each of the Group Companies each of the Vendors undertakes with the Purchaser and its successors in title in relation to the Shares for itself and as trustee for the Company and with each of the Group Companies that:-

         A. for the period of two years from the date of Completion each Vendor will not within Ireland either on its own behalf or in conjunction with or on behalf of any person, firm or company carry on or be engaged concerned or interested either directly or indirectly in carrying on the Relevant Business (other than by way of bona fide investments or holding of shares not exceeding 5 per cent in nominal value of any class or share capital of a company whose share or loan capital is quoted or listed or regularly dealt in a recognised Stock Exchange) other than as an employee of any of the Group Companies;

         B. for the period of two years from the date of Completion each Vendor will not either on its own account or in conjunction with or on behalf of any other person, firm or company solicit or entice away from any of the Group Companies any officer or manager or employee whether or not such person would commit a breach of his contract of employment by reason of leaving service provided that this clause 6.1B shall not be construed so as to prevent or restrict the Vendors (or any of them) from employing any such person who approaches any of the Vendors or initiates a request to any of the Vendors for employment without direct or indirect solicitation on the Vendor's part or so as to prevent or restrict the Vendors (or any of them) from soliciting or initiating an offer of employment to any such person whose employment with any of the Group Companies has been terminated by the action of a Group Company or whose employment will terminate on the expiration of any notice period in relation to which notice of termination had been served by a Group Company at such time or from employing any person who applies to the Vendors (or any one of them) for employment in response to a public advertisement offering employment;

         C. for the period of two years from the date of Completion either on its own account or in conjunction with or on behalf of any other person solicit the custom of any customer of any of the Group Companies who is a customer of the Group Companies at Completion or use the Vendors' information of or influence over any such customer or any person firm or company known to it as contracting with or having dealings with any of the Group Companies to or for its own benefit or that of any other person firm or company in competition with any of the Group Companies;

         D. the Vendors shall not be involved either directly or indirectly with any company or business which has in its name, or part of its name, regardless of the language used, the word "Biological Laboratories" or "Entomology" or "Saotharlanna Bitheolaiocha Idirnaisiunta Teoranta" or any variation, derivative or abbreviation thereof or any similar name in such a form or style as would tend to cause confusion of identity with any Group Companies in the minds of the public;

         E. the Vendors will not indicate in any manner whatsoever, in any trade, business or operation any past association or relationship with any of the Group Companies; and

         F. each Vendor shall procure that no company owned or controlled by such Vendor or any one or more of them (and insofar as such Vendor is able to ensure the same none of its subsidiaries or associated companies) shall act in such a way as would be a contravention of the obligations contained in this paragraph.

         PROVIDED ALWAYS and for the avoidance of doubt the provisions of Sections 6.1A and B shall not prevent certain of the Vendors from continuing their involvement in the development of the Ovagen Intellectual Property or receiving income pursuant to the Patent Licence.

6.2 Each Vendor agrees to keep all confidential information of the Group Companies confidential including without prejudice any of the trade secrets, secret or confidential operations, processes or dealings or any other confidential information concerning any of the Group Companies or any confidential information relating to client or customers of the Group Companies involving but not limited to customer lists and names, sales targets and statistics, market and share statistics, survey and reports and pricing information relating to sales and purchases by any Group Company until such time as the same shall fall into the public domain otherwise than by reason of a breach of this undertaking;

6.3 The restrictions contained in Clause 6.1 and 6.2 are considered reasonable by the parties and no greater than is necessary for the protection of the goodwill of the business and the value of the shareholdings in the Company but in the event that any such restriction or any part thereof shall be found to be void but would be valid if some part thereof were deleted or the period of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and effective.

6.4 The Vendors hereby declare that the benefit of each of the above agreements and obligations on their part shall be deemed to be separate and severable and enforceable by the Purchaser accordingly.

6.5 The Vendors acknowledge that the remedy at law for any breach, or threatened breach, of any of the restrictions contained in Section 6 of this Agreement will be inadequate and, accordingly, the Vendors covenant and agree that the Purchaser shall, in addition to any other rights or remedies which the Purchaser may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Vendors (or any of them) from any breach of such clause and such equitable and injunctive relief may be granted without the necessity of proving actual damages

         Such right to obtain equitable and injunctive relief may be exercised, at the option of the Purchaser concurrently with, prior to, after or in lieu of, the exercise of any other rights or remedies which the Purchaser may have as a result of any such breach or threatened breach.

                             SECTION 7 - INDEMNITIES

7.1 The Warrantors hereby jointly and severally indemnify and agree to keep indemnified the Purchaser and the Group Companies on demand against all costs, claims, damages, losses, liabilities of any kind whatsoever and expenses which they or any of them may incur out of or in connection with any transaction, sale, contract agreement or disposal or acquisition of any kind having been entered into by any of the Group Companies with Biological Laboratories (Ballina) Limited, Company Number 52235 ("Ballina") and/or Biological Laboratories Limited, Company Number 109325 and/or Seragon Limited, Company Number 107290 and/or as a result of any of the Group Companies having as directors or shareholders individuals who were directors or shareholders of Ballina and/or Biological Laboratories Limited and/or Seragon Limited and/or as a result of any of the directors or shareholders of any of the Group Companies being connected in any way to Ballina and/or Biological Laboratories Limited and/or Seragon Limited.

7.2 The Warrantors shall not be liable under the Indemnities in Section 7.1 to the extent that the aggregate amount of the liability of the Warrantors for all claims made under the Indemnities in Section 7.1, the Warranties and the Deed of Indemnity and the Environmental Indemnity would thereby exceed euro 27,000,000 or such lesser figure as may actually have been paid hereunder by the Purchaser as a result of the operation of the provisions of Section 3.2 but without prejudice to the Purchaser's rights to recover all sums up to and including euro 27,000,000 (or such lesser figure as may actually have been paid hereunder by the Purchaser as a result of the operation of the provisions of Section 3.2) PROVIDED ALWAYS that in the case of any claim relating to the Vendors' title to or the status and validity of the Shares or any claim which arose as a consequence of or is delayed as a result of fraud, wilful misconduct, dishonesty or wilful concealment of the liability of the Warrantors shall be without limitation.

             SECTION 8 - VENDORS' WARRANTY REGARDING TITLE TO SHARES

8.1 The Vendors hereby jointly and severally warrant that they are the registered and beneficial owners of the entire issued and allotted ordinary and voting share capital of the Company in the amounts specified in the FIRST SCHEDULE hereto and the Shares are fully paid up and each of the Vendors have the right and authority to sell and transfer the full legal and beneficial ownership thereof to the Purchaser on the terms set out in the Agreement and free from any charge, lien or encumbrance of any kind and without the consent of any third party and no party has any right or interest of any kind in the Shares.

                        SECTION 9 - MR. MORAN'S WARRANTY

9.1 Mr. Moran hereby undertakes with and warrants to the Purchaser that the Company has an option (the "Option") to purchase from Mr. Moran the property specified in the map attached to Part A of the TENTH SCHEDULE hereto (the "Moran Property") at a price of no more than euro 152,369 and that such Option is legal valid and enforceable against Mr. Moran by the Company and can be exercised at any time in the next 10 years by the Company.

9.2      RIGHT OF FIRST REFUSAL

         9.2.1 Mr. Moran is the absolute owner of the unencumbered freehold interest in the property specified in the map attached to Part B of the TENTH SCHEDULE ("the Second Moran Property"). Mr. Moran hereby agrees that if he wishes at any time after the date hereof to sell or otherwise dispose of or transfer title to the Second Moran Property he shall not do so without first offering the Second Moran Property to the Purchaser so that the Purchaser has a right of first refusal over the said property.

         9.2.2 The price at which Mr. Moran shall offer the Second Moran Property for sale to the Purchaser shall be at "fair market value" as agreed between the Purchaser and Mr.

                  Moran or if they fail to agree for 7 Business Days such fair market value as assessed by an independent auctioneer agreed to by the Purchaser and Mr. Moran or in the event of a failure to agree on the identity of such independent auctioneer within a further 10 Business Days then such independent auctioneer (the "Independent Auctioneer") as appointed by the President of the Institute of Auctioneers in Ireland (or in the event of him being unwilling or unable to do so the next senior person who is so willing to do so). The determination by the Independent Auctioneer shall be final and binding save in the case of manifest error. If the Purchaser on determination of the Fair Market Value by the Independent Auctioneer does not wish to purchase the Second Moran Property then the Purchaser shall not be obliged to so purchase. If Mr. Moran on determination of the fair market value by the Independent Auctioneer does not wish to sell the second Moran Property then Mr. Moran shall not be obliged to so sell in such circumstances but he shall not be entitled to sell the Moran Property to any one else without first offering it to the Purchaser on the same terms (including price) as he would offer such property to such other person.

         9.2.4 Any sale of the Second Moran Property shall be subject to the then current Law Society Standard Conditions of Sale and based upon the then current conveyancing practice with regard to purchase and sale of land.

                           SECTION 10 - ANNOUNCEMENTS

10.1 No announcement or information concerning this sale and purchase, the contents of or existence of this Agreement, the negotiations leading thereto or the circumstances in respect thereof or any ancillary matter shall be made or released before or after Completion to the public or to the press (international, national, provincial, local or trade) or the suppliers, customers or employees of any of the Group Companies by any of the parties hereto without the prior written consent of the other parties (not to be unreasonably withheld or delayed) PROVIDED that nothing shall restrict the making by the Purchaser of any statement or disclosure or announcement which it may be required by law or called for by the requirements of any recognised Stock Exchange or prevent the Purchaser from providing any information necessary to any tax authority in relation to the Purchaser's tax affairs and nothing shall restrict the Vendors from providing any information necessary to any tax authority in relation to a Vendor's tax affairs.

         SECTION 11 - FURTHER ASSURANCE AND AVAILABILITY OF INFORMATION

11.1 The Vendors shall (and shall procure insofar as it lies within their powers of procurement that any other necessary parties shall) perform such acts (other than stamping) and execute such documents as may be reasonably required on or after Completion by the Purchaser for securing to or vesting in the Purchaser (including its nominee or nominees) the legal and beneficial ownership of the Shares in accordance with the terms and conditions of this Agreement and assuring to the Purchaser the rights hereby granted and shall procure the convening of all such meetings (insofar as they can) and the giving or passing of all such waivers (including pre-emption waivers) PROVIDED that where any cost or expense is reasonably incurred in the completion of such deeds and documents the costs and expenses shall (unless the document was one which should have been delivered under this Agreement then the party who did not deliver the document shall bear the costs of delivering the document) be borne by the party requesting the execution of same.

11.2 The Vendors shall cause to be made available to the Purchaser all information in their possession or under their control which the Purchaser may from time to time reasonably require (before or after Completion) relating to the business and affairs of any of the Group Companies and shall permit the Purchaser to have access to documents containing such information and to take copies thereof.

               SECTION 12 - CONTINUING OBLIGATIONS AND ASSIGNMENT

12.1 Each of the obligations, Warranties, indemnities and undertakings given by the Vendors and the Warrantors pursuant to this Agreement ("the Obligations"), excluding any obligation fully performed at Completion, shall continue in full force and effect notwithstanding Completion taking place and notwithstanding any such sale or transfer as is referred to in Clause 12.2.

12.2 If the Shares shall be sold, transferred or charged at any time to any Member of the Charles River Group the benefit of each of the Obligations shall be capable of assignment to such Member of the Charles River Group.

                               SECTION 13 - COSTS

13.1 Each party to this Agreement shall pay its own costs, charges and expenses incurred in the preparation, negotiation, completion and implementation of this Agreement (and the documents referred to herein) save that the Purchaser shall pay any stamp duty payable in connection with the transfer of the Shares.

                              SECTION 14 - NOTICES

14.1 Any notice or other communication to be given or served under this Agreement shall be in writing, addressed to the relevant party and expressed to be a notice or communication under this Agreement and may be delivered by hand or sent by pre-paid ordinary post or fax;

         in the case of the Vendors (or any of them) addressed to Ms. Caulfield or to Mr. Moran on behalf of the Vendors as follows:-

         Address:   In the case of Ms Caulfield, 10 Gorse Grove, Foxford,
                    Co. Mayo

         Attention: Ms. Catherine Caulfield

         Address: In the case of Mr. Moran at 4 Childers Heights, Ballina, Co. Mayo

         Attention: Mr. Leonard Moran.

         Fax No for both: 09622517

         or to such other addresses or fax number as the addressee may have previously substituted by notice.

         and in respect of the Purchaser as follows:-

         The Purchaser: Charles River Laboratories, Inc.

         Address: 251 Ballardvale Street, Wilmington MA 01887

         Attention: General Counsel

         Fax No:    001 978 988 5665

         or to such other address or fax number as the addressee may have previously substituted by notice.

14.2 Any such notice or other communication will be deemed to have been duly served or given:

         (a) in the case of delivery, at the time of delivery;

         (b) in the case of posting 48 hours after posting (and proof that the envelope containing the notice or communication was properly addressed, prepaid and posted will be sufficient evidence that the notice or other communication has been duly served or given); or

         (c) in the case of fax, upon transmission, subject to the correct code or fax number being received on the transmission report;

         provided however that if a notice is not given or served during usual business hours on a Business Day it will be deemed to be given or served on the next following Business Day.

14.3 A party giving or serving a notice or other communication hereunder by fax shall also give or serve a copy thereof by post but without prejudice to the validity and effectiveness of the service by fax.

14.4     Without prejudice to any other mode or service:

         (a) The Vendors irrevocably appoint Arthur Cox Solicitors as agent for service of any process or any proceedings before the courts of Ireland in connection with this Agreement or the Deed of Indemnity or the Environmental Indemnity or any documents referred to herein and agree to maintain Arthur Cox Solicitors as their process agent in Ireland during the term of this Agreement and thereafter during such period as any action may be taken thereunder; and

         (b) each party agrees that failure by Arthur Cox, Solicitors to notify it of the process or proceedings will not invalidate the proceedings concerned.

14.5 The Vendors hereby irrevocably appoint Mr. Moran and Ms. Caulfield to accept service of any letters, notices or other communication on their behalf (other than proceedings as referred to in Section 14.4 above) and to negotiate, deal with and settle any claim arising hereunder on behalf of the Vendors or any of them including any settlement of or negotiation of proceedings as referred to in 14.4 and the Vendors shall not be entitled to so change the aforesaid nominees without the prior written consent of the Purchaser and then provided all of the Vendors agree to make the change so that there is never more than two nominees of the Vendors under this Section 14. The Purchaser agrees that where possible it will in serving any communication (other than proceedings served under 14.4) on the nominees under this Section 14 also send a copy to the Vendor or Vendors as the case may be at their address in the FIRST SCHEDULE provided however that failure to so send a copy or any communication to the Vendor or Vendors shall not affect in any way service of the communication under this Section and the Vendors shall be deemed to have received the communication once served on any of the nominees in this Section 14 or any replacement nominees.

                            SECTION 15 - SEVERABILITY

15.1 If any of the provisions of this Agreement or any part thereof (or of any of the documents referred to herein) is found by a court or other competent authority to be void or unenforceable for any other reason whatsoever, such provision or part shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect. Notwithstanding the foregoing the parties shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be void or unenforceable.

                   SECTION 16 - ENTIRE AGREEMENT AND VARIATION

16.1 This Agreement (together with the documents referred to herein and annexed hereto) constitutes the entire agreement between the parties in relation to the transactions referred to herein or therein and supersedes any previous agreement between the parties in relation to such transactions. This Agreement replaces any previous agreement, understanding or arrangement in the matter between the parties including without limitation the non binding letter of proposal dated 16 March, 2002 which shall by mutual consent cease to have effect upon the signing hereof and all rights and obligations thereunder (whether accrued, accruing or contingent) shall terminate.

16.2 No variation of any of the terms of this Agreement (or of any other documents referred to herein) shall be effective unless it is in writing and signed by or on behalf of each of the parties hereto or thereto. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

                         SECTION 17 - GENERAL PROVISIONS

17.1 The provisions of this Agreement, insofar as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion. Neither the termination nor the rescission of this Agreement shall affect or prejudice any provision hereof expressed to survive or operate in the event of the termination or rescission of this Agreement.

17.2 Any right of rescission or termination conferred upon the Purchaser under this Agreement shall be in addition to and without prejudice to all other rights and remedies available to it by reason of any breach of any provisions of this Agreement (including the Warranties) and no delay or omission of the Purchaser in exercising any right, power or privilege hereunder shall operate to impair such right, power or privilege or be construed as a waiver hereof and no single or partial exercise or non-exercise of any right, power or privilege shall in any circumstances preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17.3 Any liability to the Purchaser under the provisions of this Agreement may be in whole or in part released, varied, compounded or compromised by the Purchaser in its absolute discretion as regards any of the Vendors or Warrantors or other party under such liability without in any way prejudicing or affecting its rights against any other party under the same or a like liability whether joint or several or otherwise. A waiver by the Purchaser of any breach by any party hereto of any of the terms provisions or conditions of this Agreement or the acquiescence of the Purchaser in any act (whether of commission or omission) which but for such acquiescence would be a breach as aforesaid shall not constitute a general waiver of such term, provision or condition or of any subsequent act contrary thereto.

17.4 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original and all such counterparts together constituting but one and the same instrument.

17.5 If any action or duty to be taken or performed under any of the provisions hereof would, apart from the provisions of this Clause, fall to be taken or performed on a day which is not a Business Day such action or duty shall be taken or performed on the Business Day next following such date.

17.6 The benefit of this Agreement, the documents referred to herein, each of the Warranties and the Deed of Indemnity may be assigned by the Purchaser to another Member of the Charles River Group without the consent of the Vendors (although the Purchaser shall inform the Vendors in writing of any such assignment) and such member shall accordingly be entitled to enforce each of the Agreement, the Warranties and the Deed of Indemnity against the Warrantors and the Vendors and against all of the other parties to any documents referred to herein or therein.

17.7 This Agreement shall enure to the benefit of and be binding upon each party's successors and permitted assigns and personal representatives (as the case may be) and the Vendors or the Warrantors cannot transfer any of their obligations or rights under this Agreement to another party without the prior written consent of the Purchaser.

                   SECTION 18 - GOVERNING LAW AND JURISDICTION

18.1 This Agreement and the documents to be entered into pursuant to it shall be governed by and construed in accordance with the laws of Ireland as the same are applicable to contracts to be wholly performed in Ireland and the parties hereby submit to the non-exclusive jurisdiction of the Courts of Ireland to settle any disputes which may arise out of or in connection with this Agreement or its performance and accordingly that any suit, action or proceedings so arising may be brought in such courts.



IN WITNESS whereof this Agreement had been entered into the day and year first herein WRITTEN.

                                 FIRST SCHEDULE
                                     PART I
                                    (VENDORS)

--------------------------------------------------------------------------------------------------
   NAME AND ADDRESS OF THE               ADDRESS              ORDINARY SHARES          PERCENTAGE
           VENDORS

--------------------------------------------------------------------------------------------------
Susan Tavernor                 Shercot,                               5,500                  1.6%
                               Rignall Road,
                               Great Missenden,
                               Bucks, HP16 9PE

Angela Tavernor                32 Laxton Avenue,                      2,200                  0.6%
                               Hardwick,
                               Cambridge, CB3 7XL.

Nicola Tavernor                Shercot,                               5,500                  1.6%
                               Rignall Road,
                               Great Missenden, Bucks,
                               HP16 9PE

Eugene Caulfield               Knockbridge,                          33,000                  9.6%
                               Dundalk,
                               Co. Louth

Padraig Somers                 47 Yellow Walls Road,                  4,400                  1.3%
                               Malahide,
                               Co. Dublin

William Derek Tavernor         Shercot, Rignall Road,                33,000                  9.6%
                               Great Missenden,
                               Bucks, HP16 9PE

Eileen O'Connor                21 Moy Heights,                          550                 0.16%
                               Ballina,
                               Co. Mayo

Maureen Ruane                  3 Amana Estate,                         1650                  0.5%
                               Ballina
                               Co. Mayo.

Michael O'Brien                Larena,                                1,100                 0.32%
                               Ballingar,
                               Co. Sligo

Aileen Corcoran                Ballinahaglish,                        1,100                 0.32%
                               Ballina,
                               Co. Mayo

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
   NAME AND ADDRESS OF THE               ADDRESS              ORDINARY SHARES          PERCENTAGE
           VENDORS

--------------------------------------------------------------------------------------------------
Maria Johns                    20 Mielview Court,                     1,100                 0.32%
                               Malahide,
                               Co. Dublin.

Joan O'Malley                  Church Street,                         1,100                 0.32%
                               Crossmolina,
                               Co. Mayo

Richard Caulfield              Bruff,                                 1,100                 0.32%
                               Aghamore,
                               Ballyhaunis,
                               Co. Mayo

Anne Chandler                  Comeragh,                             38,500                 11.2%
                               Ballinearrig Industrial
                               Estate,
                               Douglas Road,
                               Co. Cork

Catherine Caulfield            10 Gorse Cove,                        60,500                 17.5%
                               Foxford,
                               Co. Mayo

Frank Davis                    30 Parkview,                           6,600                  1.9%
                               Castleknock,
                               Dublin 15

Desmond Barry                  74 The Palms,                         11,000                  3.2%
                               Roebuck Road,
                               Dublin 14

Terry Moroney                  7, Roebuck Lawns,                     11,000                  3.2%
                               Dublin 14

Margaret  Connor               Erris Road,                            2,200                  0.6%
                               Crossmolina,
                               Co Mayo

David Tavernor                 64 Kents Green Lane,                   3,300                  1.0%
                               Haslington,
                               Crewe,
                               Cheshire, CW1 1TP

Leonard Moran                  4 Childers Heights,                  121,000                 35.0%
                               Ballina,                             -------
                               Co. Mayo.
                                                                    345,400
--------------------------------------------------------------------------------------------------

                                 SECOND SCHEDULE
   PARTICULARS OF DIRECTORS AND SECRETARY OF THE COMPANY AND THE SUBSIDIARIES

The Directors of the Company and the Subsidiaries at the date of this Agreement are:-

---------------------------------------------------------------------------------------------------------------
NAME                                   ADDRESS                              DATE OF APPOINTMENT
---------------------------------------------------------------------------------------------------------------
Anthony Cremin                         Iceford
                                       Quay Road
                                       Ballina,
                                       Co. Mayo

Catherine Caulfield                    10 Gorse Grove
                                       Foxford
                                       Co. Mayo

Eugene Caulfield                       Knockbridge
                                       Dundalk,
                                       Co. Louth

William Derek Tavernor                 Sherot
                                       Rignall Road
                                       Greater  Missenden
                                       Bucks HP16 5PE

The Secretary of the Company and the Subsidiaries at the date of this Agreement is

---------------------------------------------------------------------------------------------------------------
NAME                                   ADDRESS                              DATE OF APPOINTMENT
---------------------------------------------------------------------------------------------------------------
Margaret Connor                        Erris Road                           17/10/1994
                                       Crossmolina
                                       Co. Mayo

                                 THIRD SCHEDULE
                                  SUBSIDIARIES

NAME:                                                Entomology Europe Limited

REGISTERED NUMBER:                                   257045

REGISTERED OFFICE:                                   Carrentrila, Ballina, Co. Mayo

DATE AND PLACE OF INCORPORATION:                     19 November, 1996, Ireland

DIRECTORS:                                           Anthony Cremin
                                                     Catherine Caulfield
                                                     Eugene Caulfield
                                                     William Derek Tavernor

SECRETARY:                                           Margaret Connor

AUDITORS:                                            Russell Brennan Keane
                                                     RBK House,
                                                     Irishtown,
                                                     Athlone,
                                                     Co. Westmeath

AUTHORISED CAPITAL:                                  euro 126,973.80 divided into 100,000 ordinary shares of
                                                     euro 1.269738 each

ISSUED CAPITAL:                                      100

SHAREHOLDERS:                                        Biological Laboratories Europe Limited

                                                     No. of Shares: 100

NAME:                                                Saothorlanna Bitheolaiocha Idirnaisiunta Teoranta

REGISTERED NUMBER:                                   278971

REGISTERED OFFICE:                                   Carrentrila, Ballina, Co. Mayo

DATE AND PLACE OF INCORPORATION:                     20 January, 1998, Ireland

DIRECTORS:                                           Anthony Cremin
                                                     Catherine Caulfield
                                                     Eugene Caulfield
                                                     William Derek Tavernor

SECRETARY:                                           Margaret Connor

AUDITORS:                                            Russell Brennan Keane
                                                     RBK House,
                                                     Irishtown,
                                                     Athlone,
                                                     Co. Westmeath

AUTHORISED CAPITAL:                                  euro 634,869 divided into 500,000 ordinary shares of euro 1.269738 each

ISSUED CAPITAL:                                      300,100

SHAREHOLDERS:                                        Biological Laboratories Europe Limited

                                                     No. of Shares:  300,100

                                 FOURTH SCHEDULE
                                DEED OF INDEMNITY

                                 FIFTH SCHEDULE

                                   PROPERTIES

1. The Company is entitled to be registered as full owner with absolute title of ALL THAT AND THOSE part of the lands of Beldagelly South situate in the Barony of Erris and County of Mayo being that part of the lands in Folio 36160F of the Register County Mayo which are shown outlined in red on map attached to Transfer dated 22nd November 2000 between Coillte Teoranta and Biological Laboratories (Europe) Limited, the registration of which Transfer is currently pending under Dealing Number D2001SM001600H SUBJECT in part to and with the benefit of Lease dated 4th June 1987 and made between the Minister for Energy of the one part & Udaras na Gaeltachta of the other part for a term of 99 years from the first day of December 1986 AND ALSO HELD for the unexpired residue of the term of the said Lease.

2. The Company is entitled to be registered as full owner with absolute title of ALL THAT AND THOSE the lands hereditaments and premises comprised in Folio 3575F of the Register, County Mayo.

3. The Company is entitled to be registered as full owner with absolute title of ALL THAT AND THOSE the lands hereditaments and premises comprised in Folio 17477F of the Register, County Mayo.

4. The Company is entitled to be registered as full owner with absolute title of ALL THAT AND THOSE the lands hereditaments and premises transferred by Deed of Transfer dated 26th November 1996 between Leonard Moran and Biological Laboratories (Europe) Limited, and therein described as "ALL THAT AND THOSE part of the townland of Carrowntrelia, Barony of Tirowley and County of Mayo being part of the property registered on Folio 24768F of the Register, County of Mayo comprising 2.741 hecatres (6.775 acres) or thereabouts metric measure which said property is outlined in red on the map thereof annexed hereto and thereon lettered `A'."

5. The Company is registered as full owner with possessory title of ALL THAT AND THOSE the lands hereditaments and premises comprised in Folio 34097F of the Register, County Mayo.

                                 SIXTH SCHEDULE
                                   WARRANTIES

For the avoidance of doubt, for the purposes of this SIXTH SCHEDULE all references to the Company shall mean and include where the context so admits or requires:-

(a) The Company; and
(b) Each Subsidiary; and
(c) the Company and its Subsidiaries.

                                  G E N E R A L

The Warrantors hereby jointly and severally warrant:-

1. (a) All information relating to the Company and the Vendors contained in this Agreement is true and accurate. All information in the Disclosure Letter is true and accurate and the Vendors are not aware of any fact or matter or circumstances not disclosed in the Disclosure Letter which renders any such information untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of the Purchaser to purchase the Shares on the terms and conditions herein contained and so far as such information is expressed as a matter of opinion such opinions were when given and are at the date hereof truly and honestly held and not given casually or recklessly.

       (b) The Company is a company duly organised and validly existing under the laws of Ireland having full corporate authority to carry on its business as it is now being carried on and to own and operate its properties. The certified copy of the Memorandum of Association and the Articles of Association which has been furnished to the Purchaser are true and complete and has embodied therein or annexed thereto a copy of every such resolution or agreement as is referred to in
           Section 143 of the Companies Act and fully set out all rights attaching to each class of the share capital of the Company. The Company has at all times carried on its business in accordance with its Memorandum of Association and its Articles of Association.

       (c) This Agreement constitutes and the Deed of Indemnity will when executed constitute legal, valid and binding obligations on the Vendors and the Warrantors in the case of the Deed of Indemnity and the performance by the Vendors of their obligations under this Agreement and the Warrantors in the case of the Deed of Indemnity will not:-

           (i) conflict with, or result in the breach of, or constitute a default under any of the terms, conditions or provisions of any agreement or investment to which the Company is a party, or any provision of the Memorandum or Articles of Association of the Company or any encumbrance, lease, contract, order, judgement, award, injunction, regulation or other restriction or obligation of any kind or character by which or to which any asset of the Company is bound or subject;

           (ii) relieve any person from any agreement or obligation to the Company (whether contractual or otherwise), or enable any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right, whether under an agreement with or otherwise in respect of the Company;

           (iii) result in the creation, imposition, crystallisation or enforcement of any encumbrance whatsoever on any of the assets of the Company; or

           (iv) result in any present indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity.

                                     SHARES

2. (a) The Vendors are the registered and beneficial owners of the entire issued and allotted ordinary and voting share capital of the Company which is fully paid up and the Vendors have the right and authority to sell and transfer the full legal and beneficial ownership thereof to the Purchaser on the terms set out in the Agreement and free from any charge, lien or encumbrance of any kind and without the consent of any third party.

       (b) No shares in the capital of the Company have been issued or allotted and no transfer(s) of shares in the capital of the Company have been registered otherwise than in accordance with the Articles of Association of the Company for the time being in force.

       (c) There are no options, rights to call for or to acquire pre-emption rights or other agreements or arrangements (including conversion rights) in force which call or may call for the present or future issue, allotment or transfer of or accord to any person the right to call for the issue, allotment or transfer of any ordinary share or loan capital of the Company or affect the right to transfer the registered and/or beneficial ownership of any shares in the capital of the Company.

       (d) The entire issued share capital in the Company is fully paid up and there are no calls on any shares outstanding and the Company has not exercised any lien over any of the issued share capital.

       (e) The Company has not capitalised or agreed to capitalise any profits or reserves or agreed to pass any resolution to do so.

       (f) The Shares are not subject to any trust or other proprietary interest in favour of any person or body corporate arising under any contract, agreement, arrangement or transaction between any persons by operation of law by virtue of any financial contribution direct or indirect to the acquisition of the Shares.

       (g) The Shares are not subject to any application or orders under the Judicial Separation and Family Law Reform Act, 1989 and the sale is not a disposal for the purpose of defeating a claim for financial relief under that Act.

       (h) No person is entitled to receive from the Company any finder's fee, brokerage or other commission in connection with the purchase of shares contemplated by this Agreement.

       (i) None of the Vendors have pledged, charged, mortgaged or encumbered their shares in the Company.

       (j) (i) the Company has fully complied with the terms of the Agreement dated 30 September, 1998 between L. Moran, Catherine Caulfield, Eugene Caulfield, Ann Chandler, D Tavernor, the Company and Forbairt ("the Forbairt Agreement"). The rights attaching to the Preference Shares (as defined in the

                     Forbairt Agreement) are as set out in the First Schedule thereto notwithstanding the Articles of Association of the Company;

               (ii) all dividends due and payable in respect of the Preference Shares have been fully paid and there is no outstanding liability or arrears in respect thereof;

               (iii) no offer in respect of the Preference Shares has been made under paragraph 6 of the First Schedule to the Forbairt Agreement.

               (iv) The Redeemable Cumulative Preference Shares are owned legally and beneficially by Forbairt.

         (k)   (i)   the Agreement dated 2 September, 1994 between the parties
                     listed as "the Promoters" of the First Part, the Company and Forfas is terminated and no party has any claim arising thereunder and the Company has no outstanding liability thereunder;

               (ii) the 160,000 Convertible Cumulative Redeemable Preference Shares allotted thereunder have been redeemed and cancelled and never reissued;

               (iii) The Convertible Loan Stock referred to in Section 1.2 of the Forfas Agreement has been repaid in full and the Company has no liability thereunder and Banque Nationale de Paris have no claim against the Company arising thereunder;

               (iv) the Convertible Redeemable Preference Shares referred to in the Forfas Agreement were never converted to ordinary shares.

                                  SUBSIDIARIES

3.      (a)    The Company has no subsidiaries within the meaning of Section 155 of the Companies Act, 1963 other than those referred to in the THIRD SCHEDULE and the Company is not the holder of nor the beneficial owner of any share capital of any other company, whether limited or unlimited and whether incorporated in Ireland or elsewhere other than the Subsidiaries nor has it agreed to acquire any share or loan capital of any company and the Subsidiaries have not been subsidiaries within the beneficial ownership of any company other than the Company.

        (b) The Company never had any beneficial or any other interest in the Share Capital of Biological Laboratories (Ballina) Limited, company number 52235 or Biological Laboratories Limited, company number 109325 or Seragon Limited, company number 107290 and the Company has no interest with or business relationship with Biological Laboratories (Ballina) Limited or Biological Laboratories Limited, company number. 109325 or Seragon Limited, company number 107290 and the Company has and never had any liability for any debts, losses or liabilities of any kind of Biological Laboratories (Ballina) Limited, Biological Laboratories Limited or Seragon Limited.

                         EVENTS SINCE THE RELEVANT DATE

4.       Since the Relevant Date:-

        (a) the business of the Company has been carried on in the ordinary and usual course and so as to maintain the same as a going concern and without any interruption or alteration in the nature, scope or manner of such business and there has not been any adverse change in the Company's net asset position or otherwise in its financial position, prospects or turnover and no further liability (actual or contingent and whether disputed or not) for Taxation (including deferred taxation) has arisen or is likely or will arise otherwise than as a result of transactions entered into by the Company in ordinary course of its business;

        (b) save for disposals in the ordinary and proper course of business, the assets of the Company have been and now are in the possession or under the control of the Company;

        (c) except in the ordinary course of business and in accordance with arrangements which have been fully disclosed in the Disclosure Letter to the Purchaser the Company has not borrowed or raised any money;

        (d) there has not been any damage, destruction or loss (whether or not covered by insurance) affecting the shares owned by the Vendors in the Company, the properties or assets of the Company;

        (e)    (i)  there is not and has not been any dispute of any sort with or in relation to any of the Company's employees; and

               (ii) there is not and has not been any similar other occurrence or event which has affected or could reasonably be expected to so affect the value of the shares owned by the Vendors in the Company, the properties or business of the Company;

         (f) the Company has not acquired any assets other than in the normal course of business nor has it acquired any assets of which the cost, or the value of the cost of which, exceeded euro 30,000 in the case of any one such asset or euro 100,000 in the case of any number of such assets;]

         (g) no dividends or other distributions of profits, capital or income have been declared, made or paid by the Company to its shareholders and other than in the ordinary course of business or fluctuations in overdrawn current accounts with bankers no loan or other indebtedness or liability or subordinated loan capital or loan stock of the Company has been repaid in whole or in part or has become due to be repaid, paid or discharged before the date on which it was due to be repaid, paid or discharged under the terms on which it was borrowed or incurred or liable (with or without notice or lapse of time or both) to be declared so due;

         (i) no share or subordinated loan capital or loan stock has been issued or agreed to be issued by the Company;

         (j) the Company has not created, extended, granted or issued or agreed to create, extend, grant or issue any lease, tenancy, licence, mortgage, charge, lien, encumbrance, option, debenture or other security;

         (k) the Company has not made any unusual augmentation in stock nor written up any fixed assets or stock;

         (l) save for such resolution or resolutions as may be necessary so as to implement the terms and provisions of this Agreement, the Company has not passed any resolution by its members in general meeting or made any alteration to the provisions of its Memorandum of Association or Articles of Association;

         (m) the Company has not undertaken or authorised any capital commitment or (other than in the normal ordinary course of business) disposed or agreed to dispose of any capital asset;

         (n)   the Company has not written off any debts;

         (o) the Company has not done or omitted to do anything which would entitle any third party to terminate any contract or any benefit enjoyed by the Company or call in any money before the normal due date thereof;

         (p) no employee or officer of the Company holding a position of material importance to the management of the Company's business has given or received notice terminating his employment and the Warrantors are not aware of any reason why any employee or officer of managerial position may give notice terminating his or her employment;

         (q) no changes to the terms of employment or engagement of any director, employee or consultant have been proposed or made whether by the Company or any third party (or where employment or retention in the case of any consultant commenced subsequent to the Relevant Date, then since that date);

         (r) the Company has not entered into any transactions or assumed or incurred any material liabilities (including contingent liabilities) or made any material payment otherwise than in the ordinary course of carrying on its business and "material liability" for the purposes of this clause (r) shall be a liability of euro 50,000 or more in monetary terms;

         (s) the Company's profits have not been affected to a material extent by inconsistencies in accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than in normal commercial terms or by any other factors;

         (t) the Company has not entered into any unusual, long-term or material onerous commitments or contracts;

         (u) its business has not been materially or adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and there are no facts which are likely to give rise to any such effects. The Warrantors are not aware of any reason why any of the Company's top ten customers would terminate their relationship with the Company and the sale and purchase of the Shares will not lead to a termination by any customer of its arrangements with the Company;

         (v) it has not made or received any surrender relating to group relief or the benefit of advance corporation tax;

         (w) it has paid its creditors in accordance with their respective credit terms;

         (x) the Company has not received any notification of any kind from the Revenue Commissioners affecting in any way the company's entitlement to the 10% Corporation Tax rate;

         (y) No animal rights groups or groups with similar activities have had any contact with the Company and the Vendors are not aware of any reason why such groups may be about to take any action against the Company.

                                   BORROWINGS

5. (a) The amounts borrowed by the Company (as determined in accordance with the provisions of the relevant instrument) do not exceed any limitation on borrowings contained in its Articles of Association or in any debenture or other deed or document or legislative provision binding upon it and the Company does not have as outstanding any loan capital, nor has it factored any of its debts, nor engaged in financing of a type which would not require to be shown or reflected in audited accounts or borrowed any money which it has not repaid, save for those borrowings disclosed in the Disclosure Letter. The total amount of the Company's indebtedness does not exceed euro 170,000.

         (b) Save with regard to bank borrowings which do not exceed the overdraft or loan facilities available to the Company (particulars of which have been disclosed in the Disclosure Letter) the Company has no actual or contingent liability of any kind to any person or to any governmental or local authority in respect of borrowings;

         (c) The amounts and other material particulars of all loans, overdrafts, acceptance credits or other financial facilities, guarantees, mortgages, charges and debentures which have been given made or incurred by or assigned to or vested in the Company and are at the date hereof outstanding are accurately set out in the Disclosure Letter and are true and accurate in all respects.

         (d) The Company has no bank accounts or deposit accounts other than those disclosed in the Disclosure Letter showing the position as of the Business Day prior to the date hereof in relation to the credit and debit balances thereon and since such statements there have not been any payments out of any such accounts save for routine payments in the ordinary course of business the aggregate of which would not exceed euro ] and there are no amounts due to third parties or creditors in excess of a total aggregate amount of euro

         (e) As a result of the acquisition of the Shares by the Purchaser or any other thing contemplated by this Agreement none of the financial facilities available to the Company may be terminated or mature prior to its stated date of maturity.

                      OWNERSHIP OF ASSETS - STOCK IN TRADE

6.       (a) Except for assets disposed of by the Company in the ordinary course of business the Company is the owner of and has good and marketable title to all assets included in the Accounts and to the animal stock which is bred by the Company and all such assets comprise all the assets, property and rights which the Company uses for the purpose of or in connection with its business and are in the case of plant, machinery, vehicles, office equipment and stock-in-trade in a good state of repair and condition (fair wear and tear excepted) and in satisfactory working order and all such plant, machinery, vehicles, equipment and stock in trade are capable of being efficiently and properly used in connection with the business of the Company and none is dangerous, unsuitable or in need of removal or replacement and all animal stock is in good health and appropriate for use in the business and none is incapable of being used in the Business and in particular either in laboratory testing or veterinary trials.

         (b) The assets included in the Accounts (including all fixed and moveable plant, machinery, vehicles, equipment and stock in trade) and to the animal stock which is bred by the Company and all such assets and all assets acquired since the Relevant Date but less all assets disposed of since the Relevant Date:-

             (i) are free from any hire purchase, credit sale or rental agreement, lien, option, mortgage, charge, lease, tenancy, licence, covenant, condition, agreement or other encumbrance whether relating to the asset itself or the use thereof;

             (ii) are in the case of such parts of the Properties as comprise leasehold property and leasehold buildings in a good state of repair and decoration which (where appropriate) fully comply with the Company's obligations contained in the instruments by virtue of which the Company holds the same or is interested therein; and

             (iii) are easily and readily accessible to the Company when required by the Company.

         (c) All the assets listed in the Accounts as at the Relevant Date and the animal stock which is bred by the Company and all such assets are the property of the Company free from all encumbrances of any kind.

         (d) The stock of animal stock now held are not excessive and are adequate in relation to the current trading requirements of the business of the Company; and none is unmarketable or inappropriate or of limited value in relation to the current business of the Company; and to the best of the belief of the Vendors no contracts are outstanding which are likely to change this.

         (e) The Company has not purchased or agreed to purchase any stock, goods or materials on terms that property in it does not pass until full payment is made or all indebtedness discharged.

         (f) All items and documents delivered to the Company on the acquisition or hire of any asset are in the possession of the Company and where necessary any relevant documentation which requires to be renewed and updated so as to ensure the continued efficient and lawful operation of any such assets has at all times been maintained in a proper way.

                                    INSURANCE

7. Details of all existing insurance policies maintained by the Company are set out in APPENDIX ONE hereto copies of which are attached to the Disclosure Letter. All the assets of the Company which are of an insurable nature have at all material times been and are at the date of this Agreement insured to the full replacement or reinstatement value thereof against fire and other risks normally insured against by companies carrying on the same business as that carried on by the Company or owning property of a similar nature and the Company has at all material times been and is at the date of this Agreement adequately covered against accident, third party injury, damage, consequential loss, professional negligence and other risks normally covered by insurance by such companies. In respect of all such insurances:-

         (i)   all premiums have been duly paid to date;

         (ii) all the policies are in full force and effect and are not voidable on account of any act, omission or non-disclosure on the part of the insured party and nothing has been done or omitted to be done which is likely to result in an increase in premium; and

         (iii) no claim is outstanding or may be made under any of the said policies and no circumstances exist which are likely to give rise to any claim.

                                   EMPLOYMENT

8.       (a) Full particulars of the officers and employees of the Company, their date of birth, date of commencement of service, job description, their respective rates of pay and other benefits provided or which the Company is bound to provide (whether now or in the future) to each officer and employee of the Company and full particulars of all existing contracts of service with the directors or employees of the Company and of all consultancy agreements with the Company are as specified in APPENDIX TWO hereto and are true and complete and include particulars of all profit sharing, incentive and bonus arrangements to which the Company is a party whether legally binding on the Company or not.

         (b) Save to the extent (if any) to which provision or allowance has been specifically made in the Balance Sheet:-

             (i) no liability has been incurred by the Company for breach of any contract of service or for services, for redundancy payments or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee; and

             (ii) no gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

         (c) There are no schemes or arrangements in operation by or in relation to the Company whereunder any officer or employee of the Company or any other person is entitled to a commission, remuneration, bonus or other payment of any sort calculated by reference to the whole or part of the turnover, profits or sales of the Company.

         (d) The Company has not in existence nor has it promised to introduce any bonus scheme, incentive scheme, share incentive scheme, share option scheme or profit sharing scheme for all or any of its officers or employees or former employees.

         (e) The Company has, in relation to each of its officers and employees (and so far as is relevant to each of its former employees) complied with:-

             (i) all obligations imposed on it by any statute, statutory regulations, code of conduct and practice relevant to the relations between it and its employees or any trade union and has maintained current, adequate and suitable records regarding the services of all such officers and employees (including former employees);

             (ii) all collective agreements, customs and practices for the time being dealing with such relations or the conditions of service of its employees;

             (iii) all relevant orders and awards made under any relevant statute, regulation or code of conduct or practice affecting the conditions of service of its employees; and

             (iv) all obligations imposed by the European Communities (Safeguarding of Employee Rights on the Transfer of Undertakings) Regulations, 1980 and European Communities (Safeguarding of Employees Rights on Transfer of Undertakings) (Amendment) Regulations 2000 in relation to any sale, purchase or other transfer coming within the terms of the aforesaid regulations.

         (f) No moneys or benefits other than in respect of remuneration or emoluments of employment are payable to or for the benefit of or are receivable by any employee or officer of the Company and other than as detailed in Appendix Two hereto.

         (g) There are no amounts owing to any present or former directors or employees of the Company other than remuneration accrued for not more than one month or for reimbursement of business expenses.

         (h) There are no claims pending or threatened against the Company:-

             (i) by an employee or workman or third party in respect of an accident or injury which is not fully covered by the insurance policies disclosed in APPENDIX ONE hereto; or

             (ii) by an employee or director in relation to his terms and conditions of employment or appointment.

         (i) Every officer and employee of the Company who should have been treated for tax purposes as employed by the Company has been so treated and disclosure has been made of all relevant correspondence with the Revenue Commissioners and other relevant government agencies.

         (j) The Company has complied with Section 14 of the Unfair Dismissals Act, 1977

         (k) Prior to Completion:-

             (i) all pay related social insurance contributions (both employer's and employees') due and payable by the Company will have been duly paid;

             (ii) all amounts due to the Revenue Commissioners in respect of deductions which have been made or which should have been made by the Company in accordance with PAYE regulations from time to time in force have been deducted and have been paid over to the Revenue Commissioners so that the Company will not have any liability in respect thereof; and

             (iii) all certificates relating to matters referred to in this paragraph which by law are required to be given by employers to employees (as defined) have been given to all employees of the Company and are true and accurate.

         (l) There are not in existence any contracts of service with directors or employees of the Company nor any consultancy agreements with the Company which cannot be terminated by three months notice or less or (where not reduced to writing) by reasonable notice without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

         (m) Within a period of one year preceding the date of this Agreement the Company has not given notice of any redundancies to the Minister for Enterprise & Employment or started consultations with any trade union or unions under the provisions of Part II of the Protection of Employment Act, 1977 or Regulation 7 of the European Communities (Safeguarding of

             Employees' Rights on the Transfer of Undertakings) Regulations 1980 as amended by the European Communities (Safeguarding of Employees Rights on Transfer of Undertakings) (Amendment) Regulations 2000 and the Company has not failed to comply with any such obligation under the said Part II or Regulation 7 as amended.

         (n) No employee of the Company is assigned or employed wholly or mainly outside Ireland.

                              INDUSTRIAL RELATIONS

9.       (a) The Company is not a party to any agreement with a trade union, staff association or other similar organisation other than those referred to in the Disclosure Letter and the Disclosure Letter contains details of all collective bargaining and procedural and other agreements or arrangements in existence relating to or relevant to any of the employees of the Company or current negotiations with any trade union, staff association or other organisation formed for a similar purpose which might affect the terms and conditions of employment of any employees.

         (b) The Company is not in any industrial dispute with any trade union or any other organisation and there is no such dispute pending, anticipated or threatened and the Vendors are not aware of any claim made on behalf of any employees of the Company by any trade union or other organisation. The Company has complied with all recommendations made by Industrial Relations Officers of the Labour Relations Commission, by Equality Officers or by the Labour Court.

         (c) The Company is up to date on all wage agreements and there is no material liability in respect of back pay which has not been reflected in the Accounts.

                                    PENSIONS

10.      (a) Full details of all retirement benefit schemes, death benefit schemes disability benefit schemes and sickness benefit schemes operated by the Company (in this paragraph 10 together called the "Scheme") are set out in APPENDIX THREE hereto.

         (b) All amounts due to the Trustees of the Scheme or to any insurance company in connection therewith and all contributions due by the Company have been paid.

         (c) The Company has fulfilled all its obligations in relation to the Scheme and the Scheme is a defined contribution scheme.

         (d) All lump sum death in service benefits (other than any refund of contributions) disability benefits which may be payable under the Scheme are fully insured.

         (e) No increase in contributions to any of the Schemes has been recommended in respect of any person who is employed, or deemed to be or treated as employed, by the Company at the date hereof and in respect of whom contributions are paid under the Schemes and no power to augment benefits nor any special discretion has been exercised under the Schemes except as disclosed in writing to the Purchaser and as set out in APPENDIX THREE. ALL CONTRIBUTIONS PAID BY THE COMPANY TO THE SCHEME ARE AS DETAILED IN APPENDIX TWO AND THE COMPANY HAS NO OTHER OBLIGATION TO MAKE ANY OTHER CONTRIBUTIONS. NO NOTICES, STATEMENT OR OTHER DOCUMENTS HAVE BEEN ISSUED IN RESPECT OF THE SCHEME WHICH WOULD LEAD A MEMBER OR POTENTIAL MEMBER TO BELIEVE THE SCHEME WAS NOT A DEFINED CONTRIBUTION SCHEME OR THAT THE AMOUNT WHICH THE

             COMPANY IS LIABLE TO CONTRIBUTE IS MORE THAN 5% OF SALARY SAVE FOR THOSE CONTRIBUTIONS OVER 5% IN RESPECT OF THOSE INDIVIDUALS DISCLOSED IN THE DISCLOSURE LETTER.

         (f) The Scheme conforms with all applicable laws, regulations and requirements and the Scheme has been administered in accordance with its trusts, powers and provisions.

         (g) No claim has been made against the trustees or administrator of the Scheme or any of them or against any other person whom the Company is liable to indemnify or compensate in respect of any act, event, omission or other matter arising out of or in connection with the Scheme or any of them and the Vendors are not aware of any circumstances which may give rise to any such claim.

         (h) Except as disclosed in writing to the Purchaser as set out in APPENDIX THREE hereto there is no claim for nor is the Company under any legal or moral obligation to pay either now or at any time in the future any pension or make any other payment after death or retirement or in respect of disability or sickness or otherwise to provide any benefit to or in respect of any person and no such pension or payment or benefit is now being paid. Except as disclosed in writing to the Purchaser as set out in APPENDIX THREE hereto there are no ex-gratia pensions or other benefits currently or prospectively payable by the Company in respect of any person.

         (i) The Scheme is (where appropriate) an exempt approved scheme within the meaning of the Taxes Consolidation Act 1977 as amended and there is no reason why such exempt approval should be withdrawn.

         (j) The Vendors are not actually aware of any claim or contingent liability which will arise as a result of or in connection with any previous pension schemes of the Company.

         (k) All employees who have been receiving sick pay from the Company for a period in excess of one calendar month as at the date of this Agreement are listed in APPENDIX THREE hereto.

         (l) All actuarial consultancy legal audit investment management and other fees charges or expenses in respect of the Schemes payable by the Company have been paid.

         (m) All current or former employees who are or were eligible for membership of the Scheme were or are included in that Scheme or were offered membership and refused to join.

         (n) So far as the Vendors are aware, there are no disputes, arbitration, litigation or proceedings pending or threatened against either the Company or the Trustees in respect of the terms or provisions of the Scheme.

         (o) True copies of the trust deeds and rules constituting and governing the Scheme have been delivered to the Purchaser and except as may be expressed otherwise herein such documents are complete and up to date and satisfactory to ensure continued treatment of the Scheme as an exempt approved scheme as aforesaid.

         (p) True copies of all explanatory booklets and announcements and other material communications to employees relating to the Scheme has been delivered to the Purchaser and the Company has no obligation under the Scheme in respect of any present or former employee or director or any dependent of any of them other than under the documents referred to in the above paragraphs.

                                   LITIGATION

11.      (a) The Company is not engaged in any litigation or arbitration proceedings or any industrial or trade dispute proceedings as plaintiff, accused or defendant and there are no such proceedings pending or threatened either by or against the Company, no injunction has been granted against the Company and there are no facts known to the Vendors after due and proper enquiry which are likely to give rise to any litigation and the Company is not subject to any order or judgement given by any Court and has not been a party to any undertaking or assurance given to any Court or governmental agency.

         (b) Neither the Company nor any of its directors, employees or persons for whom it is vicariously liable is or has been engaged in any litigation, prosecution, arbitration or other legal proceedings or in any dispute with the Revenue Commissioners, the Commissioners of Customs and Excise or any other authority or body of persons (in the case of directors, employees or such persons as aforesaid only so far as the Company may be vicariously liable) and there are no circumstances known to the Vendors or to the Company likely to give rise to the same or likely to entitle the Company to make any claim against any person.

         (c) The Company has not committed any criminal, illegal or unlawful act which is likely to affect the Company's ability to carry on its activities as heretofore or its financial position or profitability.

                                   WINDING-UP

12.      (a) No order has been made or petition presented, resolution passed or meeting convened or held for the winding-up of the Company; no distress, execution or other process has been levied on any asset of the Company; no receiver or examiner has been appointed or could be appointed by any person over its business or assets or any part thereof and there is no unfulfilled or unsatisfied judgement or court order outstanding against the Company.

         (b) The Company is not insolvent or unable to pay its debts within the meaning of Section 214 of the Companies Act, 1963 nor has the Company stopped or suspended payment of its debts nor has the Company sought from its creditors significant extension of time for payment of its debts.

         (c) No composition in satisfaction of the debts of the Company or scheme of arrangement of its affairs or compromise or arrangement between the Company and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

         (d) No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of the Company.

         (e) No event has occurred causing, or which upon intervention or notice by any third party may cause any floating charge created by the Company to crystallise or any charge enacted by it to become enforceable nor has any such crystallisation occurred or is such enforcement in process.

                            CONTRACTS AND COMMITMENTS

13.      (a) No guarantees, indemnities, mortgages, charges, debentures, liens, encumbrances or other security interests, have been given or made or incurred by or assigned to or vested in the Company other than as set out in the Disclosure Letter

         (b) The Company is not a party to any agency, distribution, marketing, purchasing, manufacturing, licensing agreement or arrangement, or any restrictive trading or other agreement or arrangement pursuant to which any part of its business is carried on, or which in any way restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

         (c) The Company has not given a power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf, other than any authority to employees to enter into routine trading contracts in the normal course of their duties.

         (d) The Company is not nor has it agreed to become a party to, nor is any asset of the Company affected by:-

             (i) any agreement or arrangement which is liable to be terminated by another party or under which rights of any person (including without limitation, any right to demand payment of any indebtedness of the Company or to enforce any security given by the Company) are liable to arise or be affected as a result of any change in the control management and shareholding of the Company pursuant to the terms of this Agreement (nor is the Company liable to be required to give any transfer notice or similar notice or take any action to its disadvantage as a result of such change); or

             (ii) any joint venture, consortium or partnership (including a limited partnership) or other unincorporated association, or any agreement or arrangement (whether verbal or written) for participating with others in any business sharing commissions or other income; or

             (iii) any trade association; or

             (iv) any agreement or arrangement which cannot be terminated by the Company on less than three months' notice without payment of compensation.

         (e) (i) Full details of all grants, subsidies, or financial assistance applied for or received by the Company from any governmental department or agency or any local or other authority are set out in the Disclosure Letter together with details of the Grant Agreements, the amount of the Grants given, the amount undrawn and any liability to repay same; and

             (ii) the Company has not done or omitted to do any act or thing which could result in all or any part of any investment grant, employment subsidy or other similar payment made, or due to be made, to it becoming payable or being forfeited or withheld in whole or in part.

         (f) The Company is not under any obligation or a party to any contract which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money, effort or personnel.

         (g) The Company is not a party to any contract or arrangement which involves the payment by it of amounts determined by reference to fluctuations in the index of prices or any other index or in the rate of exchange for any currency.

         (h) The Vendors do not have any knowledge of the invalidity of, or the grounds for rescission, avoidance or repudiation of, any agreement or customer arrangement to which the Company is a party and the Company has not received notice of any intention to terminate any such agreement and no lender to the Company has taken any steps to accelerate the maturity of any loan to the Company or to demand repayment thereof with or without the giving of notice or the lapse of time or satisfaction of any condition, is or may be entitled to do the same.

         (i) The Company has not entered into any transaction for the supply of goods or services to the Company by (or by the Company to) the Vendors or the Directors or employees of the Company or any of them and the Company is not dependent upon any one person or group of persons for more than 10% by value (averaged over any period of twelve months) of its business or supplies upon any one source.

         (j) The Company has not -

             (i) issued any tender offer or quotation at any time which is or will become capable of giving rise to a contract by an order or acceptance by another party or parties save in the ordinary course of business and on terms calculated to yield a gross profit margin consistent with the prudent carrying on of the business of the Company; or

             (ii) omitted to do anything required or permitted to be done by the Company necessary for the protection of its title to or for the enforcement or the preservation of any order or priority in respect of any property or rights owned by it, or

             (iii) entered into any transaction which is still executory and which is unenforceable by the Company by reason of the transaction being voidable at the instances of any other party or ultra vires, void or illegal.

         (k) There is not outstanding and the Company has no continuing liability, commitment or obligation under or in respect of:-

             (i)   any contract of an unusual or onerous or long term nature; or

             (ii) any obligation on the part of the Company to pay any royalty or other similar periodic sums in the nature of royalties; or

             (iii) any agreement for the hire, rent, hire purchase or purchase on deferred terms by the Company of any asset (other than the Properties) excluding hiring and leases for periods of less than one month and agreements in respect of which the annual rental or payment does not exceed euro 20,000.

         (l) No substantial supplier or customer of the Company has ceased or is likely to cease trade with the Company within the next 12 months and the Company has received no notice of an intention to do so and details of such substantial suppliers and customers have been disclosed in the Disclosure Letter. For the purpose of this sub-paragraph (l) a substantial supplier shall mean any supplier who supplies in excess of 10% of the purchases of the Company. Full details of the Company's terms and conditions of trade with its substantial customers are detailed in the Disclosure Letter and there is no provision in the Company's terms and conditions with such customers that would entitle such customers to terminate their trading relationship with the Company as a result of the change in control of the Company and the purchase of the Shares by the Purchaser.

         (m) The Company has no liability for and nothing has been brought to the Vendors or the Company's attention whereby the Company may become liable to any of their customers or third parties for results of any tests, trials or research conducted by the Company for any of its customers on products which relate to or in any way are concerned with or will be used in human health.

         (n) The Company is not a party to any contract whereby its liability thereunder will or could exceed the amount of the Company received in payment thereunder.

         (o) The Company has not done or omitted to do anything which has prejudicially affected its goodwill.

         (p) There has been no breach of any warranty, term, condition or undertaking or any false declaration made by the Company or any officer employee or agent of the Company in connection with any contract made by the Company and all of the Company employees sign confidentiality agreements in respect of all work undertaken by them as employees of the Company.

         (q) The Company is not nor has it been party to any transaction with any third party or parties which in the event of any such third party going into liquidation, receivership or an examination or a bankruptcy order being made in relation to it or him would constitute (in whole or in part) a transaction at an undervalue, a fraudulent preference, an invalid floating charge or part of a general assignment of debts which could be set aside against the company or person concerned.

         (r) No party to any agreement with or under an obligation to the Company is in default under it, being a default which would be material in the context of its financial or trading position; and there are no circumstances likely to give rise to such a default.

         (s) There is not now outstanding any contract or arrangement to which the Company is a party and which the Vendors or any director of the Company is or has been interested, whether directly or indirectly.

         (t) Maintenance contracts are in full force and effect in respect of assets of the Company which it is normal or prudent to have maintained by independent or specialist contractors and in respect of all assets which the Company is obliged to maintain or repair under any leasing or similar agreement; and all those assets have been regularly maintained to a good technical standard and in accordance with safety regulations usually observed in relation to assets of that description and in accordance with the terms and conditions of any applicable leasing or similar agreement.

         (u) The Company has not at any time prior to Completion sold or otherwise disposed of any shares or assets in circumstances such that it is, or may be, still subject to any liability (whether contingent or otherwise) under any representation, warranty or indemnity given or agreed to be given on or in connection with such sale or disposal.

         (v) In relation to any property or assets held by the Company under any hire purchase, conditional sale, chattel leasing or retention of title agreement or otherwise belonging to a third party, no event has occurred which entitles, or which upon intervention or notice by the third party may entitle the third party to re-possess the property or assets concerned or terminate the agreement or any licence in respect of the same.

         (w) The Company has not manufactured, sold or supplied services which are or were or will become in any material respect, defective or unreliable or which do not comply in any material respect with any warranties or representations expressly or impliedly made by it or with all applicable regulations, standards and requirements.

         (x) The Company is not subject to any liability or obligation (save as may be implied by law) to change, alter, re-execute or otherwise do or not do anything in respect of any services or tests or trials that have been or are after the date of this Agreement agreed to be delivered by it.

         (y) Full details of all of the Company's Terms and Conditions with its customers are set out in detail in the Disclosure Letter.

                                    LICENCES

14.1 All necessary licences (including statutory licences and licences to use copyrights, patents and related rights), permits, consents and authorities (public and private) required by the Company under statute or otherwise have been obtained by the Company to enable the Company to carry on the whole and every part of its business effectively and lawfully in the places and in the manner in which such business is now carried on including but without prejudice to the generality of the foregoing all licences, consents, registrations and approvals required by the Company under the Cruelty to Animals Act, 1876, European Communities (Amendment of Cruelty to Animals Act, 1876) Regulations 1994 (SI 17/1994), Animals Remedies Act, 1956 and Animal Remedies Act 1993, Animal Remedies Regulations 1996 SI 179/1996, European Communities Animal Remedies and Medicated Feeding Stuffs) Regulations SI 176/1994, European Communities (Veterinary Medicinal Products) Regulations 1986 (SI 22/1986), European Communities (Disposal Processing and Placing on the Market of Animals By-Products) Regulations 1994 (SI 257/1994), European Communities (Control of Veterinary Medicinal Products and their Residues) Regulations 1990 SI 171/1990; Medical Preparations (Licensing of Manufacture) Regulations 1993 (SI 40/1993), Medicinal Products (Licensing and Sale) Regulations 1998 (SI 142/1998) Radiological Protection Act 1991 and any regulations made thereunder, Animals Act, 1985, and all such licences, consents, permits and authorities are valid and subsisting and all conditions applicable to any such licence, consent, (including any planning consent) permit or authority have been complied with and the Vendors know of no reason why any of them should be suspended cancelled refused or revoked and none of the licences are or will be affected by a change in control of the Company.

14.2 All tests and practices carried on by the Company comply with the principles of good laboratory practice (GLP) in accordance with Council directive 1987/18/ EEC as amended by Directive 1999/11/EC, Council Directive 1988/320/EEC as amended by 1999/12/EC and the European Communities (Good Laboratory Practice) Regulations 1991 as amended by SI 294/1999. All of the Company's laboratories have had inspections and audits carried out as required under the aforesaid Directives and Regulations and the Company has not failed to obtain any certificate clearance or other authorisation unqualified and as required under the aforesaid Regulation and in particular the Company has an up to date Certificate from the National Accreditation Board (NAB) with regard to compliance by all of its laboratories as being compliant with Good Laboratory Practice.

14.3 All of the Company's premises, business practices and other relevant standards substantially comply with all legal requirements in all countries in which the Company carries on business or where the results of those practices, standards or tests are used or are used by the Company's customers.

            INTELLECTUAL PROPERTY RIGHTS, TRADE SECRETS AND MARKETING

15.      (a) All patents, registered designs, know-how, trade secrets, copyright, trade marks and similar intellectual property rights used in the Company's Business (whether registered or not) and all pending applications therefor are (or where appropriate in the case of any pending applications will be):-

             (i)   legally and beneficially vested in the Company;

             (ii)  valid and enforceable;

             (iii) not being infringed or attacked or opposed by any person;

             (iv) not subject to any licence or authority in favour of another; and

             (v) in the case of such rights as are registered or the subject of applications for registration, disclosed fully in the Disclosure Letter.

         (b) The processes employed and the products and services dealt in by the Company do not use, embody or infringe any patents, registered designs, know-how or trade secrets copyrights trade marks or similar intellectual property rights (whether registered or not) other than:-

             (i)   those belonging to the Company and referred to in paragraph
                   (a) above, or

             (ii) those in respect of which licences have been obtained and are currently in force, and are detailed in the Disclosure Letter and no claims have been made and no applications are pending of which the Vendors are aware which if pursued or granted might be material thereto.

         (c) The Company has not disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person any of its know-how, secrets, confidential information, price lists or lists of customers or suppliers.

         (d) The know how, secrets, confidential information and lists of customers and suppliers of the Company are all adequately documented.

         (e) The Company is not a party to any secrecy agreement or agreement which may restrict the use or disclosure of information forming part of the know-how or Intellectual Property.

         (f) All advertising and marketing materials and methods used by the Company comply with all legal requirements and other relevant standards and codes of practice in all countries in which those materials or methods are used by the Company and are not defamatory and there are no grounds on which such materials could be challenged for any reason whatsoever including without limitation defamation, trade libel or any other analogous law.

                           DOCUMENTS BOOKS AND RECORDS

16.      (a) All documents relating to the Company required to be filed with the
             Registrar of Companies pursuant to the Companies Acts or any other statute or instrument in force have been duly filed and are correct in all respects.

         (b) The register of members of the Company accurately and sufficiently records the members from time to time of the Company and the Company has received no notice of any intended application or proceedings to rectify the said register.

         (c) All proper and necessary books of account, minute books, registers and records have been maintained by the Company, are in its possession or under its control and are up to date and accurate in all respects and contain accurate information in accordance with generally accepted accounting practices and principles relating to all transactions to which the Company has been a party.

         (d) All title deeds relating to the assets of the Company and an executed copy of all agreements to which the Company is a party, and the original copies of all other documents which are owned by or which ought to be in the possession of the Company are in its possession or under its control.

         (e) Each shareholder of the Company who is, or has at any time been required to notify the Company of its interests in any shares in or debentures of the Company pursuant to Section 53 of the Companies Act, 1990 has duly complied with its obligations under Part IV Chapter I of the said Act.

                                    STAMPING

17. All documents which in any way affect the right, title or interest of the Company in or to any of its property, undertaking or assets, or to which the Company is a party and which attract stamp duty have been duly stamped within the requisite period for stamping and no document belonging to the Company which is subject to ad valorem stamp duty is unstamped or insufficiently stamped.

                              COMPLIANCE WITH LAWS

18.      (a) The Company has conducted its business substantially in accordance with all applicable laws, regulations, bye-laws, orders and safety standards in Ireland and in any relevant foreign country and there is not and there has not been any violation of or default with respect to, any statute, regulation, order, decree or judgement of any Court or any governmental agency or local or other authority of Ireland or other relevant foreign country which in consequence whereof an unfavourable judgement decision, ruling or finding would or could so far as the Vendors are aware have a material effect upon the assets or business or financial condition of the Company nor has the Company or so far as the Vendors are aware any of its officers committed any breach of any provision of its articles of association or of any trust deed, agreement or licence to which it is a party or of any covenant, mortgage, charge or debenture given by it.

         (b) Neither the Company nor so far as the Vendors are aware any of any of its officers, agents or employees during the course of their duties in relation to the Company has committed or omitted to do any act or thing the commission or omission of which is or could be in contravention of any act, order, regulation or the like (whether in Ireland or elsewhere) giving rise to any fine, penalty or default proceedings or other liability on its part.

                                    COMPUTER

19.      (a) The Company has in force maintenance contracts for all items of computer hardware (including operating systems) which it uses and there is no reason to believe that those maintenance contracts will not be renewed by the other contracting party upon their expiry (if so required by the Company) upon substantially similar terms to those now applicable.

         (b) The Company has not suffered any failures or breakdowns of the computer hardware or software which it used in the year preceding the date of this Agreement.

         (c) The Company has operated and used all items of computer hardware used by it in accordance with the manufacturers recommendations including (without limitation) any recommendations as to environmental condition and power supply.

         (d) All computer software (including programs held on silicon chips, disks and any other media, manuals and operator guides) used by the Company is either owned by the Company or held by it on licence the terms of which have been disclosed in the Disclosure Letter.

         (e) The Company owns and has access to all documents and information (including source codes) which might be required to enable the Company to adapt, modify or improve such software economically and has the right to make such adaptations, modifications or improvements without the consent of any third party.

         (f) The Company has in force software support contracts for all current software licences held by the Company and there is no reason to believe that those contracts will not be renewed by the other contracting party upon their expiry (if so required by the Company) upon substantially similar terms to those now applicable.

         (g) The Company has not suffered any failures or bugs in or breakdown of such software (except arising from operator error not based on inadequate manuals) in the year preceding the date of this Agreement.

         (h) The Company has and is entitled to have back up copies of all software used by the Company which copies are to date fit for immediate use and stored in a secure place separate from the original copies of such software themselves.

         (i) The Company has not altered or modified any software held by it on licence or used by it whether with or without the consent of the owner or manufacturers thereof.

         (j) The Company has taken proper precautions to preserve the availability confidentiality and integrity of its computer systems and has had such systems reviewed regularly by independent experts in the field.

         (k) The Company is not aware of any case where fraud has been committed against the Company by use or abuse of its computer systems whether alone or in conjunction with any third party.

         (l) The Company has not altered, adapted or modified any software held by it on licence or used by it whether with or without the consent of the owner or manufacturers thereof.

         (m) The Company has not got any of its record systems controls data or information recorded stored maintained operated or otherwise dependent upon or held by any means (including any electronic mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom and use thereof) are not under the exclusive ownership and direct control of the Company; and

         (n) There has been no breach of any service or maintenance contract relevant to any such electronic mechanical or photographic process or equipment whereby any person or body providing services or maintenance thereunder may have the right to terminate such service or maintenance contract.

                                  BUSINESS NAME

20. The Company does not carry on any part of its business under any name except its present corporate name and the Vendors have no interest of any kind in any other entity which trades under a similar name to the Company or includes the words "Biological Laboratories" in its name and the Vendors have no interest in any Company or other entity which could be regarded as being in competition with the Company or is involved in a business similar to the Business of the Company.

                                    DIRECTORS

21.      (a) The only directors of the Company are the persons whose names are listed in relation to each Company in THE SECOND SCHEDULE to the Agreement.

         (b) None of the persons who at present is a director or officer of the Company is ineligible to be a director by reason of the Companies Acts. For the purposes of this clause "director" includes any person occupying the position of director by whatever name called.

         (c) No person is a shadow director (within the meaning of Section 27 of the Companies Act, 1990) of the Company but is not treated as one of its directors for all the purposes of the Companies Acts, 1963 to 2001.

         (d) None of the Directors or other officers of the Company has been declared by a Court to be a person to whom chapter I of Part VII of the Companies Act, 1990 applies, nor has any person been or is an auditor, Director or other officer in any way, whether directly or indirectly, concerned or taken part in the promotion, formation or management of the Company in breach of Section 160 of the Companies Act, 1990.

            COMPLIANCE WITH THE COMPANIES ACT, 1990 AS AMENDED BY THE
                       COMPANY LAW ENFORCEMENT ACT, 2001

22.      The Company has not:-

         (a) entered into any arrangement in breach of Section 28 or Section 29 of the Companies Act, 1990 ("the 1990 Act");

         (b) made any loans or quasi-loans (within the meaning of Section 25 of the 1990 Act as amended by Section 75 Company Law Enforcement Act, 2001 ("the CLE Act")), entered into any credit transactions as creditor or entered into any guarantee or indemnity or provided any security in connection with a loan, quasi-loan or credit transaction in breach of Section 31 of the 1990 Act as amended by the CLE Act;

         (c) been and is not related to any other company for the purpose of
             Section 140 of the 1990 Act and is not and will not at any time be liable to be subject to an order made under that Section by virtue of any act (whether of commission or omission) that occurred prior to Completion;

         (d) had a notice served on it by its auditors pursuant to Section 185 or 194 of the 1990 Act;

         (e) entered into any transaction or arrangement, particulars whereof would, pursuant to Section 41 of the 1990 Act, require to be contained in the Accounts proposed by the Company;

         (f) purchased or redeemed its own shares or those of its holding company or created treasury shares pursuant to the provisions of
             Part XI of the 1990 Act;

         (g) been struck off and subsequently restored to the register pursuant to Section 311A of the Companies Act, 1963 as amended; and

         (h) no shares in or debentures of the Company are subject to or have been issued in contravention of any restriction under Section 16 of the 1990 Act and the Company is not legally or beneficially interested in any shares in or debentures of any company which are the subject of any restriction under Section 16 of the 1990 Act.

                                   LIABILITIES

23. Each shareholder of the Company who is, or has at any time been required to notify the Company of its interests in any shares in or debentures of the Company pursuant to Section 53 of the Companies Act, 1990 has duly complied with its obligations under Part IV Chapter 1 of that Act.

24 No sums are owing by the Company to its auditors, solicitors or other professional advisers.

                                      GIFTS

25 Neither the Company nor any of its officers, employees or agents nor any other person acting on its behalf has directly or indirectly given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder its business or assist it in connection with any actual or proposed transaction.

                           RETURNS AND INVESTIGATIONS

26       (a) All appropriate returns and all relevant information have been supplied to the Revenue Commissioners, Customs and Excise, Department of Enterprise Trade & Employment, Department of Health & Children, Department of Finance, Department of Social Community and Family Affairs, Department of Agriculture, National Accreditation Board, Department of Public Enterprise and all other relevant governmental, municipal and local authorities in connection with the business of the Company and the same were and are complete, true and accurate.

         (b) Full details of all negotiations with and investigations and enquiries by any of the public authorities referred to in sub-paragraph (a) concerning any alleged or material liability (or alleged material liability), actual or contingent, of or any material act or omission of the Company (or any director employee or agent of the Company in such capacity) have been disclosed to the Purchaser and in respect of all such negotiations, investigations and enquiries full and frank disclosure of all material facts was made to the public authorities concerned and all information supplied to them was true and accurate and there were and are no circumstances which would render any such information inaccurate, untrue or misleading.

         (c) There are not pending, nor in existence, any investigations or enquiries by or on behalf of any governmental or other body or local or other authority in respect of the affairs of the Company.

         (d) The Company has not had its affairs investigated pursuant to Sections 7, 8 or 9 of the Companies Act, 1990 (the "1990 Act") nor has there been any investigation of the ownership of the Shares of the Company pursuant to Sections 14 or 15 of the 1990 Act, nor has there been a direction made under Section 16 of the 1990 Act nor an investigation pursuant to Section 66 of the 1990 Act.

         (e) The Company is not the subject of or adversely affected by any Court Order made pursuant to Section 12 of the 1990 Act or otherwise the subject of or adversely affected by any proceedings instituted by or against any person as a result of any investigation of any Company's affairs under the 1990 Act.

         (f) The Company is not identified or referred to in any inspectors report made pursuant to Section 11 of the 1990 Act.

         (g) No directions have been given to the Company under or pursuant to
             Section 19 of the 1990 Act in relation to the production of documents.

         (h) The Company nor any of its shareholders have not been involved in, and no claim has been made in respect of any action under Section 205 of the Companies Act, 1963 in relation to any of the Shares.

                                 COMPETITION LAW

27.      (a) The Company is not and has not been a party to, or engaged in, any agreement, arrangement, decision, concerted practice or activity which is prohibited by Section 4(1) of the Competition Acts 1991 and 2002 (the "Competition Acts").

         (b) The Company has not made any notification to the Competition Authority requesting a licence pursuant to Section 4(2) of the Competition Acts or a certificate pursuant to Section 4(4) of the Competition Acts.

         (c) The Company has not committed, contrary to Section 5 of the Competition Acts , any abuse, either alone or jointly with any other undertaking, of a dominant position within the State or a substantial part of the State.

         (d) An authorised officer appointed pursuant to Section 20 of the Competition Acts has not entered and inspected any premises at or vehicles in or by means of which the Company carries on business nor required the Company nor any of its officers or agents to produce any books, documents or records and has not inspected, copied or taken extracts from any such books, documents and records nor required the Company nor any person to provide any information in regard to entries in such books, documents and records or in regard to the Company or its activities.

         (e) No petition has been presented by a person pursuant to Section 6(1) of the Competition Acts for an injunction or declaration or damages including exemplary damages in relation to any agreement decision, concerted practice or action in which the company is or has been involved nor has any such injunction or declaration or damages been granted.

         (f) No petition has been presented by the Minister pursuant to Section 6(4) of the Competition Acts for an injunction or declaration in relation to any agreement, decision, concerted practice or action in which the Company is or has been involved nor has any such injunction or declaration been granted.

         (g) The Company is not and has not been a party to, or engaged in, any agreement, arrangement decision, concerted practice, or activity which contravenes the provisions of any competition, anti-trust, anti-monopoly or anti-cartel law of any jurisdiction.

         (h) Neither the Company nor any of its officers or agents (during the course of their duties in relation to the business) has committed or omitted to do any act or thing the commission or omission of which is or could be in contravention of any Treaty Article, Regulation, Directive, Decision, Act, Order, Regulation or the like giving rise to any fine, penalty, default, proceedings or other liability in relation to the business of the Company.

         (i) The Company has not received any process, notice or communication, formal or informal, by or on behalf of the Competition Authority or the European Commission or any other authority of any country or any political or administrative sub-division thereof having jurisdiction in anti-trust or consumer protection matters in relation to any aspect of its business or any agreement arrangement or practice to which it is or is alleged to be a party and so far as the Vendors are aware no such process notice or communication is likely to be received

                           MERGER CONTROL LEGISLATION

28.      (a) No order has been made under the Mergers Act which directly or indirectly affects the business of the Company.

         (b) In relation to every merger or take-over in which the Company was involved prior to the date of this Agreement and to which the Mergers Act applied, the Minister has issued a statement in writing prior to completion of the merger or take-over concerned stating that he had decided not to make an order under Section 9 of the Mergers Act in relation to the proposed merger or take-over.

         (c) The Minister has not referred any proposed merger or take-over in which the Company is or was involved and to which the Mergers Act applies to the Competition Authority for investigation pursuant to
             Section 7(b) of the Mergers Act.

         (d) The Company has not been the object of a report of the Competition Authority under Section 8(1) of the Mergers Act stating whether, in the opinion of the Authority, a proposed merger or take-over would be likely to prevent or restrict competition or restrain trade in any goods or services and would be likely to operate against the common good.

         (e) The Company has never been involved in any merger or take-over which should have been referred to the Minister under the Merger Acts but was not so referred and in particular but without prejudice to the generality of the foregoing the acquisition by Biological Laboratories Europe Limited of the entire issued share capital of Entomology Limited from Mr. Moran and Catherine Caulfield in 1 June, 1998 did not require notification to the Minister under the Mergers Act and the Acquisition was approved by resolution of the shareholders of the Company pursuant to Section 29 of the Companies Act, 1990.

         (f) The Company has not received any process, notice or communication, formal or informal from any authority of any country in relation to any aspect of its business which notice process or communication was adverse to the business in any way.

                                 DATA PROTECTION

29. No individual has claimed compensation from the Company under the Data Protection Act, 1988 as amended by the European Communities (Data Protection) Regulations, 2001 for loss or unauthorised disclosures of data, nor has the Company received any notice or allegation from either the Data Protection Registrar or a data subject alleging non-compliance with the data protection principles of that Act or prohibiting the transfer of data to a place outside Ireland.

                                   ENVIRONMENT

30.      For the purposes of this paragraph 30:-

         "ENVIRONMENTAL LEGISLATION" shall mean all applicable laws of Ireland or any local authority in Ireland (including common law) and European Community Law and the law of any relevant foreign country or authority within any such country and regulations having the force of law concerning the protection of human health or the environment or the conditions of the workplace or the generation, transportation, storage, treatment or disposal of toxic or special wastes, hazardous wastes, controlled wastes or any other wastes or disposal or treatment of animal carcas or other dangerous substances including but not limited to the Fisheries (Consolidation) Act, 1959, Local Government (Water Pollution) Act, 1977, the Local Government (Water Pollution) (Amendment) Act, 1990, the Local Government (Water Pollution) Regulations, 1978, the Air Pollution Act 1987, the Air Pollution Act, 1987, (Licensing of Industrial Plant) Regulations, 1988, the Local Government (Planning and Development) Acts, 1963 to 1999, the Planning and Development Act 2000, Local Government (Planning and Development) Regulations 1994 to 2000, the Planning Regulations 2001, the Dangerous Substances Acts, 1972 and 1979, the Local Government (Sanitary Services) Acts, 1878-1964, European Communities (Control of Veterinary Medicinal Products and their Residues) Regulations 1990 (SI 171/1990), European Communities (Disposal Processing and Placing on the Market of Animal By Products) Regulations 1994 (SI 257/1994), the Safety in Industry Acts, 1955 and 1980, the Safety, Health and Welfare at Work Act, 1989, the Public Health (Ireland) Acts, 1878, the Public Health Acts (Amendment) Act, 1890, Fisheries Acts 1959 to 1991 and the Fisheries (Amendment) Act 1994 to 2001, the Litter Pollution Act 1997, the Environmental Protection Agency Act, 1992, the Waste Management Act, 1996, The Waste Management (Amendment) Act, 2001, the Waste Management (Use of Sewage Sludge in Agriculture) Regulations 1998, The European Communities (Waste) Regulations, 1979, The Waste Management (Licensing) Regulations 1997, the Waste Management (Permit) Regulations 1998, the European Communities (Licencing of Incinerators of Hazardous Waste) Regulations 1998, Directive 94/67/EC on the incineration of Hazardous Waste, Directive 2000/76 on the incineration of Hazardous Waste and any other regulations made under the Waste Management Act 1996 and Waste Management (Amendment) Act, 2001, the European Communities (Environmental Impact Assessment) Regulations 1989-1999, the Radiological Protection Act 1991 and all orders and regulations under any of the above legislation and as the same are from time to time varied or amended and any other statute or subordinate legislation code of practice guidance note or local government or other bye-laws relating to human health or the environment or the conditions of the workplace or the generation transportation storage treatment or disposal of Hazardous Items (hereinafter defined);

         "Hazardous Items" means any waste as defined in the Waste Management Act 1996 as amended and include hazardous waste, commercial, household, industrial and municipal waste as therein defined and any kind of noise vibration smell fumes smoke soot ash dust grit chemicals leachate petroleum products noxious radioactive inflammable explosive dangerous or offensive gases or materials and any other substances of whatever nature which may cause harm to man or to the health of living organisms or to the environment or public health or welfare.

         (a) The Company has at all times complied with Environmental Legislation and there is nothing in on or over or under the Properties the presence existence or condition of which constitutes a breach of Environmental Legislation nor is or has there been any manufacturing storage generation servicing treatment disposal or other process carried on or at the Properties in such a way as to amount to a breach of the same.

         (b) All necessary permits, permissions, approvals, licences, consents, authorisations and registrations ("the Consents") required under Environmental Legislation with regard to the Properties or the business of the Company and/or any activities processes, tests and substances from time to time on the Properties or carried on by the Company have been obtained and made in the name of the Company.

         (c) any person to whom the Company has transferred the control of its waste has the appropriate waste collection permit or waste licence under the Waste Management Act 1996 or the Environmental Protection Agency Act, 1992 (and such waste collection permit or waste licence has not been revoked)

         (d) All Consents required under Environmental Legislation (or true and complete evidential copies of the same) are in the possession or under the control of the Company and there are no outstanding applications or appeals in relation to the same.

         (e) All statements made and all information supplied by or on behalf of the Company in support of applications made for the Consents were and remain true and accurate in all material respects.

         (f) All conditions attached to the Consents have in all material respects been complied with and no claims or proceedings have been made or issued or are contemplated or threatened alleging a breach of such conditions and all Consents are valid and subsisting and no communication has been received alleging that any Consent may be modified suspended, refused or revoked and there are no circumstances likely to give rise to modification suspension, refusal or revocation.

         (g) No writ, summons, order, enforcement notice, prohibition notice or other notice has been issued or served and no direction from any Government Office or of any public local or other statutory authority has been made with regard to the Properties or to the Company and/or any activities processes or substances or tests in or over or under the Properties or carried on by the Company pursuant to the Environmental Legislation or with regard to the presence of any Hazardous Items and no prosecutions have been instituted with respect thereto.

         (h) No offence has been committed on or in connection with the Properties or any activities processes or substances in on over or under the Properties or with the activities of the Company pursuant to Environmental Legislation.

         (i) No complaints have been made by any third party (including any employee or Government or Local Authority) with regard to the Properties and/or any activities processes or substances in on over or under the Properties or with regard to any activities of the Company as the result of any actual or alleged breach of Environmental Legislation or the presence of any Hazardous Items and the Vendors are not aware of any circumstances which may lead to any such complaint.

         (j) No works have been carried out on the Properties by any public local or other statutory authority under Environmental Legislation or any other legislation in respect of which such authority is entitled to recover costs nor has the Company received any notice or any information indicating that it is or may be responsible for all or some portion of the costs of investigating treating containing removing from any place or otherwise addressing any Hazardous Items.

         (k) There are not on the Properties or have there been:-

             (i) any genetically modified organisms as defined in Directives 90/219/EC and 90/220/EEC on the deliberate release into the environment of genetically modified organisms;

             (ii) carried on any activities requiring a licence under the Radiological Protection Act, 1991;

             (iii) any hazardous waste (as defined in the Waste Management Act,
                   1996 (as amended));

             (iv) carried on any activity requiring a licence for the purposes of integrated pollution control under the First Schedule to the Environmental Protection Agency Act, 1992; or

             (v)   any offence under the Litter Act, 1982;

         (l) The Properties have not been affected by any landfill gas or other contaminants nor is or has there been used disposed of generated stored transported dumped released deposited burned or emitted any Hazardous Items at on from or under the Properties or at on from or under any other premises.

         (m) There is not nor has there been any leaking of any gas liquid or other material of any kind into over or under the Properties from any adjacent land or premises in third party ownership.

         (n) No Hazardous Items have been spilled released discharged or disposed of in the soil or water in under or upon the Properties or in any of the buildings comprised in the Properties and there has been no loss, spillage, accident or other development which the Company is obliged to notify the Local Authority or the Environmental Protection Agency or both about (under Section 32 of the Waste Management Act, 1996).

         (o) The Company has not received nor applied for any grants or funds from any public local or other statutory authority in connection with environmental improvements or reclamation on the Properties.

         (p) The Vendors are not aware of any proposed health safety or environmental requirements (whether in relation to the Properties or any activities processes or substances from time to time on the Properties or from time to time carried on by the Company) which if adopted would have a material adverse impact upon the Company.

         (q) The Company is not the subject of any public or private litigation or proceedings involving a demand for damages or equitable relief or other potential liabilities with respect to any violation or alleged violation of any Environmental Legislation.

         (r) There has not been disposed of, spread, buried or incinerated on the Properties any animal carcass or part of any animal or any product of animal origin (including waste).

                                     BRANCH

31. The Company has outside Ireland no branch, agency or place of business or any permanent establishment.

                            VENDORS' OTHER INTERESTS

32. The Vendors do not have any rights or interests, directly or indirectly, in any business other than that now carried on by the Company which are or are likely to be or become competitive with the business of the Company, save as registered holder or beneficial owner of any class of securities of any company which is listed on the Stock Exchange and in respect of which the Vendors hold and is beneficially interested in less than 5 per cent of any single class of the securities in the company.

                                    ACCOUNTS

33. The Accounts have been prepared in accordance with the law and on a basis consistent with that adopted in preparing the annual accounts of the Company for the previous 3 financial periods in accordance with accounting principles, standards and practices generally accepted in Ireland at the date of this Agreement and give a true and fair view of the state of affairs of the Company as at the Relevant Date and of its assets, liabilities and profits or losses as at that date or for the periods concerned and the audited balance sheet of the Company and the audited profit and loss account of the Company for the period ended on the Relevant Date have been prepared in accordance with the law and in accordance with accounting principles, standards and practices generally accepted in Ireland at the date of this Agreement and give a true and fair view of the state of affairs of the Company as at the Relevant Date and its assets, liabilities and profits or losses as at that date or for the period concerned.

34 Adequate provision for all material liabilities as far as were known or had been ascertained or could be reasonably anticipated by the Company has been made in the Balance Sheet; there were no material capital commitments of the Company as at the Relevant Date except as noted; the Balance Sheet did not overstate the current or fixed assets, the valuation and depreciation rates used therein were on the same basis as in previous years and proper provision was made for bad and doubtful debts. The Balance Sheet contained sufficient provision to cover all Taxation for which the Company was on the Relevant Date or at any time thereafter may have become or may hereafter become liable to be assessed or to pay, or on, in respect of, or by reference to, the profits, gains, income or earnings of the Company for any period ending on or before the Relevant Date and in respect of all distributions, dividends, loans, advances and payments, paid, due, payable or made prior to the date hereof.

35.      Since the incorporation of the Company there has been no change in:-

         (a) the accounting policies followed by the Company and the Accounts have been prepared using the accounting policies detailed in Annexure C; or

         (b) the basis and method of valuing the stock or the basis and method of determining depreciation or of determining the amount of any asset or liability of the Company of a kind which would have a material effect in relation to, or on the amount at which the item affected by the change is stated in the Company's audited consolidated balance sheet and profit and loss account at the Relevant Date.

36. Since the incorporation of the Company none of the assets of the Company has been revalued.

37.      In the Accounts:-

         (a) redundant, obsolete, excessive or inadequate stocks of the Company has been written off or written down as appropriate in accordance with the accounting policy for inventories disclosed in the Accounts so that taken as a whole it is stated at an amount not in excess of net realisable value at the Relevant Date;

         (b) the basis of valuation for stock-in-trade -

             (i) is in accordance with Statement of Standard Accounting Practice No. 9 and is particularly described in the Statement of Accounting Policies in the Accounts;

             (ii) has remained substantially the same in respect of the commencement and end of each of the accounting periods of the Company for the last three years

         (c) depreciation has been provided in accordance with the accounting policy for tangible fixed assets as disclosed in the Accounts up to and including the Relevant Date.

38.      (a) The debts included in the Accounts and debts accruing to the
             Company since the Relevant Date up to the date hereof are valid and enforceable and will realise in the ordinary course of collection the full nominal amounts thereof except to the extent of the provision for bad or doubtful debts in the Accounts and no book debt is the subject of any dispute, litigation, counterclaim or set-off nor are there any circumstances which may make any book debt owed to the Company bad or doubtful.

         (b) Provisions for bad or doubtful debts have been calculated in accordance with the accounting policy for debts as disclosed in the Accounts.

39.      All accounts books ledgers and other financial records of the Company:-

         (a) have been properly maintained and contain records of all matters required to be entered therein by the Companies Acts;

         (b) do not contain or reflect any material inaccuracies or discrepancies; and

         (c) give a true and fair view and accurately reflect the transactions and matters dealt with as at the date stated therein.

40.      (a) The Accounts contain an unqualified report from the Auditors.

         (b) No audited accounts of the Company in the past five years had attached thereto an auditor's report which was qualified in any way.

41.      (a) The financial position and results shown by the Accounts or previous accounts of the Company for the last three years have not (except as therein disclosed) to any material extent been affected by any extraordinary or exceptional items or by inconsistencies of accounting practice or by the inclusion of non-recurring items of income or expenditure or by transactions entered into otherwise than on normal commercial terms or by any other factor rendering such financial position and results unusual or misleading in any material respect.

         (b) Except as disclosed by the Accounts or previous accounts of the Company the profits of the Company for the year ended on the Relevant Date have not to a material extent been affected by any unusual or non-recurring income or expenditure or by any other factor rendering such profits for all or any such year exceptionally low or high.

42.      The Balance Sheet of the Company has:-

         (a) made adequate provision or reserve for or note of all the liabilities (whether actual or contingent and whether or not quantified or disputed) of the Company for which the Company has been and was at the Relevant Date or at any time thereafter may have become or may hereafter become liable to be assessed on or in respect of or by reference to the profits, gains, income or earnings of the Company for any period ending on or before that date and dividends or other distributions, loans or advances); and

         (b) made adequate provision or reserve for depreciation and amortisation of fixed assets (such fixed assets not having been re-valued upwards for the purposes of the balance sheets), for bad and doubtful debts, discounts, credits for overcharging, maintenance and rectification and for deferred tax on the basis disclosed in the Accounts and contain full notes as to all material contingent liabilities and any material capital commitments undertaken or authorised as at the Relevant Date.

43. There are no facts or circumstances known to the Vendors which would cause the Vendors, if a balance sheet of the Company was being prepared as at the date of execution hereof to include in such balance sheet a provision in relation to such facts or circumstances.

44. There are no commitments on capital account outstanding at the Relevant Date other than as set out in the Accounts.

45. No guarantee has been executed or filed by or in respect of the Company pursuant to Section 17 of the Companies (Amendment) Act, 1986.

                                   PROPERTIES

         TITLE

46.      (a) The Properties comprise:-

             (i) all the land and premises owned occupied or otherwise used by the Company; and

             (ii) all the estate interest right and title whatsoever (including for the avoidance of any doubt interests in the nature of options) of the Company in respect of any land or premises;

         (b) Those of the Properties which are occupied or used by the Company in connection with any business carried on by the Company are so occupied or used by right of ownership or under lease or licence and the terms of any such lease or licence permit such occupation and use.

         (c) The Company is the legal and beneficial owner of the Properties and all fixtures and fittings at the Properties are the absolute property of the Company free from encumbrances.

         (d) The Company has a good and marketable title to the Properties free from all questions or doubts and has excepted and reserved to it all necessary and appropriate easements and other rights for the benefit of the Properties.

         (e) The information contained in the Fifth Schedule to the Agreement as to the tenure of the Properties the principal terms of the leases or licences under which the same are occupied or used by the Company and the principal terms of the tenancies or licences subject to and with the benefit of which the Properties are held is true and accurate in all respects.

         (f) Where the title to any of the Properties is unregistered it is properly constituted by and can be deduced from duly stamped documents of title which are in the possession or under the control of the Company. No event has occurred in consequence of which registration should have been effected at the Land Registry.

         (g) Where the title to any of the Properties is registered the Company is shown on the register thereof at the Land Registry as the registered owner with absolute title and where the Land Certificate in respect of any of such Properties has issued the Land Certificate is in the possession or under the control of the Company and where the Land Certificate has not issued no application has been made by or on behalf of the Company for its issue.

         ENCUMBRANCES

         (h) The Properties are free from any mortgage debenture or charge (whether specific or floating legal or equitable) rent charge lien or other encumbrance securing the repayment of monies or other obligation or liability whether of the Company or any other party.

         (i) The Properties are not subject to any liability for the payment of any outgoings other than local authority rates and in the case of leasehold properties the rents and service charges specified in the Leases under which the Properties are held.

         (j) The Properties are not subject to any covenants restrictions stipulations easements profits a prendre wayleaves licences grants exceptions or reservations overriding interests or other such rights the benefit of which is vested in third parties nor any agreement to create the same.

         (k) The Properties are not subject to any agreement or right to acquire the same nor any option right of pre-emption or right of first refusal and there are no outstanding actions claims or demands between the Company and any third party affecting or in respect of the Properties.

         (l) The Properties are free from any charge claim caution inhibition or notice and no matter exists which is capable of registration against any of the Properties.

         (m) There is no person who is in occupation (other than pursuant to any of the tenancies referred to in the Fifth Schedule) or who has or claims any rights or easements of any kind in respect of the Properties adversely to the estate interest right or title of the Company therein.

         PLANNING MATTERS

         (n) For the purposes of sub-paragraphs (n) to (y) (inclusive) of this paragraph "the Planning Acts" means

             - The Local Government (Planning and Development) Acts 1963 to 1999
               and the Planning and Development Act, 2000) ;

             - The Building Control Act 1990

             as the same are from time to time varied or amended and any other statute or subordinate legislation relating to planning matters.

         (o) The use of each of the Properties is the permitted or lawful use for the purposes of the Planning Acts and no such use is subject to planning conditions of an onerous or unusual nature (including any of a personal or temporary nature).

         (p) All necessary permissions have been obtained for the purposes of the Planning Acts in respect of any development of the Properties and any subsequent alteration extension or other improvement of the same and no planning permission is of a personal or temporary nature or has been revoked modified or suspended or is the subject of a High Court challenge and no application for planning permission is either awaiting decision or the subject of any appeal.

         (q) Building regulation and bye-law consents and approvals and Fire Safety Certificates (where applicable) have been obtained in respect of the development of the Properties and any subsequent alteration extension or other improvement of the same.

         (r) Compliance is being made and has at all times been made in all respects with all planning permissions and building regulation and bye-law consents for the time being in force in relation to the Properties and with all orders directions and regulations made under the Planning Acts and all conditions attached thereto have been fully complied with.

         (s) no agreements or undertakings relating to the Properties have been entered into under any statutory provision or otherwise.

         (t) Compliance is being and has at all times been made with all statutory provisions relating to the Properties.

         (u) None of the Properties is listed as being of special historic or architectural importance or located in a conservation area nor are the Properties affected by any tree preservation orders.

         (v) All development charges monetary claims and liabilities under the Planning Acts or any other such legislation have been discharged and no such liability contingent or otherwise is outstanding in respect of the Properties.

         (w) None of the Properties is affected or likely to be adversely affected by any proposals contained in any development plan prepared or in the course of preparation in respect of the areas in which the Properties are situated.

         (x) All statements made and all information supplied by or on behalf of the Company in support of applications lodged for the grant of permissions or certificates under the

             Planning Acts in respect of the Properties were and remain true and accurate in all material respects.

         (y) No enforcement notices warning notices or other notices have been issued by any local planning authority in respect of the Properties nor has any enforcement or other action (including the exercise of any right of entry) been taken by any such authority and the Vendors are not aware of any circumstances which may lead to the same.

         STATUTORY OBLIGATIONS

         (z) Compliance is being made and has at all times been made with all applicable statutory and bye-law requirements with respect of the Properties and in particular (but without limitation) with requirements as to fire precautions and means of escape in case of fire and with requirement under the Fire Services Act, 1981.

         (aa) There is no outstanding and unobserved or unperformed obligation with respect to the Properties necessary to comply with the requirements (whether formal or informal) of any local or other competent authority and the Company does not anticipate that it will be obliged to incur the expenditure of any substantial sum of money within the next two years for such purpose.

         (bb) There are not in force or required to be in force any licences, permits or other consents whether under statute or otherwise which apply to the Properties or relate to or regulate any activities carried on therein.

         ADVERSE ORDERS

         (cc) There are no compulsory purchase or demolition notices orders or resolutions affecting the Properties nor are the Vendors aware of any circumstances likely to lead to any being made.

         (dd) No notices have been served under the Derelict Sites Act 1990 affecting the Properties nor are the Vendors aware of any circumstances likely to lead to any being served.

         CONDITION OF THE PROPERTIES

         (ee) The buildings and other structures on the Properties are in good and substantial repair and fit for the purposes for which they are at present used.

         (ff) There are no disputes with any adjoining or neighbouring owner with respect to boundary walls and fences or with respect to any easement right or means of access to the Properties.

         (gg) The principal means of access to the Properties are over roads which have been taken over by the local or other roads authority and which are maintainable at the public expense and no means of access to the Properties is shared with any other party nor subject to rights of determination by any other party.

         (hh) Each of the Properties enjoys the main services of water drainage electricity and gas through media located entirely on in or under the Properties and the passage and provision of such services is uninterrupted.

         (ii) None of the Properties is located in an area or subject to circumstances particularly susceptible to flooding.

         (jj) No building or structure on the Properties has at any time been affected by structural damage or electrical defects or by timber infestation rising damp or disease.

         (kk) The Properties are not subject to any rights of common.

         (ll) None of the Properties is affected by past or present mining activity.

         (mm) None of the Buildings or other structures on the Properties contains in its fabric any:-

              (i)    high alumina cement or concrete;

              (ii)   calcium chloride cement;

              (iii)  calcium silicate bricks or tiles;

              (iv)   asbestos products;

              (v)    wood wool slabs in permanent shuttering form;

              (vi)   crocidolite;

              (vii)  untreated sea-dredged aggregates;

              (viii) alkali re-active aggregates;

              (ix)   urea formaldehyde;

              (x)    vermiculite plaster;

              (xi)   artificial slates;

              (xii)  lead based paints;

              (xiii) concrete curing accelerator;

              or any deleterious substances or any substances or materials generally known to be deleterious to health or safety or to the integrity of building.

         INSURANCE

         (nn) The Properties are insured in their respective full reinstatement value and for not less than three years' loss of rent and against third party and public liability claims to an adequate extent.

         (oo) All premiums payable in respect of insurance policies relating to the Properties which have become due have been duly paid and no circumstances have arisen which would vitiate or permit the insurers to avoid such policies.

         LEASEHOLD PROPERTIES

         (pp) The Company has paid the rent and observed and performed the covenants on the part of the lessee and the conditions contained in any leases (which expression includes underleases) under which the Properties are held and the last demand for rent (or receipts if issued) were unqualified and all such leases are valid and in full force.

         (qq) All licences consents and approvals required from the lessors and any superior lessors under the leases of the Properties and from their respective mortgagees (if any) have been obtained and the covenants on the part of the lessee contained in such licences consents and approvals have been duly performed and observed.

         (rr) There are no notices negotiations or proceedings pending in relation to rent reviews nor is any rent liable at the date hereof to be reviewed and time is not of the essence in respect of any steps to be taken in the conduct of rent reviews.

         (ss) There is no obligation to reinstate any of the Properties by removing or dismantling any alteration made to the same by the Company or any predecessor in title to the Company.

         (tt) There is not outstanding and unobserved or unperformed any obligation necessary to comply with any notice or other requirement given by the lessor under any leases of the Properties.

         (uu) There are no circumstances which would entitle any such lessor to exercise any powers of entry or take possession or which would otherwise restrict the continued possession and enjoyment of the Properties.

         (vv) The Company does not have any continuing liability in respect of any other property formerly owned or occupied by the Company either as original contracting party or by virtue of any direct covenant having been given on a sale or assignment to the Company or as a guarantor of the obligations of any other person in relation to such property.

         (ww) The Company is in actual occupation of all parts of the Properties and the security of tenure provisions of the Landlord and Tenant Acts are not excluded nor is the right to compensation for disturbance and no notices have been served on or received by the Company under the Landlord and Tenant Acts.

         TENANCIES

         (xx) The Properties are held subject to and with the benefit of the tenancies (which expression includes sub-tenancies) as set out in the Fifth Schedule to the Agreement and none other.

         (yy) With respect to such tenancies there have been disclosed in the Fifth Schedule particulars of:-

              (i) the rent and any rent reviews and with respect to rent reviews whether they are upwards only the date for giving notice of exercise of such reviews and the operative review date;

              (ii)  the term and any rights to break or renew the term;

              (iii) the obligations of the landlord and tenant in respect of outgoings repairs insurance services and service charge;

              (iv)  any option pre-emption or first refusal rights;

              (v) the user required or permitted under the terms of the tenancies;

              (vi) any entitlement of a tenant of the whole or any part of the Properties to compensation on quitting the premises let to him in respect of disturbance and improvements or otherwise;

              (vii)  any unusual provisions;

              (viii) any sub-tenancies derived out of such tenancies.

         (zz) The Vendors are not aware of any material or persistent breaches of covenant by a tenant of any of the Properties including the covenants to pay rent and no guarantor or surety has been released expressly or by implication.

         (aaa) All such tenancies are incapable of alienation without the previous written consent of the Company and prohibit absolutely:-

               (i) the assignment underletting or parting with possession of part (as opposed to the whole) of the premises comprised in the same; and

               (ii) the sharing of possession or occupation of all or any of the said premises.

         (bbb) All such tenancies are on full repairing and insuring terms so that the occupational tenants or other occupants are together contractually responsible to the Company (whether by way of service charge or otherwise) for payment of the whole of the rates and all outer outgoings (including but without limitation the insurance repair decoration maintenance and rebuilding of the Properties and amortisation of plant and machinery thereat) payable in respect of the Properties so that there is no residual liability on the part of the Company and all expenditure by the Company (other than rent payable under the leases vested in the Company) in respect of the Properties is recoverable by the Company and the Company as landlord is entitled to charge reasonable management fees.

         (ccc) No tenant or licensee has commuted any rent or licence fee or made any payment thereof before the due date thereof and no rent reviews are currently being negotiated.

         (ddd) None of the Properties or any part thereof is or was a family home within the meaning of the Family Home Protection Act 1976 nor is affected by the provisions of the Family Law Act 1981, the Judicial Separation and Family Law Reform Act 1989 or the Family Law Act, 1995.

         (eee) None of the Properties are "specified buildings" within the meaning of the Local Government (Multi-Storey Building) Act, 1988.

                                    TAXATION

47. All taxation of any nature whatsoever or other sums imposed charged assessed levied or payable under the provision of applicable legislation relating to taxation for which the Company is liable as a result of any act or omission by the Company prior to Completion will if, and in so far as such taxation or other sums ought to be paid prior to or on Completion, have been paid at or before Completion and in particular, but, without prejudice to the generality of the foregoing, at Completion, all amounts due for payment to the Revenue Commissioners in respect of excise duty and of Value Added Tax in respect of goods or services supplied prior to Completion or goods imported prior to Completion or intra-community acquisition of goods and of all withholding taxes deductible prior to Completion and of income tax deductible prior to Completion under Schedule E by virtue of the P.A.Y.E. regulations from time to time in force will have been paid so that the Company will have no liability in respect thereof and at Completion all Social Welfare and Pay Related Social Insurance contributions (both employer's and employees') and any other levies and impositions due in respect of the employees of the Company will have been duly paid.

48. The Company is not liable nor has it at any time since the Relevant Date been liable to pay interest on overdue taxation.

49. The Company has not acquired or disposed of any asset or entered into any transaction otherwise than by way of bargain at arm's length.

50. The Company has not entered into any financing leasing or other agreement in which or in connection with which the Company has indemnified any other party against any claim, loss or other liability arising from any change in tax legislation or in the interpretation of tax legislation.

51. There are set out in the Disclosure Letter full particulars of all differences between the accounting and taxation treatments of all items in the Accounts.

52. There is no appeal by the Company pending against any assessment to tax and the Company is not in default in payment of any tax within the period prescribed for payment thereof.

53. The Company has not committed any act nor made any omission which might constitute an offence under Section 1078 of the TCA. [aiding, abetting, assisting etc. tax evasion.]

54. The Company has not been at any time, for taxation purposes, resident in any jurisdiction other than the Republic of Ireland nor has it been at any time managed or controlled in or from any country other than the Republic of Ireland and the Company has not at any time carried on any trade in any other country.

55. The Company has for each accounting period up to and including the accounting period ending on 31 January, 2001 furnished the Company's Inspector of Taxes with full and accurate particulars relating to the affairs of the Company and also has properly and within the prescribed periods of time made all returns and given or delivered all notices, accounts and information required for the purpose of taxation and all such have been correct in all material respects and on a proper basis and none such are disputed by the Revenue Commissioners or other authority concerned, and the Company has made all claims which would be of benefit to it within the time limits laid down in the relevant legislation.

56. The Company has submitted and the Revenue Commissioners have agreed computations of its taxable profits in respect of all periods up to and including the year ended on 31 January, 2001.

57. The Company has not entered into or been a party to any schemes or arrangements designed partly or wholly for the purpose of avoiding taxation. The Company has not been involved in any "tax avoidance transaction" within the meaning of Section 811 of the TCA and no provisions of that Section apply to the Company in respect of any event (whether or not involving the Company) which took place before Completion or in respect of any series of events (whether or not such events or any of them involve such company) taking place partly before Completion and partly after Completion. [transactions to avoid tax liability].

58. No act or transaction has been effected in consequence of which the Company is liable for any taxation primarily chargeable against any other person, including any other company.

59. The making of returns, payment or preliminary tax and all other requirements of Part 41 and Section 608(1), Section 717(2) and Section 774(4) of the TCA complied with fully by the Company.

60. No surcharge for late submission of returns under Section 1084 of the TCA has or will become payable by the Company in respect of any period prior to Completion nor have any claims to relief connected with the Company been restricted or will be restricted by Section 1085 of the TCA.

61. No penalty under Section 1084 of the TCA has or will become payable. [application of penalties to self-assessment returns.]

62. No notice of attachment has been served on the Company or in relation to any funds of the Company under subsection (2) Section 1002 of the TCA [attachment of defaulter's funds].

63. A relevant person has not communicated in writing particulars of an offence or offences to the Company under Section 1079 of the TCA as defined in Section 1079 of the TCA [duties of auditor/tax advisers to report certain Revenue offences].

64. The Company has complied in all respects with the reporting requirements of Part VII of the Finance Act 1992 as replaced by Part 38, Chapters 3 and 4 and Section 1094 of the TCA.

65. The provisions of the Waiver of Certain Tax, Interest and Penalties Act 1993 particularly Sections 3 and 9 do not have application to the Company [Mandatory requirement to avail of the tax amnesty where applicable].

66. No transaction has been effected by the Company in respect of which any consent or clearance from the Revenue Commissioners or other taxation authorities was required (i) without such consent or clearance having been validly obtained before the transaction was effected and (ii) otherwise than in accordance with the terms of and so as to satisfy any conditions attached to such consent or clearance and (iii) otherwise than at a time when and in circumstances in which such consent or clearance was valid and effective.

67. Nothing has been done and no event or series of events has occurred or will as a result of any contract, agreement or arrangement entered into before completion occur, which might when taken together with the entry into or completion of this agreement cause or contribute to the disallowance to the Company of the carry forward of any losses or excess charges on income.

68. The Company has never been refused a tax clearance certificate by the Revenue Commissioners requested under the provisions of Section 1095 TCA or any other provisions relating to the obtaining of tax clearance certificates which it did not subsequently obtained.

69. Where full disclosure for deferred taxation (in accordance with Standard Statement of Accounting Practice No 15 of the Institute of Chartered Accountants in Ireland) is not made in the Accounts full details of the amounts have been disclosed in the Disclosure Letter.

70.      CORPORATION TAX

         (a) The Company has not paid remuneration to its directors in excess of such amount as will be deductible in computing the taxable profits of the Company; and

         (b) The Company has not paid and will not pay remuneration or compensation for loss of office or make any gratuitous payment or any other payment in respect of management or other services rendered or to be rendered to the Company to any of its present or former directors or employees which will not be deductible in computing the taxable profits of the Company.

71. In respect of share option schemes under Section 10 of the Finance Act, 1986 (i.e. share options granted before 29.1.92) as amended by the Finance Act 1992 (for share options granted on or after 29.1.92) (Refer
         Schedule 32, paragraph 7(1) of the TCA) no circumstances exist which would lead the Revenue Commissioners to withdraw approval of any such scheme or to contend that the Company is not a qualifying company carrying on a specific trade.

72. In respect of profit sharing schemes under Part 17, Chapter 1 of the TCA no circumstance exists which would lead the Revenue Commissioners to withdraw approval of any such scheme.

73. If any employee of the Company has benefited from Section 479 of the TCA no circumstance exists in relation to the Company which would lead to the withdrawal of the relief.

74. The Company has not, within the meaning of Part 18, Chapter 1 of the TCA received payment in respect of professional services from an accountable person [withholding tax on professional fees].

75. The Company has complied in all respects with the requirements of Part 13 of the TCA (close companies).

76. No loan or advance or payment has been made or consideration given or transaction effected falling within Sections 438 or 439 of the TCA. [loans or write-off of loans to shareholders.]

77. The Company has duly complied with the requirements of Sections 238 and 239 of the TCA [payments made under deduction of tax] and with the requirements of all other provisions relating to the deduction and withholding of tax at source up to the date hereof and all such tax which has become due to the Revenue Commissioners has been paid to the Revenue Commissioners

78. The Company has never incurred any expense or paid any amount in consequence of which the Company has been or could be treated under
         Section 436 or Section 437 of the TCA as having made a distribution. [treatment of expenses as dividends.]

79. The limitation on the meaning of "distribution" provided for by Section 4 of the TCA does not apply to any financial arrangements of the Company. [ limitation on use of "Section 84" finance.]

80. The Company is not affected by the amendments to Part 6, Chapters 1-6 and Section 20 of the TCA. [Additional conditions in respect of "Section 84" loans].

81. No action has been taken by the Company which would result in the withdrawal of any "Section 84" loans that the Company has with any financial institution, or in the terms of any such "Section 84" loans being altered in a manner that adversely affects the Company.

82. Section 138 of the TCA [treatment of dividends on certain preference shares] does not apply to any dividend paid by the Company in respect of its preference shares.

83. The Company has not made any claim for relief in respect of stock appreciation under Section 31 and 31A of the Finance Act 1975 or
         Section 26 of the Finance Act 1976 or Section 49 of the Finance Act 1984, as applicable prior to the implementation of the TCA.

84. The Company has not effected or entered into any act transaction or arrangement of any nature whereby it has incurred or may hereafter incur any liability under or by virtue of any of Part 4, Chapter 8 of the TCA. [treatment of premiums on rental income].

85. The Company has not surrendered any amount by way of group relief under the provisions of Part 12, Chapter 5 of the TCA [set-off within a group].

86. The Company is not and will not at any time in the future become liable to make a subvention payment or any other payment for an amount surrendered by any other company under or in connection with the provisions of Section 411 of the TCA. [payment for group relief].

87.      The Company has not at any time:

         a) repaid or redeemed or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

         b) capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up any amounts unpaid on any shares debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolution to do so; or

         c) provided capital to any company on terms whereby the company so capitalised has in consideration thereof issued shares loan stock or other securities where the terms of any such capitalisation were otherwise than by way of a bargain made at arm's length or where the shares loan stock or other securities acquired are shown in the Accounts at a value in excess of their market value at the time of acquisition.

88. No allowable loss which has arisen or which may hereafter arise on the disposal by the Company of shares in or securities of any company is liable to be disallowed in whole or in part by virtue of the application of Section 621 of the TCA [transactions in a group] or
         Section 622 of the TCA [dividend stripping] [anti avoidance provisions.]

89. No change of ownership of the Company has taken place in circumstances such that Section 401 of the TCA [change in ownership of Company: disallowance of trading losses] has or may be applied to deny relief for a loss or losses incurred by the Company.

90. On a sale of any machinery and plant at the value thereof shown in the Accounts no balancing charge will be incurred.

91. There has not been in respect of any accounting period any excess of distributable investment and estate income within the meaning of
         Section 434 of the TCA.

92. The Company is entitled to relief up to 5 April 1990 under Sections 145 and 146 of the TCA.

93. The Company has not claimed relief under Part 6, Chapter 5, Part 14, Chapter 1 and Schedule 32 of the TCA.

94. The Company has conducted its operations in accordance with the facts and circumstances advised to the Revenue Commissioners in 1996 which led them to issue their favourable ruling on 20 August, 1996 in relation to manufacturing relief.

95. The Company has not entered into transactions by virtue of which it will be chargeable under Case IV of Schedule D in accordance with
         Section 815 of the TCA. [taxation of income deemed to arise on sales of certain securities e.g. government/semi-state stock.]

96. The restrictions on the use of capital allowances for certain leased assets as set out in Section 403 of the TCA do not have application to any transactions entered into by the Company. [use of capital allowances against leasing income only].

97. The provisions of Section 272 and Section 317(3) of the TCA of the Finance Act 1986 do not apply to any expenditure incurred by the Company. [capital allowances net of grant].

98. No circumstance exists in connection with the Company which would lead to the withdrawal of relief for investment in research and development as provided for in Chapter III of the Finance Act 1986, as applicable prior to the implementation of the TCA.

99. The provisions of Section 1013 of the TCA do not apply to any transaction entered into by the Company. [limited partnerships: relief restrictions].

100. The Company is not liable to any claim in respect of tax due under Sections 904, 530, 531, Part 18, Chapter 2 and Section 904 of the TCA.[tax deductions from payments to subcontractors in the construction industry.]

101. The Company has not entered into any transaction as a result of which it could be assessed to tax under Part 22 Chapter 1 of the TCA [profits from land development] or Section 35 of the Finance Act 1965. [treatment of rental income as profits from land development].

102. The utilisation of losses incurred or charges paid by the Company is not restricted by Section 454(1), 455 and 456 of the TCA. [10% losses against 10% profits].

103. The amendments to Section 234 of the TCA dealing with the tax treatment of patent royalties and related distributions do not apply to the Company.

104. No allowance in respect of capital expenditure is or may be restricted by virtue of the provisions of Part 9 or Section 234 of the TCA inclusive of the Finance Act 1988. [limitation on 100% write off]

105. Neither the Company nor any of its Shareholders is affected by the restrictions on the Business Expansion Scheme relief which are contained in Part 16 of the TCA. [additional conditions for relief].

106. The Company has not entered into or taken any steps the object of which is a transaction which comes or may come within Section 817 of the TCA. [schemes to avoid liability to tax under Schedule F].

107. The Company does not beneficially own nor has it ever beneficially owned shares to which Section 155 and Section 489 of the TCA applies or may have applied. [removal of tax free status from certain dividends.]

108. The amounts receivable by the Company in respect of the provisions of services and the sale of goods are regarded as amounts receivable from the sale of goods within the meaning of Sections 443 to 450 of the TCA.

109. The tax benefit envisaged at the time of borrowing in respect of any loan under Sections 130, 133 and 134 of the TCA will under present legislation remain undiminished until such loan has been repaid. [restriction on the benefit and availability of "Section 84" loans.]

110. Any machinery or plant provided for use for the purposes of the trade of the Company after 1st April 1990 is used wholly and exclusively for the purposes of the trade of the Company. [Sections 283, 284, 300(1), 304(3)(b), 316(3)] of the TCA].

111. All expenditure in respect of which scientific research allowances have been claimed under Part 29, Chapter 2 TCA has been incurred solely on scientific research within the meaning of Section 763, TCA.

112. The Company has not been involved in any property, investment scheme in respect of which the tax incentives on property investment are restricted by Section 408 of the TCA or Part 9 Chapter 2 of the TCA.

113. The relevant rental period in respect of which a double rent allowance is available to the Company under Section 324 and Schedule 32, paragraph 14 of the TCA.

114. The Company has not acquired any of its own shares (Sections 173 to 186 of the TCA).

115. The restrictions of capital allowances on holiday cottages do not apply to the Company (Section 405 of the TCA).

116. The Company has not paid dividends out of patent income, export sales, relieved income or Shannon income to its executives (Sections 144, 145
         (II) and 234(3) to (8) of the TCA).

117. No claims to relief connected with the Company has been or are restricted by Section 1085 of the TCA.

118. The Company has not received notice under Section 70 of the Corporation Tax Act, 1976, [Shannon Airport: revocation of certain certificates].

119. The Company has not received a notice under Section 446 of the TCA, requiring the Company to desist from an activity or revoking the certificate. [Custom House Docks Area].

120. No reduction or withdrawal of relief has occurred under Section 222 of the TCA [relief from Corporation Tax in respect of certain dividends from a non-resident subsidiary].

121. The Company does not own nor has it ever owned an asset which constitutes a material interest in an off-shore fund which is or has at any time been a non qualifying off-shore fund within the terms of Sections 740 to 747 of the TCA [off-shore funds].

122. The Company has not been nor is it assessable to tax under Sections 1034 or 1035 of the TCA.

123. Where the Company has made elections under Section 168 of the TCA to account for Advance Corporation Tax on certain distributions, agreement in writing has been received from the recipient of said distributions.

124. All group elections under Sections 22 of 457 of the TCA (lower rate of Corporation Tax) have been made in the requisite manner by the due dates.

125. All trading losses and excess charges on income carried forward in the Company do not relate to activities which formed part of a trade separate from that currently been carried on by the Company.

      ADVANCE CORPORATION TAX ("ACT") AND DIVIDEND WITHHOLDING TAX ("DWT")

126. The Company has no liability to ACT under Sections 159 to 172 of the TCA.

127. The Company has not made an election under Section 165 of the TCA. [group dividends] and no surrender has been made under Section 166 of the TCA [surrender of ACT.

128. The Company is not affected by the provisions of Section 167 of the TCA [carrying forward of ACT where change in ownership of company] or
         Section 170 of the TCA. [application of ACT to interest on certain loans - transitional provisions re. S. 84 loans].

129. The Company has never incurred any expense or paid any amount in consequence of which it has or could be treated under Sections 436 and 437 of the TCA as having made a distribution.

130.     The Company has not made a distribution after 28 January 1992 out of:-

         a)  income deemed from exempted trading operations;

         b)  export sales relieved income under Sections 145 and 146 of the TCA;
             or

         c) income from a qualifying patent or a distribution derived from income arising on a qualifying patent under Section 234 of the TCA.

131. The Company has no outstanding liability to DWT under Chapter 8A, Part 6 of the TCA.

132. The Company has complied with the requirements of Chapter 8A, Part 6 and Schedule 2A of the TCA.

         CAPITAL GAINS TAX

133. The Company has not made any claim under Section 597 of the TCA [replacement of business assets: roll over relief] as respects the consideration for the disposal of or of its interest in any assets which are defined in the said Section 597 of the TCA (amended as aforesaid) as "the old assets" or under Section 605 of the TCA.

134. The Company has not made any such transfer as is referred to in Section 589 of the TCA [transfers at undervalue] or received any asset by way of gift as mentioned in Section 978 of the TCA.

135. The Company has not been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in Schedule 2 of Part 19, Chapter 4 of the TCA under which shares or debentures have been issued or any transfer of assets effected.

136. The Company has not entered into any transaction which has, will or may insofar as the Vendors are aware, give rise to a charge to tax under the provisions of the CGTA or the provisions of the 1976 Act relating to companies' capital gains or under the provisions of the Capital Acquisitions Tax Act 1976.

137. The Company has no liability by virtue of the provisions of Section 571 of the TCA. [chargeable gains accruing on disposals by liquidators].

138. The Company has not made any claim under Section 1005 of the TCA [unremittable profits made abroad] and no tax liability has been deferred under any other provision of the TCA including Section 563(1) and Section 981 [e.g. instalment sales.]

139. The Company has not entered into any transactions which give rise to a liability under Section 90(11) and Part 20 or Part 21, Chapter 1 of The TCA. [capital gains tax group relief].

140. There have been no claims under Sections 538 and 546 of the TCA [capital losses allowed where no sale].

141. The Company has not entered into or taken any steps the object of which is a transaction which comes within or might come within Section 549 of the TCA [creation of capital gains tax losses.].

142. The amendments to Section 623 of the TCA do not apply to the transaction [as detailed in this agreement]. [Company ceasing to be a member of a group through a tax-avoidance motivated liquidation.]

143. The Company has not entered into any of the transactions to which Part 21 of the TCA applies.

144.     The Company has not been involved in a scheme or arrangement to which
         Section 543 of the TCA applies.

145.     The Company does not hold or has not disposed of "new assets" under
         Section 631 of the TCA [receipt of shares for transfer of trade; deferment of capital gains tax].

         STAMP/CAPITAL DUTY

146. The Company has duly complied with and has no liability under Sections 2 and 134 SDCA

147. All documents in the possession or under the control of the Company which attract stamp duty have been properly stamped.

148. No relief, exemption or reduction has been obtained from companies capital duty or stamp duty and without prejudice to the generality of the foregoing no relief, exemption or reduction has been obtained from companies capital duty or stamp duty under Section 119 SDCA [reconstruction or amalgamation] or from stamp duty under Section 79 or 80 SDCA[relief from capital and stamp duty in certain cases] which (a) has become liable to forfeiture or (b) may be forfeited in the future.

149. All capital duty howsoever arising or payable including but not limited to any such arising or payable on any transaction referred to in
         Section 116 SDCA has been duly and promptly paid by the Company and there is no outstanding liability therefor or interest thereon.

150. The Company has not executed an instrument in respect of which fines could be imposed on it pursuant to Section 8 SDCA.

151.     The Company is not liable for any penalty imposed by Section 15 SDCA.

152. All other capital and/or stamp duty howsoever arising or payable has been paid by the Company and there is no outstanding liability therefor or interest thereon.

153. The Company and its employees have not done or omitted to do anything which could give rise to a liability on the Company for a fine, penalty, interest, charge or additional duty under the SDCA, as amended.

154. All capital duty and/or stamp duty payable by the Company in respect of any of the transactions referred to in the following sections of the SDCA (as amended) has been duly and promptly paid by the Company so that there is no liability in respect thereof or any interest thereon.

         (a) Section 58 [stamp duty on security documents];

         (b) Section 116 [capital duty]; and

         (c) Section 117 and 118 [stamp duty on certain Companies Registration Office statements].

         VALUE ADDED TAX

155. The Company is a registered and taxable person for the purposes of the Value Added Tax Acts and has complied in all respects with such legislation and all regulations made or notices issued thereunder and has maintained full complete correct and up to date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes thereof.

156. The Company is not in arrears with its payments or returns (including monthly control statements and listings and other relevant documents) or notifications under the Value Added Tax legislation regulations or notices or liable to any abnormal or non routine payment or any forfeiture or penalty or to the operation of any penal provisions contained therein.

157. The Company has not been required by appropriate fiscal authorities to give security under the Value Added Tax legislation.

158. No arrangement exists or has existed whereby pursuant to Section 8(8) of the Value Added Tax Act, 1972 and Regulation 5 of the Value Added Tax Regulation 1979 (as amended) the business activities of the Company are or were deemed to be carried on by any other person or the business activities of any other person are or were deemed to be carried on by the Company. Notification has not been received from the Revenue under
         Section 8(8) of the Value Added Tax Act 1972 including especially a notification in the absence of a request from the taxable persons' concerned.

159. The Company has not availed of the procedure in Section 58 of the Finance Act, 1989 whereby a trader may account and make returns for VAT purposes other than after each two monthly taxable period.

160. Circumstances do not exist whereby a refund of VAT due to the Company may be deferred under the provisions of Section 201(1)(A) of the Value Added Tax Act, 1972.

161. The Company has not waived the exemption in respect of any exempted activity under Section 7 of the Value Added Tax Act, 1972.

         CAPITAL ACQUISITIONS TAX

162. There is no unsatisfied liability to capital acquisition tax attached or attributable to the Shares and the Shares are not subject to a charge in favour of the Revenue Commissioners.

163. No person is liable to capital acquisitions tax attributable to the value of any of the Shares and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares.

164. The Company has not entered into or taken any steps the object of which is a transaction which comes within Section 90 of the Finance Act 1989 [arrangements reducing value of company's shares].

         WEALTH TAX

165. The Company has no outstanding liability for wealth tax under the Wealth Tax Act, 1975.

         PAYE/SOCIAL WELFARE

166. The Company is registered for the purposes of regulations made under Sections 903, 986 of the TCA (PAYE regulations) and has complied in all respects with such regulations and has maintained full, complete, correct and up to date records appropriate or requisite for the purposes thereof. In addition, the Company has deducted PAYE tax from all payments in respect of which this tax should have been deducted.

167. The Company is not in arrears with its payments or returns required under regulations made under Sections 903 and 986 of the TCA (PAYE regulations) or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions due to non-compliance with the said regulations.

168. The Company has complied in all respects with Part II, Chapter I, Social Welfare Consolidation Act 1981, Health Contributions Act 1979, Youth Employment Agency Act 1981 and any regulations made under those Acts and has maintained full, complete, correct and up to date records appropriate or requisite for the purposes thereof and has not committed any offence under Section 115, Social Welfare Consolidation Act 1981 and is not liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions due to non-compliance with the said Acts and/or regulations.

169. The Company has not availed of the Income Tax (Employments) Regulations 1989 (S.I. No. 58 of 1989) whereby an employer may make remittances of PAYE deducted from his employees at longer intervals than the normal monthly remittance basis. [deferment of PAYE for small traders].

         CUSTOMS & EXCISE

170. The Company has complied fully and accurately with all applicable requirements of Part 11 of the Finance Act 1992 and other legislation, statutory instruments, regulations notices and practices on or connected with customs and/or excise.

         MISCELLANEOUS

171. The Company has not been a party to or otherwise involved in any transaction, scheme or arrangement to which any of the following provisions could apply:-

         a) Part 28, Chapter 1 and Schedule 21 of the TCA. [purchase and sale of securities];

         b)  Sections 806 to 808 of the TCA. [transfer of assets abroad];

         c) Section 426 and 427 of the TCA. [partnership involving companies : effect of arrangements for transferring relief];

         d) Sections 586 to 588 of the TCA. [company reconstruction and share swap];

         e)  Section 930 of the TCA. [error or mistake claims];

         f) Section 400 of the TCA. [Company reconstruction without transfer of ownership];

         g) Section 614 of the TCA. [Corporation Tax attributable to chargeable gains; recovery from shareholder];

         h) Section 816 of the TCA. [Taxation of shares in lieu of cash dividends];

         i)  Section 1004 of the TCA [unremittable income].

172. The Company has complied in all material respects with the provisions of the following Sections and with all regulations which have been made by virtue thereof:-

         (a) Section 980 of the TCA;

         (b) Part 8, Chapter 4 of the TCA] [deposit interest retention tax].

                                  APPENDIX ONE

                        DETAILS OF INSURANCE (WARRANTY 7)

-------------------------------------------------------------------------------------------------------------
POLICY NUMBER             LIABILITY COVER              RENEWAL DATE          PREMIUM         INVOICE DATE
-------------------------------------------------------------------------------------------------------------
                                                                              euro
-------------------------------------------------------------------------------------------------------------
06ENP6031064              Engineering Insurance        18/06/01              452.13          27/02/02
-------------------------------------------------------------------------------------------------------------
00210269/21/01            Private Motor                11/07/01              540.20          27/02/02
-------------------------------------------------------------------------------------------------------------
06ENP6031064              Engineering Insurance        29/07/01              419.01          27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/22/03            Commercial Motor             13/11/01              153.00          27/02/02
-------------------------------------------------------------------------------------------------------------
00210647/21/01            Comprehensive                17/01/02              1380.00         27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/04/06            Fire/Perils                  03/02/02              28,900.00       27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/04/07            Loss of Profits              03/02/02              15,153.05       27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/22/04            Commercial Motor             03/02/02              803.03          26/02/02
-------------------------------------------------------------------------------------------------------------
00212029/22/04            Commercial Motor             03/02/02              951.23          27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/22/02            Commercial Motor             03/02/02              960.00          27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/82/01            Custom Bond                  03/02/02              64.76           27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/04/02            Combined Liability           03/02/02              37,129.63       27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/04/02            Combined Liability           03/02/02              592.44          27/02/02
-------------------------------------------------------------------------------------------------------------
06ENP6031064              Engineering Insurance        03/02/02              1571.64         27/02/02
-------------------------------------------------------------------------------------------------------------
99OP243951                Personal Accident            03/02/02              93.96           27/02/02
-------------------------------------------------------------------------------------------------------------
99OP243952                Personal Accident            03/02/02              93.96           27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/22/03            Commercial Motor             03/02/02              4604.37         27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/22/06            Commercial Motor             03/02/02              701.98          27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/25/01            Motor Contingency            03/02/02              114.27          27/02/02
-------------------------------------------------------------------------------------------------------------
00210647/21/02            Third Party Only             03/02/02              591.00          27/02/02
-------------------------------------------------------------------------------------------------------------
00210647/21/01            Comprehensive                11/02/02              1062.00         27/02/02
-------------------------------------------------------------------------------------------------------------
00212029/21/01            Private                      19/02/02              295.13          27/02/02
-------------------------------------------------------------------------------------------------------------

                                  APPENDIX TWO

                        DETAILS OF EMPLOYEES (WARRANTY 8)

BIOLOGICAL LABORATORIES EUROPE LTD

EMPLOYEES AGE REPORT AS AT 23RD JANUARY, 2002

-------------------------------------------------------------------------------------------------------------
EMP. NO.      FIRST NAME             SURNAME                 GENDER           START DATE        AGE
-------------------------------------------------------------------------------------------------------------
1             Aileen                 Corcoran                f                07.02.94          37
-------------------------------------------------------------------------------------------------------------
2             Margaret               Connor                  f                07.02.94          38
-------------------------------------------------------------------------------------------------------------
3             Mona                   McGloin                 f                04.10.00          24
-------------------------------------------------------------------------------------------------------------
4             William                Cleere                  m                07.02.94          52
-------------------------------------------------------------------------------------------------------------
5             Sharon                 Walsh                   f                24.05.99          24
-------------------------------------------------------------------------------------------------------------
6             Frank                  Keane                   m                07.02.94          53
-------------------------------------------------------------------------------------------------------------
7             Joan                   O'Malley                f                07.02.94          37
-------------------------------------------------------------------------------------------------------------
8             Nuala                  Moran                   f                12.05.97          37
-------------------------------------------------------------------------------------------------------------
10            Richard                Caulfield               m                07.02.94          45
-------------------------------------------------------------------------------------------------------------
11            Maureen                Ruane                   f                07.02.94          39
-------------------------------------------------------------------------------------------------------------
12            Josephine              Ruddy                   f                12.05.98          38
-------------------------------------------------------------------------------------------------------------
13            Michael                Padden                  m                12.05.98          38
-------------------------------------------------------------------------------------------------------------
14            Michael                Ruddy                   m                31.12.01          17
-------------------------------------------------------------------------------------------------------------
15            Eileen                 O'Connor                f                07.02.94          36
-------------------------------------------------------------------------------------------------------------
16            Mary                   Dunleavy                f                07.02.94          34
-------------------------------------------------------------------------------------------------------------
17            Ann                    Murray                  f                07.02.94          36
-------------------------------------------------------------------------------------------------------------
18            Mary                   Wilson                  f                02.04.01          51
-------------------------------------------------------------------------------------------------------------
19            Vincent                Conlon                  m                05.05.98          43
-------------------------------------------------------------------------------------------------------------
20            Kieran                 McCourt                 m                02.04.01          39
-------------------------------------------------------------------------------------------------------------
21            Alva                   Trimble                 f                07.02.94          42
-------------------------------------------------------------------------------------------------------------
22            Christina              Coggins                 f                07.02.94          58
-------------------------------------------------------------------------------------------------------------
23            Gladys                 Lynch                   f                07.02.94          39
-------------------------------------------------------------------------------------------------------------
24            Concepta               Barrins-McCafferty      f                07.02.94          42
-------------------------------------------------------------------------------------------------------------
25            Catherine              Caulfield               f                07.02.94          47
-------------------------------------------------------------------------------------------------------------
26            Paul                   Neary                   m                05.01.02          18
-------------------------------------------------------------------------------------------------------------
27            Martin                 McHale                  m                07.02.94          54
-------------------------------------------------------------------------------------------------------------
28            Bridget                Heffernan               f                07.02.94          42
-------------------------------------------------------------------------------------------------------------
30            Jean                   Coen                    f                12.05.97          45
-------------------------------------------------------------------------------------------------------------
31            Philip                 Irwin                   m                09.04.01          44
-------------------------------------------------------------------------------------------------------------
32            Dermot                 Kelleher                m                07.02.94          48
-------------------------------------------------------------------------------------------------------------
33            Martin                 Healy                   m                22.07.96          34
-------------------------------------------------------------------------------------------------------------
35            Sabrina                Irwin                   f                22.07.96          23
-------------------------------------------------------------------------------------------------------------
37            Jason                  Ruane                   m                31.08.98          24
-------------------------------------------------------------------------------------------------------------
38            Mary                   Geraghty                f                27.05.99          28
-------------------------------------------------------------------------------------------------------------
39            John                   Dodd                    m                12.05.98          37
-------------------------------------------------------------------------------------------------------------
40            Padraig                Doherty                 m                05.05.98          41
-------------------------------------------------------------------------------------------------------------
43            Vincent                Conlon Jnr              m                09.06.98          22
-------------------------------------------------------------------------------------------------------------
44            Eileen                 Rooney                  f                06.07.94          49
-------------------------------------------------------------------------------------------------------------
45            Martin                 Murphy                  m                18.07.94          38
-------------------------------------------------------------------------------------------------------------
46            Patrick                Grady                   m                23.04.97          28
-------------------------------------------------------------------------------------------------------------
47            Paul                   Gardiner                m                17.04.00          21
-------------------------------------------------------------------------------------------------------------
49            Kieran                 McGuire                 m                09.10.00          27
-------------------------------------------------------------------------------------------------------------
50            Mattie                 Gorman                  m                03.10.94          42
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
EMP. NO.      FIRST NAME             SURNAME                 GENDER           START DATE        AGE
-------------------------------------------------------------------------------------------------------------
51            Ann                    Melvin                  f                19.06.00          38
-------------------------------------------------------------------------------------------------------------
52            Annette                Forde                   f                19.06.00          27
-------------------------------------------------------------------------------------------------------------
53            Brendan                Conway                  m                05.10.94          27
-------------------------------------------------------------------------------------------------------------
55            Catherine              Sheridan                f                11.08.97          27
-------------------------------------------------------------------------------------------------------------
56            Carmel                 Mitchel                 f                20.06.00          38
-------------------------------------------------------------------------------------------------------------
57            James                  McKenna                 m                07.07.97          36
-------------------------------------------------------------------------------------------------------------
58            John                   King                    m                28.05.01          28
-------------------------------------------------------------------------------------------------------------
59            Thomas                 Killeen                 m                19.08.96          30
-------------------------------------------------------------------------------------------------------------
61            Fionnuala              Garvin                  f                02.09.98          54
-------------------------------------------------------------------------------------------------------------
62            Dolores                Needham                 f                07.10.96          46
-------------------------------------------------------------------------------------------------------------
63            Edel                   Dolan                   f                07.10.96          32
-------------------------------------------------------------------------------------------------------------
65            Michael                Neary                   f                27.02.95          63
-------------------------------------------------------------------------------------------------------------
66            Vivian                 Healy                   m                09.03.95          29
-------------------------------------------------------------------------------------------------------------
70            Catherine              Conway                  f                03.12.99          28
-------------------------------------------------------------------------------------------------------------
71            Caroline               Conlon                  f                28.05.01          19
-------------------------------------------------------------------------------------------------------------
72            Rory                   McStay                  m                18.10.99          43
-------------------------------------------------------------------------------------------------------------
74            Michael                Gordan                  m                13.10.97          47
-------------------------------------------------------------------------------------------------------------
75            Patricia               Kavanagh                f                04.11.96          34
-------------------------------------------------------------------------------------------------------------
76            Claire                 Ickringill              f                28.05.01          20
-------------------------------------------------------------------------------------------------------------
77            Caroline               Wilson                  f                28.09.98          33
-------------------------------------------------------------------------------------------------------------
78            Bridget                Durcan                  f                04.12.95          35
-------------------------------------------------------------------------------------------------------------
79            David                  McGuire                 m                17.04.00          28
-------------------------------------------------------------------------------------------------------------
80            Una                    Casserly                f                08.12.99          32
-------------------------------------------------------------------------------------------------------------
81            Patrick                Healy                   m                08.05.00          56
-------------------------------------------------------------------------------------------------------------
82            Gerard                 McHale                  f                29.01.96          30
-------------------------------------------------------------------------------------------------------------
83            Annette                Flynn                   f                21.11.97          26
-------------------------------------------------------------------------------------------------------------
84            Angela                 Noone                   f                11.03.96          36
-------------------------------------------------------------------------------------------------------------
85            Joseph                 Corcoran                m                21.09.98          29
-------------------------------------------------------------------------------------------------------------
86            Keith                  Best                    m                21.03.96          27
-------------------------------------------------------------------------------------------------------------
87            Kerry                  Moran                   f                29.09.98          25
-------------------------------------------------------------------------------------------------------------
88            Melissa                Conlon                  f                05.06.01          19
-------------------------------------------------------------------------------------------------------------
89            Jackie                 Leitch                  m                19.03.96          46
-------------------------------------------------------------------------------------------------------------
90            Liam                   McHale                  m                02.09.96          28
-------------------------------------------------------------------------------------------------------------
92            Martin                 Devaney                 m                02.12.96          30
-------------------------------------------------------------------------------------------------------------
93            William                Clarke                  m                09.12.96          54
-------------------------------------------------------------------------------------------------------------
95            Anne                   McLoughlin              f                20.01.97          35
-------------------------------------------------------------------------------------------------------------
96            Suzanne                Morrow                  f                02.12.97          32
-------------------------------------------------------------------------------------------------------------
97            Leonard                Moran                   m                03.02.97          53
-------------------------------------------------------------------------------------------------------------
99            James                  Walsh                   m                09.10.00          37
-------------------------------------------------------------------------------------------------------------
100           Charles                McHale                  m                16.10.00          28
-------------------------------------------------------------------------------------------------------------
101           Michelle               Garrett Walsh           f                18.03.97          31
-------------------------------------------------------------------------------------------------------------
102           John                   McGuinness              m                11.06.01          31
-------------------------------------------------------------------------------------------------------------
104           Seamus                 Conroy                  m                01.04.97          28
-------------------------------------------------------------------------------------------------------------
105           Geraldine              Ruddy                   f                30.12.97          37
-------------------------------------------------------------------------------------------------------------
107           Declan                 Moran                   m                26.06.01          23
-------------------------------------------------------------------------------------------------------------
109           Liam                   McHale (Ballina)        m                16.03.98          36
-------------------------------------------------------------------------------------------------------------
110           Pat                    Foody                   m                07.07.98          55
-------------------------------------------------------------------------------------------------------------
111           Joe                    Gillespie               m                25.06.01          16
-------------------------------------------------------------------------------------------------------------
112           John                   Conway                  m                18.06.01          23
-------------------------------------------------------------------------------------------------------------
113           Vincent                Kavanagh                m                21.06.99          31
-------------------------------------------------------------------------------------------------------------
114           Mary                   Conlon                  f                28.06.99          42
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
EMP. NO.      FIRST NAME             SURNAME                 GENDER           START DATE        AGE
-------------------------------------------------------------------------------------------------------------
116           Jerome                 Tuohy                   m                08.05.00          43
-------------------------------------------------------------------------------------------------------------
118           Keith                  Timoney                 m                18.06.01          18
-------------------------------------------------------------------------------------------------------------
119           Caroline               Ruane                   f                31.08.98          25
-------------------------------------------------------------------------------------------------------------
120           Jackie                 Igoe                    f                16.07.99          33
-------------------------------------------------------------------------------------------------------------
121           Emma                   Munnelly                f                27.10.98          29
-------------------------------------------------------------------------------------------------------------
122           John                   Goodwin                 m                19.10.98          47
-------------------------------------------------------------------------------------------------------------
123           Brian                  Monaghan                m                02.07.01          32
-------------------------------------------------------------------------------------------------------------
124           Brian                  Moran                   m                03.07.01          40
-------------------------------------------------------------------------------------------------------------
125           Joseph                 Foody                   m                03.11.98          52
-------------------------------------------------------------------------------------------------------------
126           Sandra                 McHale                  f                04.01.99          23
-------------------------------------------------------------------------------------------------------------
127           Collette               O'Carroll               f                04.01.99          25
-------------------------------------------------------------------------------------------------------------
128           Bernadette             Gillespie               f                19.01.99          43
-------------------------------------------------------------------------------------------------------------
130           Mary                   Langan                  f                27.01.99          44
-------------------------------------------------------------------------------------------------------------
133           Patricia               Nolan                   f                23.07.01          40
-------------------------------------------------------------------------------------------------------------
134           Helen                  McDonnell               f                19.03.99          41
-------------------------------------------------------------------------------------------------------------
135           Anna                   Gallagher               f                24.03.99          32
-------------------------------------------------------------------------------------------------------------
136           Mary Kate              Coyle                   f                15.03.99          40
-------------------------------------------------------------------------------------------------------------
137           Paddy                  Cox                     m                02.08.01          43
-------------------------------------------------------------------------------------------------------------
139           Thomas P               Walsh                   m                14.07.99          47
-------------------------------------------------------------------------------------------------------------
140           Joseph                 Irwin                   m                29.07.01          17
-------------------------------------------------------------------------------------------------------------
141           Alice                  Walsh                   f                13.08.01          54
-------------------------------------------------------------------------------------------------------------
142           Aine                   Fury                    f                28.08.01          27
-------------------------------------------------------------------------------------------------------------
143           Elizabeth              Clarke                  f                06.06.00          24
-------------------------------------------------------------------------------------------------------------
144           Jacinta                Mahady                  f                10.08.99          27
-------------------------------------------------------------------------------------------------------------
146           Bert                   Carolan                 m                13.09.99          37
-------------------------------------------------------------------------------------------------------------
147           Helen                  Doherty                 f                14.09.99          39
-------------------------------------------------------------------------------------------------------------
148           Leonard                Moran (SPF)             m                03.09.01          41
-------------------------------------------------------------------------------------------------------------
150           Ann Marie              Gallagher               f                08.11.99          24
-------------------------------------------------------------------------------------------------------------
151           Shane                  Moyles                  m                01.11.99          29
-------------------------------------------------------------------------------------------------------------
152           Kieran                 Anderson                m                03.09.01          30
-------------------------------------------------------------------------------------------------------------
153           Damien                 Gallagher               m                13.12.99          23
-------------------------------------------------------------------------------------------------------------
155           Eric Noel              O'Connor                m                05.09.01          31
-------------------------------------------------------------------------------------------------------------
156           Thomas                 Canavan                 m                12.09.01          31
-------------------------------------------------------------------------------------------------------------
158           Finnbar                Sullivan                m                17.01.00          27
-------------------------------------------------------------------------------------------------------------
159           Orla                   Cunningham              f                31.07.00          23
-------------------------------------------------------------------------------------------------------------
160           Gerard                 Adams                   m                27.01.00          28
-------------------------------------------------------------------------------------------------------------
162           Martin Joseph          Healy                   m                14.02.00          32
-------------------------------------------------------------------------------------------------------------
163           Katherine              Kennedy                 f                31.07.00          25
-------------------------------------------------------------------------------------------------------------
164           Marion                 Barrett                 m                19.09.01          45
-------------------------------------------------------------------------------------------------------------
165           Niamh                  O'Brien                 f                25.09.01          26
-------------------------------------------------------------------------------------------------------------
167           Patricia               Barrett                 f                24.03.00          46
-------------------------------------------------------------------------------------------------------------
169           Michael                Brannelly               m                30.10.01          34
-------------------------------------------------------------------------------------------------------------
170           Louis                  Conlon                  m                12.11.01          22
-------------------------------------------------------------------------------------------------------------
171           Margaret               Ruane                   f                12.11.01          56
-------------------------------------------------------------------------------------------------------------
173           Michael                Doherty                 m                18.06.00          17
-------------------------------------------------------------------------------------------------------------
175           Brian                  Murray                  m                26.11.01          30
-------------------------------------------------------------------------------------------------------------
176           Yolanda                Garcia                  f                04.09.00          34
-------------------------------------------------------------------------------------------------------------
180           Nathy                  Neary                   m                28.08.00          47
-------------------------------------------------------------------------------------------------------------
182           Niall                  McAndrew                m                18.09.00          22
-------------------------------------------------------------------------------------------------------------
186           Oliver                 Timlin                  m                02.10.00          31
-------------------------------------------------------------------------------------------------------------
187           John                   Dermody                 m                02.10.00          32
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
EMP. NO.      FIRST NAME             SURNAME                 GENDER           START DATE        AGE
-------------------------------------------------------------------------------------------------------------
188           Patricia               Gallagher               f                25.09.00          40
-------------------------------------------------------------------------------------------------------------
192           Brian Martin           Langdon                 m                16.10.00          39
-------------------------------------------------------------------------------------------------------------
199           Nuala                  Donoghue                f                20.11.00          27
-------------------------------------------------------------------------------------------------------------
200           Anthony                Timoney                 m                21.11.00          39
-------------------------------------------------------------------------------------------------------------
201           Lucia                  Rafter                  f                21.11.00          46
-------------------------------------------------------------------------------------------------------------
203           Antoinette             Sweeney                 f                15.01.01          25
-------------------------------------------------------------------------------------------------------------
205           Maureen                Gaughan                 f                29.01.01          21
-------------------------------------------------------------------------------------------------------------
207           Noel                   Beattie                 m                26.02.01          20
-------------------------------------------------------------------------------------------------------------
208           Mary Claire            Doherty                 f                12.03.01          19
-------------------------------------------------------------------------------------------------------------

                                 APPENDIX THREE

                        DETAILS OF PENSIONS (WARRANTY 10)

1. Original Trust Deed dated 1st September, 1996 made by Biological Laboratories Europe Limited (the Principal Employer)

2.       New Ireland Assurance Group Retirement Plan Policy 0000805E

3.       New Ireland Assurance Group Life Assurance Policy 0000805E/L

4. New Ireland Assurance Group Retirement Plan - "Important Information for all Policyholders"

5.       New Ireland Assurance Group Retirement Plan Annual Report 1997/1998

7.       List of all present members of Plan + age profile;

8. Copy Letter from Revenue Commissioners approving the Plan as an "exempt approved scheme" under Part 30, Chapter 1, Taxes Consolidation Act, 1997

                                SEVENTH SCHEDULE

                              (SERVICE AGREEMENTS)

                                 EIGHTH SCHEDULE

                         IRREVOCABLE PROXY (CLAUSE 4.8)

__________ (the "Vendor") being the registered owner of __________ Ordinary Shares of [euro 1] each (the "Shares") in __________ (the "Company") a company incorporated under the laws of the Republic of Ireland hereby makes, constitutes and appoints __________ the true and lawful attorney of the Vendor (with full power to appoint a nominee to act in its place hereunder) from time to time to exercise all voting and other rights attached to the Shares including but not limited to, the rights of attending at, voting at, consenting to short notice of, or requisitioning or joining in the requisition of any general, class, or any other meeting of the members of the Company and without limitation to the foregoing to exercise and enjoy other rights, privileges and powers whatsoever attached to or in respect of the Shares and in each case with the same force and effect as the Vendor might or could do, and the Vendor hereby ratifies and confirms that all the said attorney or its nominee shall do or cause to be done by virtue hereof.

This power and proxy is coupled with an interest and is irrevocable but shall expire upon the registration in the register of members of the Company of __________ or its nominee as owner of the Shares.

IN WITNESS whereof this irrevocable proxy has been executed as a Deed the day and year herein contained.

Dated __________

SIGNED SEALED AND DELIVERED         )
by the said                                               )
in the presence of:-                                      )
                                                          )
                                                          )

                                 NINTH SCHEDULE

                             ENVIRONMENTAL INDEMNITY

                                 TENTH SCHEDULE

                                     PART A
                               MORAN PROPERTY MAP

                                 TENTH SCHEDULE

                                     PART B

                            SECOND MORAN PROPERTY MAP

SIGNED SEALED AND DELIVERED                 )
by the said LEONARD MORAN                   )
in the presence of:-                        )
                                            )
                                            )

SIGNED SEALED AND DELIVERED                 )
by the said CATHERINE CAULFIELD             )
in the presence of:-                        )
                                            )
                                            )

SIGNED SEALED AND DELIVERED                 )
by the said CATHERINE CAULFIELD             )
as the lawful attorney for ANNE CHANDLER    )
in the presence of:-                        )
                                            )
                                            )

SIGNED SEALED AND DELIVERED                 )
by the said WILLIAM DEREK TAVERNOR          )
in the presence of:-                        )
                                            )
                                            )

SIGNED SEALED AND DELIVERED                 )
by WILLIAM DEREK TAVERNOR                   )
as the lawful attorney for SUSAN TAVERNOR   )
in the presence of: -                       )
                                            )

SIGNED SEALED AND DELIVERED                 )
by WILLIAM DEREK TAVERNOR                   )
as the lawful attorney for ANGELA TAVERNOR  )
in the presence of: -                       )
                                            )

SIGNED SEALED AND DELIVERED                 )
by WILLIAM DEREK TAVERNOR                   )
as the lawful attorney for NICOLA TAVERNOR  )
in the presence of: -                       )
                                            )

SIGNED SEALED AND DELIVERED                 )
by the said EUGENE CAULFIELD                )
in the presence of: -                       )
                                            )

SIGNED SEALED AND DELIVERED                 )
by CATHERINE CAULFILED                      )
as the lawful attorney for PADRAIG SOMERS   )
in the presence of: -                       )
                                            )

SIGNED SEALED AND DELIVERED                 )
by CATHERINE CAULFILED                      )
as the lawful attorney for EILEEN O'CONNOR  )
in the presence of: -                       )
                                            )

SIGNED SEALED AND DELIVERED                 )
by CATHERINE CAULFILED                      )
as the lawful attorney for MAUREEN RUANE    )
in the presence of: -                       )
                                            )

SIGNED SEALED AND DELIVERED                 )
by CATHERINE CAULFILED                      )
as the lawful attorney for MICHAEL O'BRIEN  )
in the presence of: -                       )
                                            )

SIGNED SEALED AND DELIVERED                 )
by CATHERINE CAULFILED                      )
as the lawful attorney for AILEEN CORCORAN  )
in the presence of: -                       )
                                            )

SIGNED SEALED AND DELIVERED                 )
by the said MARIA JOHNS                     )
in the presence of: -                       )
                                            )

SIGNED SEALED AND DELIVERED                   )
by CATHERINE CAULFILED                        )
as the lawful attorney for JOAN O'MALLEY      )
in the presence of: -                         )
                                              )

SIGNED SEALED AND DELIVERED                   )
by CATHERINE CAULFILED                        )
as the lawful attorney for RICHARD CAULFIELD  )
in the presence of: -                         )
                                              )

SIGNED SEALED AND DELIVERED                   )
by the said FRANK DAVIS                       )
in the presence of: -                         )
                                              )

SIGNED SEALED AND DELIVERED                   )
by BRIAN WHITAKER                             )
as the lawful attorney for DESMOND BARRY      )
in the presence of: -                         )
                                              )

SIGNED SEALED AND DELIVERED                   )
by CATHERINE CAULFILED                        )
as the lawful attorney for TERRY MORONEY      )
in the presence of: -                         )
                                              )

SIGNED SEALED AND DELIVERED                   )
by the said MARGARET CONNOR                   )
in the presence of: -                         )
                                              )

SIGNED SEALED AND DELIVERED                   )
by WILLIAM DEREK TAVERNER                     )
as the lawful attorney for DAVID TAVERNOR     )
in the presence of: -                         )
                                              )

SIGNED by                                     )
for and on behalf of                          )
CHARLES RIVER EUROPE GMBH                     )
in the presence of:-                          )
                                              )

SIGNED by                                     )
for and on behalf of                          )
CHARLES RIVER LABORATORIES INC                )
in the presence of:-                          )
                                              )

                                   ANNEXURE A

MEMORANDUM AND ARTICLES OF ASSOCIATION OF:-

BIOLOGICAL LABORATORIES EUROPE LIMITED;

ENTOMOLOGY EUROPE LIMITED;

SAOTHARLANNA BITHEOLAIOCHA IDIRNAISUINTA TEORANTA

                                   ANNEXURE B

         AUDITED CONSOLIDATED ACCOUNTS OF BIOLOGICAL LABORATORIES EUROPE
                          LIMITED AT 31 JANUARY, 2002

                                   ANNEXURE C

                     BIOLOGICAL LABORATORIES EUROPE LIMITED

-------------------------------------------------------------------------------

Notes to the Consolidated financial Statements for the year ended 31 January,
2002

-------------------------------------------------------------------------------

1        ACCOUNTING POLICIES

1.1      ACCOUNTING CONVENTION

         The financial statements are prepared in accordance with generally accepted accounting principles under the historical cost convention which comply with financial reporting standards of the Accounting Standards Board.

1.2      GOODWILL

         Acquired goodwill is written off in equal annual instalments over its estimated useful economic life of 10 years.

1.3      DEPRECIATION OF TANGIBLE FIXED ASSETS

         Provision is made for depreciation on all tangible assets at rates calculated to write off the cost or valuation, less estimated residual value, of each asset over its expected useful life and to the periods intended to benefit from their use as follows:-

         Land and buildings                 -        2% Straight Line
         Equipment, Fixtures & Fittings     -        15% Reducing Balance
         Fixtures, fittings and equipment   -        15% Reducing Balance
         Motor vehicles                     -        20% Reducing Balance
         Office Equipment                   -        15% Reducing Balance

1.4      STOCK

         Stock is valued at the lower of cost and net realisable value. Cost comprises expenditure directly incurred in purchasing stocks. Net realisable value represents the estimated selling price less further costs expected to be incurred to disposal. No value is attributed to animal stocks bred in-house by the company.

1.5      FOREIGN CURRENCIES

         The financial statements are expressed in Irish Pounds (IR(pound)). Transactions in foreign currencies have been translated at the average rate of exchange for the year. Monetary assets and liabilities denominated in foreign currencies are translated at the rate ruling at the balance sheet date. Foreign exchange gains /losses arise primarily on sterling transactions and are dealt with through the Profit & Loss Account.

1.6      TAXATION

         The charge for taxation is based on the profits on ordinary activities for the year at the manufacturing rate of 10%.

1.7      GOVERNMENT GRANTS

         REVENUE GRANTS

         Revenue grants are credited to the profit and loss account of the period to which they relate. Any revenue grants received which are repayable are treated as deferred income in the accounts under note 24.

         CAPITAL GRANTS

         Capital grants once approved are included in the accounts of the period in which the capital expenditure occurred. Such grants are released to revenue over the period of the grant agreement to match the depreciation of the relevant capital asset.

1.8      LEASING AND HIRE PURCHASE COMMITMENTS

         Tangible fixed assets acquired under finance lease arrangements are capitalised at cost and are depreciated over their useful lives. The capital element of the related rental obligations is included in creditors and the interest element of the finance lease rentals is charged to the profit and loss account in such a manner as to give a constant rate of charge over a period of the lease.

         Operating lease rentals are charged to the profit and loss account as they are incurred.

1.9      TURNOVER

         Turnover comprises the invoice value of goods and services supplied by the Company, exclusive of Value Added Tax.

1.10     PENSIONS

         The Company made payments to a defined contribution pension fund on behalf of certain employees. Contributions are charged to the profit and loss account in the year in which they fall due.

1.11     TAXATION

         Full provision in respect of deferred taxation is made for all timing differences that have originated but not reversed by the balance sheet date. Deferred taxation is not recognised on permanent differences.